Exhibit 10.1
Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
CONFIDENTIAL EXECUTION COPY
Settlement and Patent License and Non-Assert Agreement
This Settlement and Patent License and Non-Assert Agreement (this “Agreement”) is entered into effective as of April 26, 2009 (the “Effective Date”) by and between Qualcomm Incorporated, a Delaware corporation (“Qualcomm”), and Broadcom Corporation, a California corporation (“Broadcom”).
Recitals
      A. The Parties have litigated and are litigating various disputes and wish to settle and dismiss with prejudice all such litigation, including Broadcom Corporation v. Qualcomm Incorporated (C.D. Cal., Case No. SACV05-0467-JVS-RNBx) (the “’467 Litigation”); Broadcom Corporation v. Qualcomm Incorporated (C.D. Cal., Case No. SACV05-0468-JVS-RNBx); Qualcomm Incorporated v. Broadcom Corporation (S.D. Cal., Case No. 05cv1958-B-BLM) (the “1958 Litigation”); Broadcom Corporation v. Qualcomm Incorporated (S.D. Cal., Case No. 08cv1607-WQH-LSP); Broadcom Corporation v. Qualcomm Incorporated (S.D. Cal., Case No. 08cv1829-WQH-LSP); In re Certain Baseband Processor Chips et seq. (Int’l Trade Comm’n, Investigation No. 337-TA-543); and Broadcom Corporation v. Qualcomm, Inc. et al. (Cal. Super. Ct., Case No. 07CC1249). In addition, as part of the Parties’ global settlement, Broadcom is willing to withdraw all complaints it has made to antitrust and competition law authorities worldwide.
     B. The Parties desire to grant certain rights to one another with respect to certain of their respective patents and patent applications, and Broadcom is willing to assign certain patents and patent applications to Qualcomm, for the consideration and on the terms and conditions set forth in this Agreement.
Agreement
Therefore, the Parties, intending to be legally bound, hereby agree as follows:
1. Headings and Definitions
All headings used in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any clause. Appendix 1 contains definitions of capitalized terms used in this Agreement.
2. Term
This Agreement is effective as of the Effective Date and will continue in full force and effect until every Patent has expired or been ruled, in a final and non-appealable judgment by a court of competent jurisdiction, to be completely (i.e., all claims of such Patent are) invalid.

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
Notwithstanding the foregoing, certain sections of, or rights or obligations set forth in, this Agreement may be terminated as set forth in Section 13 (Termination).
3. Payment
     3.1 Payments by Qualcomm to Broadcom. Subject to Section 3.3, Qualcomm shall make, or cause to be made on behalf of Qualcomm by a Qualcomm Subsidiary, non-refundable payments to Broadcom totaling eight hundred ninety-one million, two hundred thousand U.S. dollars (US$891,200,000) as follows:
(a)	on or before the fifth (5th) Business Day after the Effective Date, Qualcomm shall pay Broadcom a non-refundable payment of two hundred million U.S. dollars (US$200,000,000) (the “First Payment”); and

(b)	Qualcomm shall pay Broadcom six hundred ninety-one million, two hundred thousand U.S. dollars (US$691,200,000) in a series of sixteen (16) non-refundable quarterly payments of forty-three million, two hundred thousand U.S. dollars (US$43,200,000) each, which will be due and payable in accordance with the schedule set forth in Attachment H (each such payment, a “Quarterly Payment”).
Each payment will be made in U.S. dollars and by means of a wire transfer to the account designated by Broadcom in Attachment H, provided that Broadcom may update such account information for a particular payment upon written notice delivered to Qualcomm at least ten (10) Business Days before the due date of such payment.
     3.2 Payments Relating to U.S. Litigation. Notwithstanding anything to the contrary herein, Broadcom will have the right to retain all payments received by Broadcom from Qualcomm prior to February 20, 2009 (without any offset or credit by Qualcomm) relating to the U.S. Litigation (as defined in Section 4.1(a)), including all payments of royalties, damages, and costs. However, the payments described in Section 3.1 are in lieu of, and Broadcom hereby waives and releases any and all rights to receive, any payments that would have otherwise become payable by Qualcomm on or after February 20, 2009 (including any payment obligations that may have accrued before February 20, 2009 but are not payable until on or after February 20, 2009) relating to the U.S. Litigation. For avoidance of doubt, Broadcom hereby waives and releases any and all rights to receive any payments for the amounts in the bonds, escrows, and letters of credit Qualcomm has posted in the ’467 Litigation.
     3.3 Deductions
          (a) Payments by [**]. If permitted by [**] to do so, Broadcom shall promptly notify Qualcomm in writing if, in connection with the [**] by [**] in order to obtain rights under the [**] by and between Broadcom and [**] (the “[**] Agreement”) to any of Broadcom’s patents for [**] or an Affiliate of [**] pays any amounts to Broadcom (or any of Broadcom’s Subsidiaries) after the Effective Date under the [**] Agreement or any amendment thereto or replacement thereof. Such notice must specify the exact amounts that [**] or an Affiliate of [**] paid to Broadcom and its Subsidiaries (the “[**] Payment”). Broadcom represents and warrants that, as of the Effective Date, it has not received any payment from [**]

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request
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that, had it been received after the Effective Date, would have been the [**] Payment. If [**] requests reimbursement and Qualcomm reimburses [**] or an Affiliate of [**] for all or any portion of the [**] Payment (whether or not Broadcom has notified Qualcomm of such [**] Payment), and Qualcomm provides Broadcom with written notice of [**] request for such reimbursement (if permitted by [**] to do so) and written proof of such payment by Qualcomm within thirty (30) days after such payment, then Qualcomm will be entitled to deduct such reimbursed amounts in full from the next payment (or payments if the reimbursed amount exceeds the amount of the next payment) owed to Broadcom under Section 3.1 after Qualcomm has provided such proof of payment and, solely if permitted by [**] to do so, such notice.
     3.4 Taxes. Amounts payable by one Party to the other Party under this Agreement are payable in full to such other Party without deduction of, or reduction for, any taxes, duties, or imposts. If a Party is legally required to make any such withholding or deduction from any payment due to the other Party under this Agreement, the sum payable by such Party upon which such withholding or deduction is based shall be increased to the extent necessary to ensure that, after such withholding or deduction, the other Party receives a net amount equal to the amount the other Party would have received in the absence of such required withholding or deduction. Notwithstanding the preceding sentence, neither Party will be required to make additional payments under this Section 3.4 with respect to any amounts payable under this Agreement to a receiving Party if such receiving Party is not a United States person for U.S. federal income tax purposes, so long as the paying Party (a) cooperates with the receiving Party and takes any reasonable steps requested by the receiving Party to minimize or eliminate any such withholding taxes (including by committing to a specific entity as the paying entity) and (b) provides tax receipts evidencing the payments of any such withholding taxes. Each receiving Party further agrees to provide an IRS Form W-9 or an IRS Form W-8BEN, as applicable, to the appropriate paying Party. Each Party will be solely responsible for reporting and paying all taxes of any nature imposed by any Governmental Authority in any jurisdiction on such Party (or any of its Subsidiaries) as a result of the payments or transactions contemplated by this Agreement.
4. Dismissal of Litigation and Withdrawal of Complaints
     4.1 U.S. Litigation
          (a) The Parties shall promptly seek the dismissal, with prejudice, of all suits, actions, appeals, and other legal proceedings that are pending between them in any federal, state, local, or other court, tribunal, or administrative agency in the United States (collectively, the “U.S. Litigation”). Without limiting the generality of the foregoing, promptly after the execution and delivery of this Agreement (and in no event later than ten (10) days after the Effective Date), the Parties shall execute and file with each of the relevant courts, tribunals, or agencies any forms or pleadings necessary to dismiss with prejudice all U.S. Litigation. Forms and pleadings acceptable to both Parties for such dismissal are attached hereto as Attachment D; if the relevant court, tribunal, or agency requests or requires the Parties to modify such forms and pleadings, the Parties shall make such modifications. Each Party shall take all actions reasonably required in connection with the dismissal with prejudice of all U.S. Litigation promptly following the execution and delivery of this Agreement. Each Party agrees that it will not (and it will ensure that each of its Subsidiaries does not) cite or refer to any orders, rulings, judgments, or opinions arising from the U.S. Litigation, or any factual descriptions of the other Party’s

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conduct that such Party alleged to be wrongful in such Litigation (“Previously Alleged Conduct”), for any reason in any future Litigation in which the other Party (or any of its Subsidiaries) is a party, except solely (i) for citing or referring to legal principles or holdings directly relevant to the issues in such future Litigation and factual information directly relevant to the applicability of such legal principles or holdings in such future Litigation; or (ii) to the extent reasonably required to fully and properly respond to information requests from Governmental Authorities, valid subpoenas and as otherwise required by law. In no event shall a Party (or any of its Subsidiaries) cite or refer to Previously Alleged Conduct as evidence of intent, “pattern or practice”, or “unclean hands”.
          (b) Promptly after the execution and delivery of this Agreement by both Parties (and in no event later than ten (10) days after the Effective Date), the Parties shall sign and submit a joint motion to vacate the injunction and contempt rulings issued in the ’467 Litigation; however, Broadcom will have the right to retain all amounts paid to Broadcom in connection therewith prior to February 20, 2009. Each Party shall cooperate in taking any further steps that may be reasonably necessary to cause such motion to be granted. The Parties shall also agree to a joint stipulation and stipulated order (in the form attached hereto as Attachment E) reciting that this Agreement fully settles all claims arising from the patents-in-suit in the ’467 Litigation as well as all disputes arising from the injunction, vacating all damage awards and sanctions and attorneys’ fees unpaid as of February 20, 2009, and canceling all bonds, escrow agreements, and letters of credit; however, Broadcom will have the right to retain all amounts paid to Broadcom in connection therewith prior to February 20, 2009.
          (c) Notwithstanding the releases in Section 5 or anything else to the contrary herein, all protective orders issued in connection with the past and pending (as of the Effective Date) Litigation will remain in full force and effect. Promptly after the Effective Date, the Parties shall, and shall direct that all consultants, experts, counsel, and other persons acting on their behalf at any time during the pendency of such Litigation, return or destroy, no later than sixty (60) days after the Effective Date, all items containing information of the other Party provided during such Litigation and designated as confidential or protected under any protective order in such Litigation (“Protected Information”). In addition, each Party shall immediately cease using all devices, including prototypes, handsets, SURFs, and FFAs, provided by a Party to the other Party under any protective order in such Litigation and all such devices shall be returned to the producing Party within thirty (30) days after the Effective Date. For avoidance of doubt, the obligation to destroy all Protected Information extends to all items containing Protected Information, including all work product, pleadings, motion papers, legal memoranda, correspondence, emails, reports, declarations, transcripts, exhibits, and all copies thereof, with the exception of copies stored on back-up tapes or other disaster recovery media, in each case only to the extent of the Protected Information contained therein (and for the avoidance of doubt, redaction of the Protected Information from such items shall be deemed to satisfy such destruction requirement). With respect to Protected Information remaining in back-up tapes and other disaster storage media, neither Party nor its consultants, experts, counsel or other party acting on its behalf shall make copies of any such Protected Information available to any person for any purpose other than backup or disaster recovery unless compelled by law and, in that event, only after thirty (30) days prior written notice to the other Party or such shorter period as required by court order, subpoena, or applicable law. Within sixty (60) days after the Effective Date, each Party shall provide a statement in writing, and direct its consultants, experts, counsel

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and other persons acting on their behalf to provide a statement in writing (provided that a single statement will suffice for each law firm or other organization with which such persons are associated), stating that they have complied with this Section 4.1(c). It is agreed that neither Party shall be liable for the failure by its consultants, experts, counsel or other party acting on its behalf to comply with such Party’s direction to return or destroy the other Party’s Protected Information. Qualcomm agrees that it will share in the reimbursement of reasonable costs incurred by Broadcom’s outside counsel to destroy Qualcomm Protected Information, as follows: Broadcom shall pay [**] of such costs, after which Qualcomm shall pay the next [**] of such costs; thereafter, each Party will bear [**] of additional costs incurred, except that Broadcom’s total responsibility for such costs will not exceed [**]; and if the total costs exceed [**], Qualcomm will bear all such costs in excess of [**], provided that at Qualcomm’s written request, Broadcom will direct its counsel to cease further efforts to return or destroy Qualcomm Protected Information. Broadcom will direct its outside counsel to provide Qualcomm with information (not including attorney-client information) every fifteen (15) days, that summarizes all costs incurred and for which reimbursement is sought during the preceding fifteen (15) days. In the event of any conflict between the protective orders in the past and pending (as of the Effective Date) Litigation and the terms of this Section 4.1(c), as between the Parties (but without changing any requirements applicable to any Third Parties), the terms of this Section 4.1(c) will apply. If necessary to resolve any conflict between this Section 4.1(c) and protective orders in cases not referenced in Attachment D, the Parties agree to petition the relevant courts or agencies to amend such orders accordingly.
          (d) Promptly after the execution and delivery of this Agreement by both Parties (and in no event later than ten (10) days after the Effective Date), Broadcom shall submit a request for leave to withdraw from all further involvement in the 1958 Litigation in the following form: “In light of a global settlement of litigation reached between the parties, and in the interests of facilitating the development of healthy business relations between the parties on an ongoing basis, Broadcom respectfully requests leave to withdraw from further participation in these proceedings”.
     4.2 Competition Law Complaints and Proceedings
          (a) Promptly after the execution and delivery of this Agreement (and in no event later than ten (10) days after the Effective Date), each Party shall send a letter to each antitrust, competition law, or similar Governmental Authority anywhere in the world with whom such Party has filed an antitrust or competition law complaint against the other Party, including the complaints Broadcom has filed with the European Commission and the Korea Fair Trade Commission (“KFTC”), informing the Governmental Authority that the Parties have resolved their disputes with respect to the complaint, requesting that such Party’s complaint be withdrawn as permitted under applicable law, and informing the Governmental Authority that as a result such Party is no longer a party to any such continuing proceeding or investigation. Each Party shall promptly provide the other Party with a complete and accurate copy of each such letter. If Broadcom fails to send such a letter to the European Commission or the KFTC within ten (10) days after the Effective Date, Qualcomm may disclose the contents of this Section 4.2(a) to the European Commission or the KFTC, as the case may be. In the event that a Governmental Authority with whom a Party has filed an antitrust or competition law complaint requires

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request
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additional procedures to withdraw such complaint, such Party will promptly follow such additional procedures as required by such Government Authority to withdraw the complaint.
          (b) The Parties hereby stipulate that the terms of this Agreement, and the consideration exchanged under this Agreement, constitute a full settlement of claims asserted by each Party including claims that each Party has made, or could have made, with respect to any of the other Party’s practices (including the terms and conditions of the other Party’s sales or license agreements) that such Party has previously alleged or could have alleged were unfair, anticompetitive, or in violation of any laws or regulations, including antitrust or competition laws or regulations, or in violation of any obligations arising from participation in, or violation of any rules relevant to, any standards-setting organizations, including ARIB, ETSI, IEEE, JVT, and TIA.
          (c) Each Party shall not make (and shall ensure that none of its Subsidiaries makes, and shall not authorize or direct any of its or its Subsidiaries’ attorneys, agents, or representatives to make on its or its Subsidiaries’ behalf) any formal or informal statement or representation to the European Commission, the KFTC, or any court or other Governmental Authority responsible for antitrust or competition law matters, that is inconsistent with the stipulation set forth in Section 4.2(b) above. Each Party agrees that it shall not (and shall ensure that each of its Subsidiaries does not) assert any claim or complaint against the other Party or any of its Subsidiaries, or Support any Third Party in asserting any claim or complaint against the other Party or any of its Subsidiaries, in Litigation to the extent based in whole or in part on (i) allegations that are inconsistent with the stipulations set forth in Section 4.2(b) above, or (ii) any alleged violations by the other Party or any of its Subsidiaries of any antitrust, competition law, or similar laws or regulations, or of any patent licensing obligations arising from participation in, or rules of, standards-setting organizations including ARIB, ETSI, IEEE, JVT, and TIA, to the extent that such alleged violations arise from any conduct or practices for (a) the licensing of its patents engaged in before the Effective Date, including the terms and conditions of Qualcomm’s existing patent license agreements for products, components, or equipment that implement WWAN Interfaces and/or the MediaFLO Broadcast Standards (the “Existing Licensing Practices”) or (b) the sale of its products or services or licensing of software products that the other Party or any of its Subsidiaries engaged in before the Effective Date as reflected in the other Party’s agreements entered into prior to the Effective Date relating to the sales or licensing of its products or services (the “Existing Sales Practices”) (the Existing Licensing Practices and the Existing Sales Practices are collectively referred to as the “Conduct/Practices”). Furthermore, to the extent that a Party or its Subsidiaries engage, at any time after the Effective Date, in the same or substantially the same patent licensing conduct or patent licensing practices as the Existing Licensing Practices such Party or its Subsidiaries generally engaged in as of the Effective Date, such future patent licensing conduct or patent licensing practices will also be considered Conduct/Practices (including, with respect to Qualcomm, entering into new agreements or amendments to existing agreements (e.g., to license additional patents, standards, or products) that contain the same or substantially similar terms and conditions as Qualcomm’s existing forms of WWAN and MediaFLO patent license agreements), and the other Party agrees that it shall not (and shall ensure that each of its Subsidiaries does not) assert any claim or complaint alleging violations of antitrust, competition law, or similar laws or regulations, or of any patent licensing obligations of standards-setting organizations, against the other Party or any of its Subsidiaries, or Support any Third Party in

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asserting any such claim or complaint against the other Party or any of its Subsidiaries, in Litigation to the extent based in whole or in part on such future patent licensing conduct or patent licensing practices. However, the foregoing shall not be construed as restricting either Party from pursuing claims against the other Party for future violations by the other Party of laws, regulations, obligations, or rules of standards-setting organizations including ARIB, ETSI, IEEE, JVT, and TIA that do not arise from such Conduct/Practices (for example, without limitation, a claim could be made based on the failure of a Party after the Effective Date to make required disclosures to standards-setting organizations of Essential Patent Claims in connection with proposals for new or revised standards) or for conduct or practices that are different from the Conduct/Practices. In addition, to the extent that a Party or its Subsidiaries, during a period of four (4) years after the Effective Date, engages in the same or substantially the same conduct or practices as the Existing Sales Practices, then the other Party agrees that it shall not (and shall ensure that each of its Subsidiaries does not) assert any claim or complaint alleging that such conduct or practices conducted during such four (4) year period is a violation of antitrust, competition law, or similar laws or regulations against the other Party or any of its Subsidiaries, or Support any Third Party in asserting any such claim or complaint against the other Party or any of its Subsidiaries, in Litigation. Nothing in this Section 4.2(c) shall preclude or restrict either Party from (1) fully and properly responding to information requests from Governmental Authorities, valid subpoenas and as otherwise required by law; or (2) complying with existing obligations under agreements with Third Parties to pay or contribute to costs for joint activities undertaken prior to the Effective Date expected to be paid within ninety (90) days after the Effective Date (subject to resolving any disputes with regard to amounts that may be charged).
          (d) Notwithstanding the foregoing or the release granted by each Party in Section 5, if a Governmental Authority orders or otherwise requires a Party (and such order becomes final and binding following all available avenues of review or appeal or otherwise goes into effect), or the Government Authority and such Party enter into a settlement, consent decree, or similar agreement (in this paragraph, such order, requirement, settlement, consent decree, or agreement will be referred to as an “order”), to change its sales or licensing terms, conditions, prices, or practices in a manner that applies to all suppliers of Components (or other class or type of Persons that includes the other Party) based on findings that such Party (“Subject Party”) has violated (i) antitrust, competition, or similar laws or regulations or (ii) obligations arising from participation in, or rules relevant to, any standards-setting organization, then the other Party will not be precluded from entitlement to any benefits of such order by virtue of this Agreement (other than any monetary payments from such Party to such other Party, which such other Party would not be entitled to seek). However, this paragraph shall not be construed as conferring on such other Party any private right of action against the Subject Party based on any such findings, and to the extent that such other Party may have otherwise had any such private right of action, such other Party agrees that such private right of action is released under Section 5. However, the preceding sentence does not preclude such other Party from pursuing any private right of action against the Subject Party (and Section 5 does not release the Subject Party from any claim or liability) with respect to any failure by the Subject Party to comply with any such order of a Governmental Authority to change its sales or licensing terms, conditions, prices, or practices, to the extent impacting the other Party.
     4.3 Oppositions. At any time after the Effective Date, neither Party shall participate in, and within thirty (30) days after the Effective Date each Party shall withdraw from, any

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interference, re-examination, opposition, or other proceeding, in each case that is currently pending, in which ownership, validity, scope, priority date, and/or enforceability of a patent or patent application of the other Party is being challenged; however, such withdrawal will not limit the Party’s ability to challenge the validity of the patent later, if such patent is Asserted against such Party.
5. Mutual Releases
     5.1 Releases by Qualcomm
          (a) Releases to Broadcom. Effective upon Broadcom’s receipt of the First Payment, Qualcomm, on behalf of itself, its Subsidiaries, and each of their past, present, and future employees, officers, directors, shareholders, agents, administrators, insurers, and attorneys (all of the foregoing being referred to in this paragraph as “Qualcomm Releasors”), to the fullest extent permitted by law, hereby releases, acquits, and forever discharges Broadcom and its current Subsidiaries (i.e., its Subsidiaries as of the Effective Date), and each of their past, present, and future employees, officers, directors, agents, administrators, insurers, and attorneys in their capacity as such (all of the foregoing referred to in this paragraph as “Broadcom Releasees”) from, and covenants not to sue upon, all claims, suits, demands, causes of action, judgments, losses, and liabilities of any nature (including patent infringement claims), known or unknown, that any of the Qualcomm Releasors has or may have against any of the Broadcom Releasees as of the Effective Date. This includes a release for claims based on acts or events of trade secret misappropriation unknown to Qualcomm as of the Effective Date, but not trade secret misappropriation claims based on use or disclosure after the Effective Date of trade secret information or materials (if any) obtained before the Effective Date. For avoidance of doubt, nothing in this Section 5.1 is intended to or shall release the Broadcom Releasees from any obligations under this Agreement, and nothing in this Section 5.1(a) is intended to or shall release any claims or causes of action (including claims of patent infringement) that any of the Qualcomm Releasors may have against Third Parties (other than past, present, and future employees, officers, directors, agents, administrators, insurers, and attorneys of Broadcom and its Subsidiaries in their capacity as such), including Broadcom Customers.
          (b) Releases to Broadcom Contractors, Distributors, and Customers. Effective upon Broadcom’s receipt of the First Payment, Qualcomm, on behalf of itself and each of the Qualcomm Releasors, to the fullest extent permitted by law, hereby releases, acquits, and forever discharges Broadcom’s and its current Subsidiaries’ (i.e., its Subsidiaries as of the Effective Date) Contractors (solely for manufacturing, packaging, assembly, and testing of Broadcom Components), Distributors, and direct and indirect customers of Broadcom Components from and against any and all claims, known and unknown, for infringement of Qualcomm Patents (whether direct or indirect) by the manufacture, use, sale, offer for sale, or import of such Broadcom Components prior to the Effective Date, but solely to the extent that such infringing or allegedly infringing activity would have been covered by the covenants in Section 7.1(a) or, with respect to Contractors and Distributors, would have been subject to the covenant in Section 6.1(a), in each case if such activity had occurred on or after the Effective Date. Except as expressly released in this Section 5.1(b), Qualcomm reserves, on behalf of itself and the other Qualcomm Releasors, the right to Assert claims of patent infringement against Broadcom Customers based on products (including Broadcom

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Components) or services made, used, imported, offered for sale, sold, or provided on or before the Effective Date.
     5.2 Releases by Broadcom
          (a) Releases to Qualcomm. Effective upon Broadcom’s receipt of the First Payment, Broadcom, on behalf of itself, its Subsidiaries, and each of their past, present, and future employees, officers, directors, shareholders, agents, administrators, insurers, and attorneys (all of the foregoing being referred to in this paragraph as “Broadcom Releasors”), to the fullest extent permitted by law, hereby releases, acquits, and forever discharges Qualcomm and its current Subsidiaries (i.e., its Subsidiaries as of the Effective Date), and each of their past, present, and future employees, officers, directors, agents, administrators, insurers, and attorneys in their capacity as such (all of the foregoing referred to in this paragraph as “Qualcomm Releasees”) from, and covenants not to sue upon, all claims, suits, demands, causes of action, judgments, losses, and liabilities of any nature (including patent infringement claims), known or unknown, that any of the Broadcom Releasors has or may have against any of the Qualcomm Releasees as of the Effective Date. This includes a release for claims based on acts or events of trade secret misappropriation unknown to Broadcom as of the Effective Date, but not trade secret misappropriation claims based on use or disclosure after the Effective Date of trade secret information or materials (if any) obtained before the Effective Date. For avoidance of doubt, nothing in this Section 5.2 is intended to or shall release the Qualcomm Releasees from any obligations under this Agreement, and nothing in this Section 5.2(a) is intended to or shall release any claims or causes of action (including claims of patent infringement) that any of the Broadcom Releasors may have against Third Parties (other than past, present, and future employees, officers, directors, agents, administrators, insurers, and attorneys of Qualcomm and its Subsidiaries in their capacity as such), including Qualcomm Customers.
          (b) Releases to Qualcomm Contractors, Distributors, and Customers. Effective upon Broadcom’s receipt of the First Payment, Broadcom, on behalf of itself and each of the Broadcom Releasors, to the fullest extent permitted by law, hereby releases, acquits, and forever discharges Qualcomm’s and its current Subsidiaries’ (i.e., its Subsidiaries as of the Effective Date) Contractors (solely for manufacturing, packaging, assembly, and testing of Qualcomm Components), Distributors, and direct and indirect customers of Qualcomm Components from and against any and all claims, known and unknown, for infringement of Broadcom Patents (whether direct or indirect) by the manufacture, use, sale, offer for sale, or import of such Qualcomm Components prior to the Effective Date, but solely to the extent that such infringing or allegedly infringing activity would have been covered by the covenants in Section 7.2(a), the license in Section 7.3(a) (but solely with respect to claims for infringement of the Broadcom Patents-in-Suit), or the license in Section 7.3(b) (but solely with respect to claims for infringement of the Listed Patent Claims), or with respect to Contractors and Distributors, would have been subject to the covenant in Section 6.2(a), in each case if such activity had occurred on or after the Effective Date. Except as expressly released in this Section 5.2(b), Broadcom reserves, on behalf of itself and the other Broadcom Releasors, the right to Assert claims of patent infringement against Qualcomm Customers based on products (including Qualcomm Components) or services made, used, imported, offered for sale, sold, or provided on or before the Effective Date.

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request
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     5.3 Antitrust Claims. For avoidance of doubt, the releases in Sections 5.1(a) and 5.2(a) cover any and all claims that each Party has or may have against the other Party as of the Effective Date of violation of antitrust, competition, or similar laws or regulations in any jurisdiction, or claims of violation of commitments or obligations (including commitments or obligations to license on RAND or FRAND terms) arising from or relating to participation in, or the rules of, standards-setting organizations, including ARIB, ETSI, IEEE, JVT, and TIA, based on any of either Party’s (or its Subsidiaries’) sales or licensing terms or conditions, prices, product designs, or sales, marketing, or other practices that existed prior to or as of the Effective Date.
     5.4 California Civil Code Section 1542. Each Party acknowledges that it has consulted with legal counsel regarding the import of Section 1542 of the California Civil Code, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
With respect to the releases set forth in this Section 5, each Party, for itself and for its legal successors and assigns, hereby expressly, knowingly, and intentionally waives any benefit or rights it may have under Section 1542 of the California Civil Code, as well as under any other statute or common law principles of similar effect. Each Party acknowledges that it has received independent legal advice from its attorneys with respect to the waiver of the provisions of Section 1542 of the California Civil Code, and any other statute or common law principles of similar effect, and each Party acknowledges that its waiver is a material inducement and consideration for the other Party’s execution of this Agreement. The Parties further agree that the releases set forth in this Agreement may not be terminated or rescinded because of any later discovery by either Party of different or additional facts or of any unknown or unsuspected past claims.
6. Covenants Between Parties not to Assert Patent Infringement Claims
     6.1 Covenants by Qualcomm
          (a) Subject to Sections 7.9(a) and 7.9(b), Qualcomm hereby covenants that it will not, and it will ensure that each of its Subsidiaries does not, Assert any claim of infringement (whether direct or indirect) of a Qualcomm Patent against:
(i)	Broadcom, or any of Broadcom’s Subsidiaries, for [**] (subject to Section 6.1(d)) any Broadcom Component (or for performing any method, procedure, or process in the course of doing any of the foregoing);

(ii)	Broadcom’s and its Subsidiaries’ Contractors solely for [**] Broadcom Components for, and [**] (subject to Section 6.1(d)) Broadcom Components to, Broadcom and its Subsidiaries or for assisting Broadcom or its Subsidiaries with [**] of Broadcom

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
Components on behalf of Broadcom or its Subsidiaries (it being understood that nothing herein prevents Qualcomm or any of its Subsidiaries from Asserting claims of infringement of Qualcomm Patents against such Contractors for [**] Components for or [**] Components to any Third Party or undertaking other activities (e.g., [**] Components) on behalf of Third Parties); or

(iii)	Broadcom’s and its Subsidiaries’ Distributors of Broadcom Components for [**] (in each case subject to Section 6.1(d)) any Broadcom Components [**]. Broadcom’s and its Subsidiaries’ Contractors and Distributors are intended third-party beneficiaries of this Section 6.1(a) to the extent covered by the above covenant.
          (b) Subject to Sections 7.9(a) and 7.9(b), Qualcomm hereby covenants that it will not, and it will ensure that each of its Subsidiaries does not, Assert any claim of infringement (whether direct or indirect) of a Qualcomm Patent against Broadcom, or any of Broadcom’s Subsidiaries, for [**] (subject to Section 6.1(d)) any Broadcom Covenant Product (or for performing any method, procedure, or process in the course of doing any of the foregoing). For purposes of this Section 6.1, “Broadcom Covenant Products” means products (other than Broadcom Components) of Broadcom or its Subsidiaries (including software products and services offerings) that (x) are based on designs acquired by Broadcom or any of its Subsidiaries from a Third Party, where after such acquisition Broadcom and/or any of its Subsidiaries has the right to offer such product for sale (or other disposition) to Third Parties generally and not just to the Third Party that sold the designs for such product to Broadcom or its Subsidiary, or (y) are designed by or for Broadcom or any of its Subsidiaries based primarily on specifications provided by Broadcom or any of its Subsidiaries (provided that such products may include portions acquired or licensed from Third Parties or portions developed by Broadcom or any of its Subsidiaries specifically for a customer pursuant to specifications or requirements provided by such customer), including Location Based Services of Broadcom or its Subsidiaries to the extent meeting the foregoing requirements; provided, however, that the term “Broadcom Covenant Products” excludes (1) any Devices, including Wireless Handheld Devices, Fixed Wireless Terminals, and Equipment; (2) End User Cards; and (3) interferometric MEMS displays.
          (c) The foregoing covenants in Sections 6.1(a) and 6.1(b) are limited to (i) the jurisdictions where Broadcom and its Subsidiaries and their respective Contractors and Distributors perform acts (including acts constituting indirect patent infringement) or in which Qualcomm or a Subsidiary of Qualcomm otherwise could (but for such covenants), or actually does, Assert any claim of infringement of a Qualcomm Patent against Broadcom, a Subsidiary of Broadcom, or any of their respective Contractors or Distributors to the extent covered by such covenants, and (ii) the Qualcomm Patents granted in such jurisdictions or for which a claim could (but for such covenants) be brought in such jurisdictions. Qualcomm does not covenant in this Section 6.1 that it will not Assert (and, therefore, subject to Section 7, Qualcomm and its Subsidiaries are free to Assert) claims of infringement of Qualcomm Patents against any Third Party (other than Broadcom’s and its Subsidiaries’ Contractors and Distributors as set forth above), including Broadcom Customers, for using, importing, offering to sell, or reselling Broadcom Components or Broadcom Covenant Products in any manner, including in

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
combination with other products (such as, without limitation, incorporation of Broadcom Components or Broadcom Covenant Products into other products), and the covenants in this Section 6.1 do not and are not intended to give any consent, authorization, immunity from suit, or other right with respect to any such activity by such Third Parties.
          (d) Each of the covenants not to Assert granted by Qualcomm and its Subsidiaries in Section 6.1(a) and/or 6.1(b) to Broadcom, any of Broadcom’s Subsidiaries, or any of their respective Contractors or Distributors for Selling Non-Exhaustive Products to Broadcom, a Subsidiary of Broadcom, or a Third Party is also subject to the condition that no Third Party asserts any Exhaustion Claim based on such covenant with respect to such Non-Exhaustive Products sold by or to such Third Party. If Qualcomm becomes aware that a Third Party has made an Exhaustion Claim, Qualcomm shall notify Broadcom; the notice must reference this Section 6.1(d) and identify the particular Non-Exhaustive Products (if known) to which the Exhaustion Claim applies. Upon such notification, the applicable covenants in Sections 6.1(a) and 6.1(b) will be terminated as of the date the Third Party first asserted the Exhaustion Claims with respect to sales or other dispositions of the Non-Exhaustive Products by or to the Third Party. If the Third Party withdraws all of the Exhaustion Claims it has asserted within thirty (30) days after it received a written request from Qualcomm to withdraw such claims, the applicable covenants in Sections 6.1(a) and 6.1(b) will be reinstated, as of the date the Third Party first asserted the Exhaustion Claims, with respect to sales or other dispositions of the Non-Exhaustive Products by or to the Third Party. If the condition is not satisfied and therefore any of the covenants in Section 6.1(a) or 6.1(b) is not in effect for sales or other dispositions of such Non-Exhaustive Products by or to the Third Party, then [**] until (x) all of the Exhaustion Claims are dismissed or otherwise no longer pending and have not resulted in a Final Judgment or (y) there is a Final Judgment. If all of the Exhaustion Claims are dismissed or are otherwise no longer pending and have not resulted in a Final Judgment, then the applicable covenants will be reinstated, as of the date the Third Party first asserted the Exhaustion Claims, with respect to sales or other dispositions of Non-Exhaustive Products by or to the Third Party. If, however, at any time there is a Final Judgment in a particular jurisdiction as set forth in [**]. If, at any time, Qualcomm or any of its Subsidiaries makes an Assertion that would not be permitted under Section 6.1(a) or 6.1(b) if all of the conditions for such covenants under this Section 6.1(d) had been fully satisfied, then [**].
     6.2 Covenant by Broadcom
          (a) Subject to Sections 7.9(a) and 7.9(b), Broadcom hereby covenants that it will not, and it will ensure that each of its Subsidiaries does not, Assert any claim of infringement (whether direct or indirect) of a Broadcom Patent against:
(i)	Qualcomm, or any of Qualcomm’s Subsidiaries, for [**] (subject to Section 6.2(d)) any Qualcomm Component (or for performing any method, procedure, or process in the course of doing any of the foregoing);

(ii)	Qualcomm’s and its Subsidiaries’ Contractors solely for [**] Qualcomm Components for, and [**] (subject to Section 6.2(d)) Qualcomm Components to, Qualcomm and its Subsidiaries or for assisting Qualcomm or its Subsidiaries with [**] of Qualcomm

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
Components on behalf of Qualcomm or its Subsidiaries (it being understood that nothing herein prevents Broadcom or any of its Subsidiaries from Asserting claims of infringement of Broadcom Patents against such Contractors for [**] Components for or [**] Components to any Third Party or undertaking other activities (e.g., [**] Components) on behalf of Third Parties); or

(iii)	Qualcomm’s and its Subsidiaries’ Distributors of Qualcomm Components for [**] (in each case subject to Section 6.2(d)) any Qualcomm Components [**]. Qualcomm’s and its Subsidiaries’ Contractors and Distributors are intended third-party beneficiaries of this Section 6.2(a) to the extent covered by the above covenant.
          (b) Subject to Sections 7.9(a) and 7.9(b), Broadcom hereby covenants that it will not, and it will ensure that each of its Subsidiaries does not, Assert any claim of infringement (whether direct or indirect) of a Broadcom Patent against Qualcomm, or any of Qualcomm’s Subsidiaries, for [**] (subject to Section 6.2(d)) any Qualcomm Covenant Product (or for performing any method, procedure, or process in the course of doing any of the foregoing). For purposes of this Section 6.2, “Qualcomm Covenant Products” means products (other than Qualcomm Components) of Qualcomm or any of its Subsidiaries (including software products and services offerings) that are (x) based on designs acquired by Qualcomm or any of its Subsidiaries from a Third Party, where after such acquisition Qualcomm and/or any of its Subsidiaries has the right to offer such product for sale (or other disposition) to Third Parties generally and not just to the Third Party that sold the designs for such product to Qualcomm or its Subsidiary, or (y) designed by or for Qualcomm or any of its Subsidiaries based primarily on specifications provided by Qualcomm or any of its Subsidiaries (provided that such products may include portions acquired or licensed from Third Parties or portions developed by Qualcomm or any of its Subsidiaries specifically for a customer pursuant to specifications or requirements provided by such customer) (including the following software and service offerings: BREW, BREW Mobile Platform, MediaFLO, Plaza, Xiam, Firethorn, Yagatta, and QChat, each to the extent meeting the foregoing requirements); provided, however, that the term “Qualcomm Covenant Products” excludes (with the exception below) (1) any Devices, including Wireless Handheld Devices, Fixed Wireless Terminals, and Equipment; and (2) End User Cards. Notwithstanding the preceding sentence, the term “Qualcomm Covenant Products” does include those units of Qualcomm products that are (i) Devices or End User Cards that are sold or otherwise provided to a Governmental Authority, (ii) Devices that are designed and sold or otherwise provided for use as part of a vehicle telematics, fleet management, or asset tracking system and/or applications operated by the Qualcomm QES division (but solely for purposes of this clause (ii), only up to a combined total of [**] units of such Devices and End User Cards per year), or (iii) (a) End User MediaFLO Cards, but solely to the extent claims of infringement of Broadcom Patents would have been barred by the patent exhaustion doctrine (based on principles of patent exhaustion under U.S. law, except that exhaustion would be deemed to occur worldwide regardless of where the sale was made) if Broadcom had granted Qualcomm (or the relevant Qualcomm Subsidiary) a worldwide exhaustive license under the Broadcom Patents to sell the Eligible Qualcomm Component that implements any portion of any MediaFLO Broadcast Standard in such End User MediaFLO Cards, and (b) Devices that are capable of receiving wireless broadcast transmissions substantially in accordance with any MediaFLO

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
Broadcast Standard and do not implement any WWAN Interface (but only up to [**] units of such Devices per year).
          (c) The foregoing covenants in Sections 6.2(a) and 6.2(b) are limited to (i) the jurisdictions where Qualcomm and its Subsidiaries and their respective Contractors and Distributors perform acts (including acts constituting indirect patent infringement) or in which Broadcom or a Subsidiary of Broadcom otherwise could (but for such covenants), or actually does, Assert any claim of infringement of a Broadcom Patent against Qualcomm, a Subsidiary of Qualcomm, or any of their respective Contractors or Distributors to the extent covered by such covenants, and (ii) the Broadcom Patents granted in such jurisdictions or for which a claim could (but for such covenants) be brought in such jurisdictions. Broadcom does not covenant in this Section 6.2 that it will not Assert (and, therefore, subject to Section 7, Broadcom and its Subsidiaries are free to Assert) claims of infringement of Broadcom Patents against any Third Party (other than Qualcomm’s and its Subsidiaries’ Contractors and Distributors as set forth above), including Qualcomm Customers, for using, importing, offering to sell, or reselling Qualcomm Components or Qualcomm Covenant Products in any manner, including in combination with other products (such as, without limitation, incorporation of Qualcomm Components or Qualcomm Covenant Products into other products), and the covenants in this Section 6.2 do not and are not intended to give any consent, authorization, immunity from suit, or other right with respect to any such activity by such Third Parties.
          (d) Each of the covenants not to Assert granted by Broadcom and its Subsidiaries in Section 6.2(a) and/or 6.2(b) to Qualcomm, any of Qualcomm’s Subsidiaries, or any of their respective Contractors or Distributors for Selling Non-Exhaustive Products to Qualcomm, a Subsidiary of Qualcomm, or a Third Party is also subject to the condition that no Third Party asserts any Exhaustion Claim based on such covenant with respect to such Non-Exhaustive Products sold by or to such Third Party. If Broadcom becomes aware that a Third Party has made an Exhaustion Claim, Broadcom shall notify Qualcomm; the notice must reference this Section 6.2(d) and identify the particular Non-Exhaustive Products (if known) to which the Exhaustion Claim applies. Upon such notification, the applicable covenants in Sections 6.2(a) and 6.2(b) will be terminated as of the date the Third Party first asserted the Exhaustion Claims with respect to sales or other dispositions of the Non-Exhaustive Products by or to the Third Party. If the Third Party withdraws all of the Exhaustion Claims it has asserted within thirty (30) days after it received a written request from Broadcom to withdraw such claims, the applicable covenants in Sections 6.2(a) and 6.2(b) will be reinstated, as of the date the Third Party first asserted the Exhaustion Claims, with respect to sales or other dispositions of the Non-Exhaustive Products by or to the Third Party. If the condition is not satisfied and therefore any of the covenants in Section 6.2(a) or 6.2(b) is not in effect for sales or other dispositions of such Non-Exhaustive Products by or to the Third Party, then [**] will apply until (x) all of the Exhaustion Claims are dismissed or otherwise no longer pending and have not resulted in a Final Judgment or (y) there is a Final Judgment. If all of the Exhaustion Claims are dismissed or are otherwise no longer pending and have not resulted in a Final Judgment, then the applicable covenants will be reinstated, as of the date the Third Party first asserted the Exhaustion Claims, with respect to sales or other dispositions of Non-Exhaustive Products by or to the Third Party. If, however, at any time there is a Final Judgment in a particular jurisdiction as set forth in [**] then [**] will apply and the [**] will continue to apply during the periods of time in which [**]. If, at any time, Broadcom or any of its Subsidiaries makes an Assertion that would not be

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
permitted under Section 6.2(a) or 6.2(b) if all of the conditions for such covenants under this Section 6.2(d) had been fully satisfied, then [**] will apply.
     6.3 Four-Year Standstill Covenant. Subject to Sections 7.9(a) and 7.9(b), in addition to, and without in any way limiting the non-Assert covenants or licenses set forth in this Agreement, each Party agrees that it will not Assert (and will ensure that none of its Subsidiaries Asserts) any claim of Patent infringement (whether direct or indirect) in Litigation against the other Party or any of the other Party’s Subsidiaries for a period of four (4) years after the Effective Date (the “Four-Year Standstill Period”); provided that this standstill covenant will not prevent either Party, in Patent infringement Litigation initiated after the expiration of the Four-Year Standstill Period, from seeking past damages based on alleged Patent infringement during the Four-Year Standstill Period (to the extent that such Party has the right to make such an Assertion after the expiration of the Four-Year Standstill Period notwithstanding the other provisions of this Agreement). However, the above standstill covenant will in each case be limited to: (x) the territory of the jurisdictions where acts covered by this standstill covenant are actually performed by a Party or a Subsidiary of a Party (including acts constituting indirect patent infringement) or where a Party or a Subsidiary of a Party attempts to Assert patent infringement claims against the other Party (or a Subsidiary of the other Party) based on an act covered by this standstill covenant; and (y) the Broadcom Patents or Qualcomm Patents (as the case may be) granted in such jurisdictions. In addition, this standstill covenant will not apply to, or preclude Assertions based on, (a) the making, using, importing, or Selling by Broadcom (or a Subsidiary of Broadcom) of (1) any Devices, including Wireless Handheld Devices, Fixed Wireless Terminals, and Equipment; (2) End User Cards; or (3) interferometric MEMS displays, or (b) the making, using, importing, or Selling by Qualcomm (or a Subsidiary of Qualcomm) of (1) any Devices, including Wireless Handheld Devices, Fixed Wireless Terminals, and Equipment; or (2) End User Cards, except that this standstill covenant will apply to, and will preclude Assertions against Qualcomm or any of its Subsidiaries based upon, the making, using, importing, or Selling by Qualcomm or any of its Subsidiaries of those units of Devices or End User Cards that (i) are sold or otherwise provided to a Governmental Authority, (ii) are designed and sold or otherwise provided for use as part of a vehicle telematics, fleet management, or asset tracking system and/or applications operated by the Qualcomm QES division (but solely for purposes of this clause (ii), only up to [**] units of such Devices or End User Cards per year), or (iii) (a) are Devices that are capable of receiving wireless broadcast transmissions substantially in accordance with any MediaFLO Broadcast Standard and do not implement any WWAN Interface, and (b) are End User MediaFLO Cards. The Devices and End User Cards of Qualcomm and its Subsidiaries that are protected under this standstill covenant are referred to herein as “Qualcomm Protected Devices”.
7. Additional Covenants and Related Provisions
     7.1 Broadcom Protected Products
          (a) Eligible Broadcom Components Incorporated into Devices or End User Cards. [**] Eligible Broadcom Component into a Device or End User Card, if such Eligible Broadcom Component qualifies as a Broadcom Protected Product when incorporated into such Device or End User Card, and subject to Section 7.1(b) below, Qualcomm hereby irrevocably covenants that it will not, and it will ensure that each of its Subsidiaries does not,

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
Assert against any Third Party any claim of infringement (whether direct or indirect) of a Qualcomm Patent for making, having made, using, importing, or Selling the Broadcom Protected Product that was incorporated into such Device or End User Card (or for performing any method, procedure, or process in the course of doing any of the foregoing).
          (b) Application of the Section 7.1(a) Covenant
               (i) With respect to each Broadcom Protected Product that is a Broadcom Evolution Component, the covenant not to Assert in Section 7.1(a) applies only to Covered Broadcom Functionality in such Broadcom Evolution Component.
               (ii) For clarification and not by way of limitation, the covenant not to Assert in Section 7.1(a) applies to [**] who supplied any such Broadcom Protected Product (e.g., as part of a Module), but only [**] a Device or End User Card.
               (iii) With respect to each Third Party, the covenant not to Assert in Section 7.1(a) will apply with respect to (and only with respect to) claims of patent infringement that would have been barred by the patent exhaustion doctrine (based on principles of patent exhaustion under U.S. law, except that exhaustion would be deemed to occur worldwide regardless of where the sale was made) if Qualcomm had granted Broadcom (or the relevant Broadcom Subsidiary) a worldwide exhaustive license under the Qualcomm Patents to sell the Eligible Broadcom Components that are incorporated into the Device or End User Card (“Qualcomm Covered Claims”). [**] for a Broadcom Protected Product [**] incorporated into a Device or End User Card, neither Qualcomm nor any of its Subsidiaries will [**] for that Broadcom Protected Product [**] for Qualcomm Covered Claims.
               (iv) For purposes of determining the functionality covered under the covenant not to Assert in Section 7.1(a) above for a Broadcom Protected Product implementing [**], the functionality implementing [**] in such Broadcom Protected Product will not be covered by the covenant not to Assert in Section 7.1(a), but this paragraph (iv) shall not be construed as limiting the covenant not to Assert in Section 7.1(a) with respect to any other functionality in such Broadcom Protected Product.
          (c) [**]. Subject to Sections 7.9(a) and 7.9(b), [**], Qualcomm will not, and it will ensure that each of its Subsidiaries does not, Assert any claim of infringement (whether direct or indirect) of a Qualcomm Patent against any Distributor or [**] of such Eligible Broadcom Component with respect to that Eligible Broadcom Component; provided, however, that:
(i)	nothing in this Section 7.1(c) authorizes any sale, use, or distribution of any Eligible Broadcom Component and this Section 7.1(c) does not prevent any damages for patent infringement from accruing [**];

(ii)	with respect to each Eligible Broadcom Component that is a Broadcom Evolution Component, this Section 7.1(c) applies only to Covered Broadcom Functionality in such Broadcom Evolution Component;

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
(iii)	with respect to each Distributor and [**], this Section 7.1(c) will apply only [**] and with respect to (and only with respect to) claims of patent infringement that would have been barred by the patent exhaustion doctrine (based on principles of patent exhaustion under U.S. law, except that exhaustion would be deemed to occur worldwide regardless of where the sale was made) if Qualcomm had granted Broadcom (or the relevant Broadcom Subsidiary) a worldwide exhaustive license under the Qualcomm Patents to sell the Eligible Broadcom Component; and

(iv)	this Section 7.1(c) will not apply to Eligible Broadcom Components incorporated into Embedded WWAN Modules sold or offered for sale by a Third Party, but the criterion in this clause (iv) only excludes those units of such Eligible Broadcom Components that are incorporated into such Embedded WWAN Modules.
[**], nothing in this Section 7.1(c) will prevent Qualcomm or any of its Subsidiaries from Asserting claims of infringement of any Qualcomm Patents against any Third Party with respect to such units of that Eligible Broadcom Component.
          (d) Third Party Beneficiaries. Any Third Party granted a covenant pursuant to this Section 7.1 is an intended third-party beneficiary of this Section 7.1.
     7.2 Qualcomm Protected Products
          (a) Eligible Qualcomm Components Incorporated into Devices, End User Cards, or Embedded WWAN Modules. [**] into a Device, End User Card, or Embedded WWAN Module, if such Eligible Qualcomm Component qualifies as a Qualcomm Protected Product when incorporated into such Device, End User Card, or Embedded WWAN Module, and subject to Section 7.2(b) below, Broadcom hereby irrevocably covenants that it will not, and it will ensure that each of its Subsidiaries does not, Assert against any Third Party any claim of infringement (whether direct or indirect) of a Broadcom Patent for making, having made, using, importing, or Selling the Qualcomm Protected Product that was incorporated into such Device, End User Card, or Embedded WWAN Module (or for performing any method, procedure, or process in the course of doing any of the foregoing).
          (b) Application of the Section 7.2(a) Covenant
               (i) With respect to each Qualcomm Protected Product that is a Qualcomm Evolution Component, the covenant not to Assert in Section 7.2(a) applies only to Covered Qualcomm Functionality in such Qualcomm Evolution Component.
               (ii) For clarification and not by way of limitation, the covenant not to Assert in Section 7.2(a) applies to [**] who supplied any such Qualcomm Protected Product (e.g., as part of a Module), [**] into a Device, End User Card, or Embedded WWAN Module.

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
               (iii) With respect to each Third Party, the covenant not to Assert in Section 7.2(a) will apply with respect to (and only with respect to) claims of patent infringement that would have been barred by the patent exhaustion doctrine (based on principles of patent exhaustion under U.S. law, except that exhaustion would be deemed to occur worldwide regardless of where the sale was made) if Broadcom had granted Qualcomm (or the relevant Qualcomm Subsidiary) a worldwide exhaustive license under the Broadcom Patents to sell the Eligible Qualcomm Components that are incorporated into the Device, End User Card, or Embedded WWAN Module (“Broadcom Covered Claims”). [**] for a Qualcomm Protected Product [**] incorporated into a Device, End User Card, or Embedded WWAN Module, neither Broadcom nor any of its Subsidiaries will [**] for that Qualcomm Protected Product [**] for Broadcom Covered Claims.
          (c) [**]. Subject to Sections 7.9(a) and 7.9(b), [**], Broadcom will not, and it will ensure that each of its Subsidiaries does not, Assert any claim of infringement (whether direct or indirect) of a Broadcom Patent against any Distributor or [**] of such Eligible Qualcomm Component with respect to that Eligible Qualcomm Component; provided, however, that:
(i)	nothing in this Section 7.2(c) authorizes any sale, use, or distribution of any Eligible Qualcomm Component and this Section 7.2(c) does not prevent any damages for patent infringement from accruing [**];

(ii)	with respect to each Eligible Qualcomm Component that is a Qualcomm Evolution Component, this Section 7.2(c) applies only to Covered Qualcomm Functionality in such Qualcomm Evolution Component; and

(iii)	with respect to each Distributor and [**], this Section 7.2(c) will apply only [**] and with respect to (and only with respect to) claims of patent infringement that would have been barred by the patent exhaustion doctrine (based on principles of patent exhaustion under U.S. law, except that exhaustion would be deemed to occur worldwide regardless of where the sale was made) if Broadcom had granted Qualcomm (or the relevant Qualcomm Subsidiary) a worldwide exhaustive license under the Broadcom Patents to sell the Eligible Qualcomm Component.
[**], nothing in this Section 7.2(c) will prevent Broadcom or any of its Subsidiaries from Asserting claims of infringement of any Broadcom Patents against any Third Party with respect to such units of that Eligible Qualcomm Component.
          (d) Third Party Beneficiaries. Any Third Party granted a covenant pursuant to this Section 7.2 is an intended third-party beneficiary of this Section 7.2.

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
     7.3 Broadcom Patents-in-Suit
          (a) Broadcom (on behalf of itself and its Subsidiaries) hereby grants to Qualcomm and each of its Subsidiaries (but only as long as it remains a Subsidiary of Qualcomm) a personal, non-exclusive, fully-paid and royalty-free, non-assignable and nontransferable (except as permitted under Section 14), irrevocable and non-terminable (except as expressly provided in this Agreement), worldwide, exhaustive license, without the right to sublicense, solely under the Broadcom Patents-in-Suit, to [**] Qualcomm Components (and perform any method, procedure, or process in the course of doing any of the foregoing). The license under this Section 7.3(a) is expressly limited to only those specific individual patent claims that are included in the definition of Broadcom Patents-in-Suit. The license under this Section 7.3(a) shall not be construed as granting or otherwise providing a right to practice or any rights (whether expressly or by implication, estoppel or otherwise) under any other existing or future patent claims in any patent or patent application of Broadcom or any of its Subsidiaries that are not specifically included in the definition of Broadcom Patents-in-Suit, irrespective of whether such other patent claims are infringed by or necessary to the practice of any invention claimed or described in any of the Broadcom Patents-in-Suit or otherwise.
          (b) Broadcom (on behalf of itself and its Subsidiaries) hereby grants to Qualcomm and each of its Subsidiaries (but only as long as it remains a Subsidiary of Qualcomm) a personal, non-exclusive, fully-paid and royalty-free, non-assignable and nontransferable (except as permitted under Section 14), irrevocable and non-terminable (except as expressly provided in this Agreement), worldwide, exhaustive license, without the right to sublicense, solely under the specific patent claims described in clauses (i), (ii), and (v) of the definition of Broadcom Patents-in-Suit (collectively, the “Listed Patent Claims”), to [**] Qualcomm Software Products (and perform any method, procedure, or process in the course of doing any of the foregoing). The license under this Section 7.3(b) is expressly limited to the Listed Patent Claims. The license under this Section 7.3(b) shall not be construed as granting or otherwise providing a right to practice or any rights (whether expressly or by implication, estoppel or otherwise) under any other existing or future patent claims in any patent or patent application of Broadcom or any of its Subsidiaries that are not specifically included in the definition of Listed Patent Claims, irrespective of whether such other patent claims are infringed by or necessary to the practice of any invention claimed in any of the Listed Patent Claims or described in any of the Patents containing the Listed Patent Claims or otherwise.
     7.4 Covered Broadcom Components
          (a) As used in this Section 7.4:
“Broadcom [**] Claim” means a written notice [**] delivered to Broadcom (or a Subsidiary of Broadcom) by a [**] (or any of its Affiliates) with respect to one or more Qualcomm [**] Claims, where such notice [**]. Notwithstanding the foregoing, if Broadcom supplied the Broadcom Components that are the subject of the Qualcomm [**] Claims to the [**] in volume production (i.e., not just prototypes or engineering samples) [**] prior to the date of the Assertion in Litigation of a Qualcomm [**] Claim and only begins providing [**] such Broadcom Components on or after the date of the Assertion in Litigation of a Qualcomm [**] Claim, such written notice [**] will not be a Broadcom [**] Claim.

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
“Covered Broadcom Component” means an Eligible Broadcom Component that is incorporated into a Covered Device, but only those units of such Eligible Broadcom Component that are incorporated into such Covered Device. Notwithstanding the foregoing, an Eligible Broadcom Component incorporated into a Covered Device is not a “Covered Broadcom Component” if such Eligible Broadcom Component: (a) implements, in whole or in part, any of the following functions of a [**]; (b) implements, in whole or in part, any [**] in a Covered Device that is capable of receiving [**] substantially in accordance with a [**]; or (c) is incorporated or otherwise located on an [**] in a Covered Device.
“Covered Device” means a Device that both (i) is neither a Wireless Handheld Device nor a Fixed Wireless Terminal, and (ii) implements a [**]. For avoidance of doubt, any Device that implements a [**] is not a Covered Device and in no case is any Wireless Handheld Device or any Fixed Wireless Terminal a Covered Device.
“Qualcomm [**] Claim” means, subject to Section 7.7(d), any claim Asserted in Litigation by Qualcomm or a Subsidiary of Qualcomm against a [**] that one or more [**] a Covered Broadcom Component [**] a Covered Broadcom Component [**] such Covered Broadcom Component, but subject to the following limitations: (a) with respect to Covered Broadcom Components that are Broadcom Evolution Components, solely to the extent that the [**] may arise or result from Covered Broadcom Functionality in such Covered Broadcom Components; (b) if such Covered Broadcom Component implements [**], solely to the extent that the [**] may arise or result from [**] by functionality of the Covered Broadcom Component other than the [**] functionality in such Covered Broadcom Component; and (c) in all cases, solely to the extent that such claim of [**] such Broadcom Covered Component [**] the Covered Broadcom Component [**].
          (b) If (i) Qualcomm (or any Subsidiary of Qualcomm) [**] in Litigation one or more Qualcomm [**] Claims against any [**] or its Affiliates, and (ii) the [**] Broadcom [**] Claim [**], Broadcom may notify Qualcomm in writing that (1) the [**] Broadcom [**] Claim, and (2) if one or more Covered Broadcom Components are [**] the Qualcomm [**] Claims, [**] Qualcomm [**] Claims (a “Broadcom [**] Notice”). A Broadcom [**] Notice must be delivered by Broadcom to Qualcomm no later than one hundred eighty (180) days after delivery of the Broadcom [**] Claim corresponding to the Qualcomm [**] Claims, and in any event no later than one hundred eighty (180) days after Qualcomm provides written notice to Broadcom that Qualcomm has [**] in Litigation such Qualcomm [**] Claims. A Broadcom [**] Notice must contain the following documents and information: (A) a complete and accurate copy of the Broadcom [**] Claim; and (B) (to the extent Broadcom may do so without breaching any pre-existing confidentiality obligations to the [**]) a complete and accurate copy of the relevant portions of each [**]. If pre-existing confidentiality obligations would prevent Broadcom from making the disclosure otherwise required by clause (B) above, Broadcom will request the [**] consent to make such disclosure to Qualcomm and will make such disclosure to the extent the [**] grants such consent.
          (c) Within fifteen (15) days after Broadcom delivers the Broadcom [**] Notice to Qualcomm (provided that the Broadcom [**] Notice is delivered in accordance with the requirements set forth in Section 7.4(b)), Qualcomm shall, at its option, do one of the following with respect to each Qualcomm [**] Claim (it being understood that if there is more

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
than one Qualcomm [**] Claim, then Qualcomm may choose a different option for each different Qualcomm [**] Claim): (i) [**] the Qualcomm [**] Claims that Qualcomm or its Subsidiary had [**] in Litigation against the [**] or provide a binding written statement to Broadcom and the [**], signed by an authorized officer of Qualcomm, that [**] Covered Broadcom Component [**] Qualcomm [**] Claims; (ii) [**] Broadcom and its Subsidiaries (but only as long as they remain Broadcom Subsidiaries) [**] Qualcomm [**] Claims [**] Covered Broadcom Components [**] Qualcomm [**] Claims [**]; or (iii) deliver to Broadcom Qualcomm’s written agreement to [**], within thirty (30) days after Qualcomm provides such written agreement to Broadcom; [**], within the applicable time period set forth below (the option described in this clause (iii) is referred to in this Section 7.4 as the “[**] Option”). If Qualcomm elects the [**] Option, Qualcomm shall [**] in accordance with the schedule described therein. For example, if the [**]. Notwithstanding anything to the contrary above, if Qualcomm [**] in Litigation multiple Qualcomm [**] Claims against a [**] within the same twenty-four (24) month period and selects the [**] Option for more than one such claim, Qualcomm will be required to [**] under Section 7.4(c)(iii)(A) for all such Qualcomm [**] Claims [**] in Litigation within such twenty-four (24) month period.
For purposes of this Section 7.4, the term “[**]” means:
(1)	the [**] by Broadcom, [**] by the [**] and [**] by Broadcom, [**] each Qualcomm [**] Claim for which Qualcomm has selected the [**] Option; plus

(2)	if either:
(p)	in a judgment, decision, or order by the court or other Governmental Authority presiding over or conducting the Litigation, [**] and is not stayed pending appeal (or if it is stayed, [**] is upheld on appeal), based on a finding that [**] covered by a Qualcomm [**] Claim for which Qualcomm has selected the [**] Option are [**] Covered Broadcom Components (such a judgment, decision, or order, an “[**] Judgment”); or

(q)	Qualcomm and the [**] enter into a binding and final settlement agreement with respect to one or more Qualcomm [**] Claims for which Qualcomm has selected the [**] Option, the terms of such settlement require the [**] to [**] Qualcomm [**] Claims, and the [**] does not [**] Broadcom [**] Claims applicable to such Qualcomm [**] Claims as part of the settlement, or the terms of such settlement agreement expressly [**] Covered Broadcom Component [**] Covered Broadcom Component (such a settlement, an “[**] Settlement”), then, for each Qualcomm [**] Claim that is the subject of such [**] Judgment or [**] Settlement and for which Qualcomm has selected the [**] Option, the [**]:
(x)	[**] the Covered Broadcom Components [**] such Qualcomm [**] Claim during the [**] period immediately preceding the date on which [**] Qualcomm [**] Claim; or

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
(y)	[**] the Covered Broadcom Components [**] such Qualcomm [**] Claim during the [**] period immediately preceding the Resolution Date (as defined below) of such Qualcomm [**] Claim;
provided, in each of (x) or (y), that the [**] the same Covered Broadcom Component [**] Qualcomm [**] Claims. For example, if Qualcomm were to [**] in Litigation three (3) Qualcomm [**] Claims against the same [**] for the same Covered Broadcom Components and (x) or (y) applies to all three such claims for the same time period, then the [**] the Covered Broadcom Components [**] all three such Qualcomm [**] Claims. For avoidance of doubt, the time periods for [**] may be different for different Qualcomm [**] Claims, and, in such event, [**] from the different time periods for the same Covered Broadcom Component will be [**].
The “Resolution Date” means the date of an [**] Judgment or [**] Settlement.
If an [**] Judgment or [**] Settlement occurs, then Qualcomm shall so notify Broadcom within thirty (30) days after the Resolution Date, and Broadcom shall notify Qualcomm in writing, within sixty (60) days after such notice from Qualcomm, of [**] the Covered Broadcom Components [**] Settlement) [**] Judgment) in each Qualcomm [**] Claim for which Qualcomm selected the [**] Option during the [**] immediately preceding the date [**] such Qualcomm [**] Claim and [**] Covered Broadcom Components [**] Settlement) [**] Judgment) in such Qualcomm [**] Claims during the [**] period immediately preceding the Resolution Date. Within thirty (30) days following Qualcomm’s receipt of this notice, Qualcomm may elect (by written notice to Broadcom) to have [**] by Broadcom. The [**] will be subject to reasonable confidentiality obligations and shall [**] to Qualcomm [**] by Broadcom [**] (provided that if [**] preliminarily determines that such [**] shall discuss [**] with Broadcom [**] to Qualcomm). If the [**] that such [**] and Broadcom disputes the [**] will be determined by binding arbitration pursuant to Section 16.4. Within thirty (30) days after [**] to Qualcomm, unless there is a dispute regarding the [**] (or, if Qualcomm does not elect to have [**] within thirty (30) days after Qualcomm’s right to make this election expired), Qualcomm shall [**]. If there is a dispute regarding the [**] submitted to arbitration as described above, Qualcomm shall [**] within thirty (30) days after [**], and Qualcomm shall [**], within thirty (30) days after the arbitrator renders a final decision, any [**]. If the [**] Judgment are vacated, reversed, or overturned on appeal, such that all of [**] to such [**], then Broadcom shall [**] Qualcomm any [**] (but in no event any [**] Broadcom hereunder based on [**].
In addition, within thirty (30) days after any judgment, dismissal, settlement, or other termination or completion (including an [**] Judgment or [**] Settlement) of any Litigation with respect to a Qualcomm [**] Claim for which Qualcomm has selected the [**] Option, Qualcomm shall notify Broadcom of such event, and Broadcom shall notify Qualcomm in writing, within sixty (60) days after such notice from Qualcomm, of the [**] with respect to the Qualcomm [**] Claim for which Qualcomm selected the [**] Option along with [**] supporting documentation, [**], for [**]. Within thirty (30) days after Broadcom provides such notice and supporting documentation to Qualcomm (or, if there is a good-faith dispute regarding the [**], within thirty (30) days after the resolution of such dispute with respect to [**]), Qualcomm shall [**]

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
Broadcom, provided that if there is such a good faith dispute, Qualcomm shall [**] within thirty (30) days after Broadcom provides such notice and supporting documentation to Qualcomm.
          (d) If Qualcomm (or a Subsidiary of Qualcomm) [**] multiple [**] and some of those [**] are Qualcomm [**] Claims and some are not, then the Qualcomm [**] Claims will be addressed as provided in this Section 7.4 and Qualcomm (or its Subsidiary) will be free to prosecute the other [**] claims without any applicability of the procedures set forth in, and its obligations under, this Section 7.4.
     7.5 Covered Qualcomm Components
          (a) As used in this Section 7.5:
“Broadcom [**] Claim” means, subject to Section 7.6(d), any claim Asserted in Litigation by Broadcom or a Subsidiary of Broadcom against a [**] or any of its Affiliates that one or more [**] a Covered Qualcomm Component [**] a Covered Qualcomm Component [**] such Covered Qualcomm Component, but subject to the following limitations: (a) with respect to Covered Qualcomm Components that are Qualcomm Evolution Components, solely to the extent that the [**] may arise or result from Covered Qualcomm Functionality in such Covered Qualcomm Component, and (b) in all cases, solely to the extent that such claim [**] the Covered Qualcomm Component [**].
“Covered Qualcomm Component” means an Eligible Qualcomm Component that (a) implements any of the [**], (b) does not implement any other [**] function (except as provided below) or [**], and (c) is incorporated into (i) a Device that does not implement a [**], or (ii) an [**] that is not an [**], but only those units of such Eligible Qualcomm Component that are incorporated into such Device or [**]. Notwithstanding clause (b) of this definition, a Covered Qualcomm Component may implement one or more of the following communications functions or standards: [**].
          (b) Qualcomm may notify Broadcom in writing if Broadcom (or any Subsidiary of Broadcom) [**] in Litigation one or more Broadcom [**] Claims against any [**] or its Affiliates (a “Qualcomm [**] Notice”). A [**] Notice must be delivered by Qualcomm to Broadcom no later than one hundred eighty (180) days after Broadcom provides written notice to Qualcomm that Broadcom has [**] in Litigation such Broadcom [**] Claim.
          (c) Within fifteen (15) days after Qualcomm delivers a Qualcomm [**] Notice to Broadcom (provided that the Qualcomm [**] Notice is delivered in accordance with the requirements set forth in Section 7.5(b)), Broadcom shall, at its option, do one of the following with respect to each Broadcom [**] Claim (it being understood that if there is more than one Broadcom [**] Claim, then Broadcom may choose a different option for each different Broadcom [**] Claim): (i) [**] the Broadcom [**] Claims that Broadcom or its Subsidiary had [**] in Litigation against the [**] or provide a binding written statement to Qualcomm and the [**], signed by an authorized officer of Broadcom, that [**] Covered Qualcomm Component [**] Broadcom [**] Claims; (ii) [**] Qualcomm and its Subsidiaries (but only as long as they remain Qualcomm Subsidiaries) [**] Broadcom [**] Claims [**] the Covered Qualcomm Components [**] Broadcom [**] Claims [**]; or (iii) if (and only if) the [**] and Qualcomm or any of its Subsidiaries has [**] with respect to such Broadcom [**] Claim, then Qualcomm shall

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
so notify Broadcom (as part of the Qualcomm [**] Notice) and Broadcom may elect the option set forth in this subsection (iii), in which case Broadcom shall [**], within thirty (30) days after Broadcom [**]; and [**], within the applicable time period set forth below (the option described in this clause (iii) is referred to in this Section 7.5 as the “[**] Option”). If Broadcom elects the [**] Option, Broadcom shall [**] in accordance with the schedule described therein. For example, if [**]. Notwithstanding anything to the contrary above, if Broadcom [**] multiple Broadcom [**] Claims against a [**] within the same twenty-four (24) month period and selects the [**] Option for more than one such claim, Broadcom will be required to [**] for all such Broadcom [**] Claims [**] in Litigation within such twenty-four (24) month period.
For purposes of this Section 7.5, the term “[**]” means:
(1)	the aggregate [**] by Qualcomm [**] by the [**] and [**] by Qualcomm [**] each Broadcom [**] Claim for which Broadcom has selected the [**] Option; plus

(2)	if either:
(p)	in a judgment, decision, or order by the court or other Governmental Authority presiding over or conducting the Litigation, [**] and is not stayed pending appeal (or if it is stayed, [**] is upheld on appeal), based on a finding that [**] covered by a Broadcom [**] Claim for which Broadcom has selected the [**] Option are [**] Covered Qualcomm Components (such a judgment, decision, or order, an “[**] Judgment”); or

(q)	Broadcom and the [**] enter into a binding and final settlement agreement with respect to one or more Broadcom [**] Claims for which Broadcom has selected the [**] Option, the terms of such settlement require the [**] to [**] Broadcom [**] Claims, and the [**] does not [**] applicable to such Broadcom [**] Claims as part of the settlement, or the terms of such settlement agreement expressly [**] a Covered Qualcomm Component [**] a Covered Qualcomm Component (such a settlement, an “[**] Settlement”), then, for each Broadcom [**] Claim that is the subject of such [**] Judgment or [**] Settlement and for which Broadcom has selected the [**] Option, the [**]:
(x)	[**] the Covered Qualcomm Components [**] such Broadcom [**] Claim during the [**] period immediately preceding the date on which [**] Broadcom [**] Claim; or

(y)	[**] the Covered Qualcomm Components [**] such Broadcom [**] Claim during the [**] period immediately preceding the Resolution Date (as defined below) of such Broadcom [**] Claim;
provided, in each of (x) or (y), that the [**] the same Covered Qualcomm Component [**] Broadcom [**] Claims. For example, if Broadcom were to [**]

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
in Litigation three (3) Broadcom [**] Claims against the same [**] for the same Covered Qualcomm Components and (x) or (y) applies to all three such claims for the same time period, then the [**] the Covered Qualcomm Components [**] all three such Broadcom [**] Claims. For avoidance of doubt, the time periods for [**] may be different for different Broadcom [**] Claims, and, in such event, [**] from the different time periods for the same Covered Qualcomm Component will be [**].
The “Resolution Date” means the date of an [**] Judgment or [**] Settlement.
If an [**] Judgment or [**] Settlement occurs, then Broadcom shall so notify Qualcomm within thirty (30) days after the Resolution Date, and Qualcomm shall notify Broadcom in writing, within sixty (60) days after such notice from Broadcom, of [**] the Covered Qualcomm Components [**] Settlement) or [**] Judgment) in each Broadcom [**] Claim for which Broadcom selected the [**] Option during the [**] immediately preceding the date [**] such Broadcom [**] Claim and [**] Covered Qualcomm Components [**] Settlement) [**] Judgment) in such Broadcom [**] Claims during the [**] period immediately preceding the Resolution Date. Within thirty (30) days following Broadcom’s receipt of this notice, Broadcom may elect (by written notice to Qualcomm) to have [**] by Qualcomm. The [**] will be subject to reasonable confidentiality obligations and shall [**] to Broadcom [**] reported by Qualcomm [**] (provided that if [**] preliminarily determines that such [**] shall discuss [**] with Qualcomm [**] to Broadcom). If the [**] that such [**] and Qualcomm disputes the [**] will be determined by binding arbitration pursuant to Section 16.4. Within thirty (30) days after [**] to Broadcom, unless there is a dispute regarding the [**] (or, if Broadcom does not elect to have [**], within thirty (30) days after Broadcom’s right to make this election expired), Broadcom shall [**]. If there is a dispute regarding the [**] submitted to arbitration as described above, Broadcom shall [**] within thirty (30) days after [**], and Broadcom shall [**], within thirty (30) days after the arbitrator renders a final decision, any [**]. If [**] Judgment are vacated, reversed, or overturned on appeal, such that [**] to such [**], then Qualcomm shall [**] Broadcom any [**] (but in no event any [**] Qualcomm hereunder based on [**].
In addition, within thirty (30) days after any judgment, dismissal, settlement, or other termination or completion (including an [**] Judgment or [**] Settlement) of any Litigation with respect to a Broadcom [**] Claim for which Broadcom has selected the [**] Option, Broadcom shall notify Qualcomm of such event, and Qualcomm shall notify Broadcom in writing, within sixty (60) days after such notice from Broadcom, of the [**] with respect to the Broadcom [**] Claim for which Broadcom selected the [**] Option along with [**] supporting documentation, [**], for such [**]. Within thirty (30) days after Qualcomm provides such notice and supporting documentation to Broadcom (or, if there is a good-faith dispute regarding the [**], within thirty (30) days after the resolution of such dispute with respect to [**]), Broadcom shall [**] Qualcomm, provided that if there is such a good faith dispute, Broadcom shall [**] within thirty (30) days after Qualcomm provides such notice and supporting documentation to Broadcom.
          (d) If Broadcom (or a Subsidiary of Broadcom) [**] multiple [**] and some of those [**] are Broadcom [**] Claims and some are not, then the Broadcom [**] Claims will be addressed as provided in this Section 7.5 and Broadcom (or its Subsidiary) will be free to

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
prosecute the other [**] claims without any applicability of the procedures set forth in, and its obligations under, this Section 7.5.
     7.6 Defensive Suspension by Broadcom
          (a) As used in this Section 7.6, “[**] Patents” means all Broadcom Patents [**]. As used in this Section 7.6, the “[**]” means [**] Qualcomm Customer [**] in accordance with Section 7.6(b) below.
          (b) If, after the Effective Date, a Qualcomm Customer or any of its Affiliates Asserts any claim of patent infringement in Litigation against Broadcom or any of its Subsidiaries before Broadcom or any of its Subsidiaries has Asserted any claim of patent infringement in Litigation against such Qualcomm Customer or any of its Affiliates (a “First Assertion Against Broadcom”), then Broadcom may provide written notice to Qualcomm of Broadcom’s intent to amend Section 7.2 as provided below with respect to such Qualcomm Customer within ninety (90) days after the First Assertion Against Broadcom. If Broadcom has not already [**] Qualcomm Customer [**] and Broadcom intends to [**] Qualcomm Customer [**], such notice will also state Broadcom’s [**] the Qualcomm Customer [**]; however, if such Qualcomm Customer withdraws the Assertion within ninety (90) days after Qualcomm delivers such notice, any [**] Qualcomm Customer [**] will be ineffective, and Broadcom will [**] Qualcomm Customer [**]. Qualcomm may disclose such notice to the Qualcomm Customer. If Broadcom has [**] the Qualcomm Customer [**] and the Qualcomm Customer does not withdraw the Assertion within this ninety (90) day period, then Broadcom’s [**] Qualcomm Customer [**] will become final. Regardless of whether Broadcom has [**] the Qualcomm Customer [**], if the Qualcomm Customer withdraws the Assertion within ninety (90) days after Broadcom’s notice of its intent to amend Section 7.2 as provided below, then this Section 7.6(b) will not apply to such Assertion. If the Qualcomm Customer does not withdraw the Assertion within ninety (90) days after Broadcom delivers such notice, then:
(i)	if the Qualcomm Customer in question is [**] the First Assertion Against Broadcom occurs more than [**] or if the Qualcomm Customer in question is [**], Broadcom will be entitled to amend, effective immediately upon written notice to Qualcomm, Section 7.2 such that, solely with respect to [**], any Qualcomm Components purchased by such Qualcomm Customer after the date of the First Assertion Against Broadcom (the “Qualcomm Customer Assertion Date”) will no longer be Eligible Qualcomm Components for purposes of Sections 7.2(a) and 7.2(c), and, thereafter, Broadcom and its Subsidiaries will be free to Assert claims of infringement [**] against such Qualcomm Customer based on any units of Qualcomm Components purchased by such Qualcomm Customer after the Qualcomm Customer Assertion Date until the period of defensive suspension ends as set forth in Section 7.6(c) below; or

(ii)	if the Qualcomm Customer in question is [**] the First Assertion Against Broadcom occurs [**], Broadcom will be entitled to amend, effective immediately upon written notice to Qualcomm,

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
Section 7.2 and the licenses granted in Section 7.3 such that, with respect to [**], any Qualcomm Components purchased and Qualcomm Software Products licensed by the [**] after the Qualcomm Customer Assertion Date will no longer be Eligible Qualcomm Components for purposes of Sections 7.2(a) and 7.2(c) and will be excluded from the licenses in Section 7.3, and thereafter, Broadcom and its Subsidiaries will be free to Assert claims of infringement [**] against the [**] based on any units of Qualcomm Components purchased and Qualcomm Software Products licensed by the [**] after the Qualcomm Customer Assertion Date until the period of defensive suspension ends as set forth in Section 7.6(c) below.
     (c) Reinstatement of Covenant and Licenses
               (i) If and when Broadcom (or a Subsidiary of Broadcom) and the Qualcomm Customer or any Affiliate of the Qualcomm Customer enter into a voluntary settlement of all claims of patent infringement Asserted by the Qualcomm Customer and any of its Affiliates against Broadcom and its Subsidiaries, then any amendments to Section 7.2 and the licenses granted in Section 7.3 made by Broadcom under Section 7.6(b) above will automatically terminate with respect to Qualcomm Components purchased by such Qualcomm Customer, and Qualcomm Software Products used by such Qualcomm Customer, after the date of such settlement and the covenant and licenses for such Qualcomm Components purchased by the Qualcomm Customer will be reinstated (subject to any amendments of such covenant and licenses entered into by the Parties, other than amendments made pursuant to this Section 7.6). After any such settlement, the determination of whether any future Assertion by the Qualcomm Customer or its Affiliate is a First Assertion Against Broadcom for purposes of this Section 7.6 will be determined without regard to the Assertions that were made by the Qualcomm Customer or any of its Affiliates, or by Broadcom or any of its Subsidiaries, prior to the date of the settlement and that have been settled on or before the date of the settlement.
               (ii) If, after Section 7.6(b)(i) has been triggered, (i) there is any time at which no Assertion of patent infringement claims in Litigation remains pending between the Qualcomm Customer or any of its Affiliates and Broadcom or any of its Subsidiaries (“Date of Cessation”), and (ii) the Qualcomm Customer and its Affiliates do not make a subsequent First Assertion Against Broadcom (ignoring any Assertions by any of such Entities prior to the Date of Cessation) on or before the first anniversary of the Date of Cessation, then any amendments to Section 7.2 made by Broadcom under Section 7.6(b) above will automatically terminate with respect to Qualcomm Components purchased by such Qualcomm Customer after the first anniversary of the Date of Cessation and the covenant for such Qualcomm Components purchased by the Qualcomm Customer will be reinstated (subject to any amendments of such covenant entered into by the Parties, other than amendments made pursuant to this Section 7.6). After the Date of Cessation, the determination of whether any future Assertion by the Qualcomm Customer or its Affiliate is a First Assertion Against Broadcom for purposes of this Section 7.6 will be determined without regard to the Assertions made by the Qualcomm Customer or any of its Affiliates or by Broadcom or any of its Subsidiaries prior to the Date of Cessation.

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
               (iii) If, after Section 7.6(b)(ii) has been triggered with respect to [**], (i) there is any time at which no Assertion of patent infringement claims in Litigation remains pending between [**] or any of its Affiliates and Broadcom or any of its Subsidiaries (“Date of Cessation”), and (ii) [**] and its Affiliates do not make a subsequent First Assertion Against Broadcom (ignoring any Assertions by any of such Entities prior to the Date of Cessation) on or before [**], then any amendments to Section 7.2 and the licenses granted in Section 7.3 made by Broadcom under Section 7.6(b) above will automatically terminate with respect to Qualcomm Components purchased by such Qualcomm Customer after [**] and the covenant and licenses for such Qualcomm Components purchased by the Qualcomm Customer will be reinstated (subject to any amendments of such covenant and licenses entered into by the Parties, other than amendments made pursuant to this Section 7.6). After the Date of Cessation, the determination of whether any future Assertion by [**] or its Affiliate is a First Assertion Against Broadcom for purposes of this Section 7.6 will be determined without regard to the Assertions made by [**] or its Affiliates or Broadcom or its Subsidiaries prior to the Date of Cessation.
               (iv) For avoidance of doubt, if, after [**] makes a First Assertion Against Broadcom during the first [**] years after the Effective Date, there is a time at which no Assertion of patent infringement claims in Litigation remains pending between [**] or any of its Affiliates and Broadcom or any of its Subsidiaries (the “Date of Cessation”), and subsequently, on or before [**] the Date of Cessation, [**] or any of its Affiliates makes a First Assertion Against Broadcom, then Section 7.6(c)(iii) will not apply and such subsequent First Assertion will be deemed a continuation of the First Assertion that occurred during the [**] years after the Effective Date.
          (d) For avoidance of doubt, an Assertion by Broadcom or a Subsidiary of Broadcom of one or more claims of patent infringement against a Qualcomm Customer that is permitted under Section 7.6(b) will not constitute an Assertion against a Qualcomm Customer for purposes of Section 7.5 or Section 7.8.
     7.7 Defensive Suspension by Qualcomm
          (a) As used in this Section 7.7, “[**] Qualcomm Patents” means all Qualcomm Patents [**]. As used in this Section 7.7, the “[**]” means [**] Broadcom Customer [**] in accordance with Section 7.7(b) below.
          (b) If, after the Effective Date, a Broadcom Customer or any of its Affiliates Asserts any claim of patent infringement in Litigation against Qualcomm or any of its Subsidiaries before Qualcomm or any of its Subsidiaries has Asserted any claim of patent infringement in Litigation against such Broadcom Customer or any of its Affiliates (a “First Assertion Against Qualcomm”), then Qualcomm may provide written notice to Broadcom of Qualcomm’s intent to amend Section 7.1 as provided below with respect to such Broadcom Customer within ninety (90) days after the First Assertion Against Qualcomm. If Qualcomm has not already [**] Broadcom Customer [**] and Qualcomm intends to [**] Broadcom Customer [**], such notice will also state Qualcomm’s [**] the Broadcom Customer [**]; however, if such Broadcom Customer withdraws the Assertion within ninety (90) days after Qualcomm delivers such notice, any [**] Broadcom Customer [**] will be ineffective, and Qualcomm will [**] Broadcom Customer [**]. Broadcom may disclose such notice to the Broadcom Customer. If Qualcomm has [**] the Broadcom Customer [**] and the Broadcom Customer does not

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
withdraw the Assertion within this ninety (90) day period, then Qualcomm’s [**] Broadcom Customer [**] will become final. Regardless of whether Qualcomm has [**] the Broadcom Customer [**], if the Broadcom Customer withdraws the Assertion within ninety (90) days after Qualcomm’s notice of its intent to amend Section 7.1 as provided below, then this Section 7.7(b) will not apply to such Assertion. If the Broadcom Customer does not withdraw the Assertion within ninety (90) days after Qualcomm delivers such notice, then:
(i)	if the Broadcom Customer in question is [**] and the First Assertion Against Qualcomm occurs [**] or if the Broadcom Customer in question is [**], Qualcomm will be entitled to amend, effective immediately upon written notice to Broadcom, Section 7.1 such that, solely with respect to [**], any Broadcom Components purchased by such Broadcom Customer after the date of the First Assertion Against Qualcomm (the “Broadcom Customer Assertion Date”) will no longer be Eligible Broadcom Components for purposes of Sections 7.1(a) and 7.1(c), and, thereafter, Qualcomm and its Subsidiaries will be free to Assert claims of infringement [**] against such Broadcom Customer based on any units of Broadcom Components purchased by such Broadcom Customer after the Broadcom Customer Assertion Date until the period of defensive suspension ends as set forth in Section 7.7(c) below; or

(ii)	if the Broadcom Customer in question is [**] and the First Assertion Against Qualcomm occurs [**], Qualcomm will be entitled to amend, effective immediately upon written notice to Broadcom, Section 7.1 such that, with respect to [**], any units of Broadcom Components purchased by the [**] after the Broadcom Customer Assertion Date will no longer be Eligible Broadcom Components for purposes of Sections 7.1(a) and 7.1(c) and, thereafter, Qualcomm and its Subsidiaries will be free to Assert claims of infringement [**] based on any units of Broadcom Components purchased by such Broadcom Customer after the Broadcom Customer Assertion Date until the period of defensive suspension ends as set forth in Section 7.7(c) below.
          (c) Reinstatement of Covenant
               (i) If and when Qualcomm (or a Subsidiary of Qualcomm) and the Broadcom Customer or any Affiliate of the Broadcom Customer enter into a voluntary settlement of all claims of patent infringement Asserted by the Broadcom Customer and any of its Affiliates against Qualcomm and its Subsidiaries, then any amendments to Section 7.1 made by Qualcomm under Section 7.7(b) above will automatically terminate with respect to Broadcom Components purchased by such Broadcom Customer after the date of such settlement and the covenant for such Broadcom Components purchased by the Broadcom Customer will be reinstated (subject to any amendments of such covenant entered into by the Parties, other than amendments made pursuant to this Section 7.7). After any such settlement, the determination of

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
whether any future Assertion by the Broadcom Customer or its Affiliate is a First Assertion Against Qualcomm for purposes of this Section 7.7 will be determined without regard to the Assertions that were made by the Broadcom Customer or any of its Affiliates, or by Qualcomm or any of its Subsidiaries, prior to the date of the settlement and that have been settled on or before the date of the settlement.
               (ii) If, after Section 7.7(b)(i) has been triggered, (i) there is any time at which no Assertion of patent infringement claims in Litigation remains pending between the Broadcom Customer or any of its Affiliates and Qualcomm or any of its Subsidiaries (“Date of Cessation”), and (ii) the Broadcom Customer and its Affiliates do not make a subsequent First Assertion Against Qualcomm (ignoring any Assertions by any of such Entities prior to the Date of Cessation) on or before the first anniversary of the Date of Cessation, then any amendments to Section 7.1 made by Qualcomm under Section 7.7(b) above will automatically terminate with respect to Broadcom Components purchased by such Broadcom Customer after the first anniversary of the Date of Cessation and the covenant for such Broadcom Components purchased by the Broadcom Customer will be reinstated (subject to any amendments of such covenant entered into by the Parties, other than amendments made pursuant to this Section 7.7). After the Date of Cessation, the determination of whether any future Assertion by the Broadcom Customer or its Affiliate is a First Assertion Against Qualcomm for purposes of this Section 7.7 will be determined without regard to the Assertions made by the Broadcom Customer or any of its Affiliates or by Qualcomm or any of its Subsidiaries prior to the Date of Cessation.
               (iii) If, after Section 7.7(b)(ii) has been triggered with respect to [**], (i) there is any time at which no Assertion of patent infringement claims in Litigation remains pending between [**] or any of its Affiliates and Qualcomm or any of its Subsidiaries (“Date of Cessation”), and (ii) [**] and its Affiliates do not make a subsequent First Assertion Against Qualcomm (ignoring any Assertions by any of such Entities prior to the Date of Cessation) on or before [**], then any amendments to Section 7.1 made by Qualcomm under Section 7.7(b) above will automatically terminate with respect to Broadcom Components purchased by such Broadcom Customer after [**] and the covenant for such Broadcom Components purchased by the Broadcom Customer will be reinstated (subject to any amendments of such covenant entered into by the Parties, other than amendments made pursuant to this Section 7.7). After the Date of Cessation, the determination of whether any future Assertion by [**] or its Affiliate is a First Assertion Against Qualcomm for purposes of this Section 7.7 will be determined without regard to the Assertions made by [**] or its Affiliates or Qualcomm or its Subsidiaries prior to the Date of Cessation.
               (iv) For avoidance of doubt, if, after [**] makes a First Assertion Against Qualcomm during the first [**] years after the Effective Date, there is a time at which no Assertion of patent infringement claims in Litigation remains pending between [**] or any of its Affiliates and Qualcomm or any of its Subsidiaries (the “Date of Cessation”), and subsequently, on or before [**] the Date of Cessation, [**] or any of its Affiliates makes a First Assertion Against Qualcomm, then Section 7.7(c)(iii) will not apply and such subsequent First Assertion will be deemed a continuation of the First Assertion that occurred during the [**] years after the Effective Date.

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request
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          (d) For avoidance of doubt, an Assertion by Qualcomm or a Subsidiary of Qualcomm of one or more claims of patent infringement against a Broadcom Customer that is permitted under Section 7.7(b) will not constitute an Assertion against a Broadcom Customer for purposes of Section 7.4 or Section 7.8.
     7.8 [**] Devices
          (a) If, subject to Section 7.7(d), Qualcomm or a Subsidiary of Qualcomm Asserts in Litigation against a Broadcom Customer a claim that a Qualcomm Patent is directly or indirectly infringed by a Broadcom Component used in a [**] Device and Qualcomm or its Subsidiary does not withdraw such Assertion within thirty (30) days after Broadcom’s written notice to Qualcomm requesting such withdrawal, then (i) Broadcom will be entitled to immediately terminate (by written notice to Qualcomm) [**], all of [**] granted to Qualcomm and/or its Subsidiaries pursuant to [**], the [**] granted in [**], Qualcomm’s rights under [**], Qualcomm’s rights under [**], and Qualcomm’s rights under [**]; and (ii) Qualcomm shall [**] (a) [**] Broadcom Customer, (b) [**] Broadcom Customer, and (c) [**] Broadcom Customer.
          (b) If, subject to Section 7.6(d), Broadcom or a Subsidiary of Broadcom Asserts in Litigation against a Qualcomm Customer a claim that a Broadcom Patent is directly or indirectly infringed by a Qualcomm Component used in a [**] Device and Broadcom or its Subsidiary does not withdraw such Assertion within thirty (30) days after Qualcomm’s written notice to Broadcom requesting such withdrawal, then (i) Qualcomm will be entitled to immediately terminate (by written notice to Broadcom) [**], all of the [**] granted to Broadcom and/or its Subsidiaries pursuant to [**], Broadcom’s rights under [**], Broadcom’s rights under [**], and Broadcom’s rights under [**]; and (ii) Broadcom shall [**] (a) [**] Qualcomm Customer, (b) [**] Qualcomm Customer, and (c) [**] Qualcomm Customer.
     7.9 Third Parties
          (a) The covenants, terms and conditions, and rights provided in Sections 6.1, 6.2, 6.3, 7.1(c), 7.2(c), 7.4 (except and only to the extent that Qualcomm grants in the future one or more exhaustive licenses to Broadcom pursuant to Section 7.4), 7.5 (except and only to the extent that Broadcom grants in the future one or more exhaustive licenses to Qualcomm pursuant to Section 7.5), and 7.8 are not intended to, and shall not be construed to, convey any Pass-Through Rights to any Third Party in any manner, including as a result of the patent exhaustion or implied license doctrines in any jurisdiction or any similar doctrine, whether by operation of law or otherwise. Neither Party desires or intends to authorize any sales on an exhaustive or unconditional basis as a result of the covenants, terms and conditions, and rights provided in Section 6.1, 6.2, 6.3, 7.1(c), 7.2(c), 7.4 (except and only to the extent that Qualcomm grants in the future one or more exhaustive licenses to Broadcom pursuant to Section 7.4), 7.5 (except and only to the extent that Broadcom grants in the future one or more exhaustive licenses to Qualcomm pursuant to Section 7.5), or 7.8. Nothing in Sections 6.1, 6.2, 6.3, 7.1(c), 7.2(c), 7.4 (except and only to the extent that Qualcomm grants in the future one or more exhaustive licenses to Broadcom pursuant to Section 7.4), 7.5 (except and only to the extent that Broadcom grants in the future one or more exhaustive licenses to Qualcomm pursuant to Section 7.5), and 7.8 constitutes any form of consent or authorization (whether express, implied, by operation of law, by estoppel, or otherwise) to any Person, for (i) the use of Broadcom Components or

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Qualcomm Components (except for research, development, design, manufacturing, testing, demonstration, support, and/or maintenance by the Parties and their respective Contractors and Distributors as expressly set forth in this Agreement) or the incorporation of Broadcom Components or Qualcomm Components in any products that are not Broadcom Components or Qualcomm Components such as, without limitation, any Device, End User Card, or Third Party Module, except for Qualcomm Protected Devices, (ii) the manufacture or sale of any products containing Broadcom Components or Qualcomm Components (such as, without limitation, any Device, End User Card, or Third Party Module), or (iii) the distribution of Broadcom Components or Qualcomm Components in any jurisdiction where such distribution or sale would be deemed to be putting such Broadcom Components or Qualcomm Components on the market with the other Party’s consent, as the case may be, so as to effect the exhaustion of, or to provide Pass-Through Rights to any Third Party for, either Party’s Patents. Each Party acknowledges and agrees that each Party remains free to license its Patents to, Assert its Patents against, and collect royalties or other cash consideration from the direct and indirect Third Party customers of the other Party (except for Distributors of unmodified Components as expressly set forth in Section 6, and except to the extent that the Parties have covenanted in Sections 7.1 and 7.2 not to Assert patent infringement claims against such customers or agreed in Section 7.1(c) or 7.2(c) to a limited, temporary standstill with respect to such claims, and except to the extent such customers have Pass-Through Rights as a result of the licenses granted in Section 7.3 or obtain Pass-Through Rights in the future under the other Party’s Patents as a result of licenses granted in the future pursuant to Section 7.4 or Section 7.5).
          (b) (i) If, despite the Parties’ joint intent and mutual understanding, it is adjudicated in a final judgment (whether or not such judgment is subject to appeal) in any jurisdiction, in any Litigation to which a Party or one of its Subsidiaries is a party and that specifically addresses provisions in this Agreement, that any covenant, terms and conditions, or rights provided in Section 6.1, 6.2, 6.3, 7.1(c), 7.2(c), 7.4 (except and only to the extent that Qualcomm grants in the future one or more exhaustive licenses to Broadcom pursuant to Section 7.4), 7.5 (except and only to the extent that Broadcom grants in the future one or more exhaustive licenses to Qualcomm pursuant to Section 7.5), 7.8, or 7.9(b)(iii) exhausts any of the Parties’ Patent rights or grants or otherwise provides any Pass-Through Rights to any Third Party for any Non-Exhaustive Products, whether expressly, impliedly, by estoppel, by operation of law, or otherwise (a “Final Judgment”), then the Party whose Patent rights were adjudicated to be exhausted or with respect to whose Patent rights Pass-Through Rights were adjudicated to be granted (the “Aggrieved Party”) may elect, by written notice to the other Party within one year after the date of the Final Judgment, that such covenant or rights will be deemed to be null, void, and ineffective in such jurisdiction from inception to the extent adjudicated to exhaust the Aggrieved Party’s Patents or otherwise provide Pass-Through Rights with respect to the Aggrieved Party’s Patents for any Non-Exhaustive Products; provided, however, that [**] with respect to any [**] made prior to [**] will remain in effect. In such event or if Section 6.1, 6.2, 6.3, 7.1(c), 7.2(c), 7.4, 7.5, 7.8, or 7.9(b)(iii) is otherwise determined to be invalid, unlawful, void, or unenforceable in any jurisdiction, the Parties shall meet promptly to negotiate in good faith a mutually acceptable substitute provision for such jurisdiction that effectuates the Parties’ above stated intent and the Parties’ intent in entering into the original provision that was adjudicated to exhaust a Party’s patents or otherwise provide Pass-Through Rights to a Third Party or to otherwise be invalid, unlawful, void, or unenforceable. In such event, the other Party may also elect by written notice to the Aggrieved Party (within thirty (30) days after the election

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by the Aggrieved Party) to have the corresponding provision terminated in the same manner and for the same jurisdiction pending replacement of both Party’s provisions with substitute provisions as determined under this Section 7.9(b). For such purposes, the following provisions will be considered to be corresponding provisions: Sections 6.1 and 6.2; Sections 7.1(c) and 7.2(c); Sections 7.4 and 7.5; and Sections 7.8(a) and 7.8(b). In addition, the rights granted by the other Party under Section 6.3 or 7.9(b)(iii) will be considered to be corresponding to those granted by the Aggrieved Party under Section 6.3 or 7.9(b)(iii), respectively. While the Parties are negotiating such substitute provision for Section 6.1, 6.2, 6.3, 7.1(c), 7.2(c), 7.8, and/or 7.9(b)(iii) and/or while any appeal of a Final Judgment relating to a covenant in Section 6.1, 6.2, 6.3, 7.1(c), or 7.2(c) or the terms and conditions of 7.8 and/or 7.9(b)(iii) is pending, [**].
               (ii) If the Parties are unable to agree on a substitute provision for such jurisdiction within the later of one hundred eighty (180) days after the date of the Final Judgment or sixty (60) days after the conclusion of all appeals of the Final Judgment (if any), then either Party may submit the matter to arbitration pursuant to Section 16.4, except that the Parties will engage in “baseball” arbitration whereby each Party will submit its proposed substitute provision to the arbitrator and the arbitrator will be instructed to select the proposed substitute provision that, in the arbitrator’s judgment, most closely effectuates, to the maximum extent possible, both Parties’ intent reflected in Section 7.9(a) and the intent of the original provision that was adjudicated to exhaust a Party’s patents or otherwise provide Pass-Through Rights to a Third Party or to be invalid, unlawful, void, or unenforceable. Before each Party submits its final proposed substitute provision to the arbitrator, the other Party will have the opportunity to review and provide suggested revisions to the first Party’s proposed substitute provision, which the first Party may incorporate or reject, in whole or in part, in its discretion. Neither Party will disclose to the arbitrator its suggested revisions to the other Party’s proposed substitute provision. Each Party’s final proposed provision (for purposes of the arbitration) will be the same as a provision that such Party has previously proposed to the other Party, except that such Party may adopt one or more revisions suggested by the other Party to more closely achieve the intent of the original provision and Section 7.9(a). Each Party agrees that it will not take the position in any such arbitration that there should be no substitute provision in the Agreement. During the pendency of the arbitration (if a substitute provision for Section 6.1, 6.2, 6.3, 7.1(c), 7.2(c), 7.8, and/or 7.9(b)(iii) is in question), [**]. If the substitute provision selected by the arbitrator is subsequently adjudicated in a Final Judgment in any jurisdiction to exhaust a Party’s Patents or otherwise provide Pass-Through Rights to a Third Party or to be invalid, unlawful, void, or unenforceable in any jurisdiction, the provisions of this Section 7.9(b) will again apply, with the entire process repeated from the beginning (commencing with negotiations under Section 7.9(b)(i)) in order to determine a new substitute provision.
               (iii) If any substitute provision allows either Party (or any of its Subsidiaries) to Assert against the other Party (or any of the other Party’s Subsidiaries or any of its or their Contractors or Distributors) any infringement claim that could not have been Asserted against the other Party (or any of the other Party’s Subsidiaries or any of its or their Contractors or Distributors) under the original version of Section 6.1, 6.2, or 6.3, as applicable and as originally intended by the Parties (a “Precluded Claim”), then before [**] the other Party (or any of the other Party’s Subsidiaries or any of its or their Contractors or Distributors), the first Party and its Subsidiaries shall [**]. Any applicable statute of limitations for a Precluded Claim will be tolled during any time that an action against a Broadcom customer is pending. If, at any

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time, the first Party (“Asserting Party”) or any of its Subsidiaries does Assert any Precluded Claim against the other Party (or any of the other Party’s Subsidiaries) (“Defending Party”), then the Defending Party will have the right in its sole discretion, upon written notice to the Asserting Party, to [**] the other Party and its Subsidiaries, and their respective Contractors and Distributors [**]; (b) all [**] the other Party and its Subsidiaries, Contractors, and Distributors pursuant to [**]; (c) the [**] Asserting Party’s and its Subsidiaries’ direct or indirect customers under [**]; (d) if Broadcom is the Defending Party, [**]; and (e) all of the Defending Party’s obligations and the Asserting Party’s and its Subsidiaries’ and customer’s rights under [**]. If any of the foregoing options in this paragraph (iii) is (alone or along with other provisions in this Agreement or other options in this paragraph (iii)) adjudicated in a final judgment in any jurisdiction, in any Litigation to which a Party or one of its Subsidiaries is a party and that specifically addresses this Section 7.9(b)(iii) in this Agreement, to exhaust a Party’s Patents or otherwise provide Pass-Through Rights to a Third Party for Non-Exhaustive Products, then a replacement provision for such jurisdiction will be substituted that does not cause the adjudicated exhaustion or Pass-Through Rights, but otherwise preserves the rights of the Defending Party to the maximum extent possible; the process set forth in Sections 7.9(b)(i) and 7.9(b)(ii) will be used to determine the replacement provision for such jurisdiction.
               (iv) Neither Party or any of its Subsidiaries will claim or assert, in any Litigation (regardless of whether or not the other Party is a party to such Litigation) that [**] exhausts a Party’s Patents or otherwise provide Pass-Through Rights to a Third Party for Non-Exhaustive Products. In addition to the rights under Section 7.9(b)(iii) or any replacement provision, a Defending Party against whom (or against whose Subsidiary, Contractor, or Distributor) a Precluded Claim has been Asserted will have the right in its sole discretion, upon written notice to the Asserting Party, to [**]. If the Asserting Party withdraws the Assertion of the Precluded Claim and reimburses all of the Defending Party’s costs and expenses in connection with such Assertion within thirty (30) days after the notice from the Defending Party, then [**].
               (v) Qualcomm’s obligation to pay to Broadcom the entire amounts set forth in Section 3 will remain in full force and effect without any modification, termination, refund, reduction, or offset of any kind, notwithstanding anything in this Section 7.9(b) or in any provisions that may be modified or terminated pursuant to this Section 7.9(b) or in any substitute or replacement provision, whether or not the rights or obligations of the Parties under any such provisions are materially modified by this Section 7.9(b) or are otherwise modified or terminated for any reason.
          (c) Each Party agrees that it will not (and will ensure that each of its Subsidiaries does not): (i) claim or assert, in any Litigation (regardless of whether or not the other Party is a party to such Litigation) or in any written public statement (including press releases) issued or otherwise authorized by such Party, that [**], are exhaustive or otherwise create any Pass-Through Rights (except and only to the extent that [**]); or (ii) Support any Third Party in the making of any such claims or assertions in any Litigation. This Section 7.9(c) will not restrict a Party from claiming or asserting in Litigation, or from providing Support to any Third Party claiming or asserting in Litigation, that (x) [**]; (y) [**]. If any direct or indirect customer of a Party (or a Subsidiary of a Party) asserts an Exhaustion Claim against the other Party (or a Subsidiary of the other Party), then within thirty (30) days after written request

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from the other Party, the first Party shall notify such customer, in a letter signed by such Party’s Chief Executive Officer or General Counsel and copied to the other Party, that the only rights possessed by the first Party in the relevant patents arise from an agreement that was negotiated and designed with the intent that no exhaustive rights or other pass-through rights would be granted to the first Party or its customers for Non-Exhaustive Products, and that should the customer continue to pursue its Exhaustion Claim, the first Party will provide no Support to the customer in pursuing such claim.
          (d) Except as expressly set forth below, each Party shall include (and shall ensure that each of its Subsidiaries includes), in each of its signed written agreements entered into with a direct customer of such Party after the Effective Date for the sale of ASICs, other integrated circuit devices, Modules, and Test Devices that are Non-Exhaustive Products, a notice to such customer in the applicable form set forth in Attachment G. Beginning no later than thirty (30) days after the Effective Date, each Party shall provide such notice to its direct customers in its order acknowledgement forms for accepting purchase orders for a Non-Exhaustive Product, unless such Party has already included the notice in a signed written agreement with such customer. In addition, each Party shall (1) provide the applicable form of notice to all of its current direct customers (i.e., direct customers with which such Party or one of its Subsidiaries has, on or before the Effective Date, entered into an signed, written agreement that remains in effect for the sale of any Non-Exhaustive Products) within sixty (60) days after the Effective Date, and (2) beginning no later than thirty (30) days after the Effective Date, include or provide the applicable form of notice in or with any new signed, written agreement, or amendment to an existing signed, written agreement, with such existing direct customers for the sale of any Non-Exhaustive Product in volume production (i.e., not just prototypes or engineering samples) or for the license of any software that is a Non-Exhaustive Product. Notwithstanding the foregoing, neither Party will be required to provide notices to end user consumers. However, each Party will publish the applicable form of notice on its web site throughout the term of this Agreement.
          (e) Temporary [**]. During any of the following periods of time (each, a “[**]”) (i) after an Exhaustion Claim has been asserted, until the applicable covenant in Section 6 is reinstated or Section 7.9(b) applies, (ii) in which the Parties are negotiating a substitute provision pursuant to Section 7.9(b), (iii) in which a Final Judgment is being appealed, or (iv) in which the Parties are engaged in arbitration regarding a substitute provision pursuant to Sections 7.9(b) and 16.4, neither Party [**]. In addition, (1) [**], neither Party [**]; or (2) [**], neither Party [**]. Any applicable [**] for a patent infringement action based on sales of Non-Exhaustive Products made [**] will be [**]. Once a [**], if either Party (or any of its Subsidiaries) is free to make any such Assertion and does make such an Assertion, such Party (or any of its Subsidiaries) may [**] Non-Exhaustive Products made [**]; however, [**] any such Assertion against the other Party (or any of its Subsidiaries, Contractors, or Distributors). For avoidance of doubt, the [**] set forth in this Section 7.9(e) does not authorize any sales of Non-Exhaustive Products [**] or otherwise. If, during any period of time in which the Parties are negotiating a substitute provision for Section 7.4 or 7.5 or a substitute provision is being determined through arbitration, either Party Asserts in Litigation any claims of patent infringement that would be subject to such Section if it were still in effect, the substitute provision (once it is agreed upon or determined) will apply retroactively to such claims.

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     7.10 No Foundry Rights. The Parties understand and acknowledge that the covenants and licenses granted in this Agreement (and any licenses that may be granted in the future pursuant to Section 7.4 or Section 7.5) are intended to cover only products of the two Parties to this Agreement (and their respective Subsidiaries), and are not intended to cover manufacturing activities that either Party (or a Subsidiary of either Party) may undertake on behalf of Third Parties. Accordingly, notwithstanding anything to the contrary in this Agreement and without limiting the generality of the preceding sentence, the rights granted by one Party to the other Party and the other Party’s Subsidiaries (and their respective Contractors, Distributors, and customers) in or pursuant to this Agreement (including rights under Sections 6.1, 6.2, 7.1, and 7.2 as well as rights under any licenses that may be granted in the future) do not include the right under any Broadcom Patents or Qualcomm Patents to manufacture or have manufactured products as a foundry or contract manufacturer for a Third Party based on designs provided by such Third Party in substantially completed form or to distribute such products to such Third Party or to customers of such Third Party. For avoidance of doubt, this Section 7.10 is not intended to limit either Party’s rights with respect to Custom ICs or, with respect to Section 7.3(b), customized versions of Qualcomm Software Products described in the definition thereof.
     7.11 No Covenants or Licenses for Manufacturers or Suppliers of Third Party ICs. Third Parties who are manufacturers of Third Party ICs or direct or indirect suppliers of Third Party ICs to a Party or any of its Subsidiaries are not intended third party beneficiaries of any of the covenants or licenses granted in Section 6 or Section 7 of this Agreement whether or not such Third Party ICs are incorporated into or otherwise used with any Broadcom Components, Broadcom Covenant Products, Qualcomm Components, or Qualcomm Covenant Products, as applicable. No licenses or covenants not to Assert are granted or otherwise provided to any such Third Parties for the manufacturing, using, Selling or importing of any Third Party ICs by such Third Parties, whether expressly or by implication, estoppel or otherwise.
8. Assignment of Patents from Broadcom to Qualcomm
     8.1 Selection of Patent Families. Attached to this Agreement as Attachment B is a list of Patent Families provided by Broadcom to Qualcomm. Within thirty (30) days after the Effective Date, Qualcomm shall select (by providing written notice to Broadcom) fifty (50) Patent Families from Attachment B. The patents and patent applications identified on Attachment B as being included within the fifty (50) Patent Families selected by Qualcomm from the overall list of Patent Families in Attachment B are collectively referred to herein as the “Designated Patents”. The “Designated Patents” specifically exclude the patents and patent applications from the other Patent Families identified on Attachment B that are not selected by Qualcomm, all of which are retained by Broadcom.
     8.2 Assignment of Designated Patents to Qualcomm. Within fifteen (15) days after Qualcomm has notified Broadcom of the selection of the Designated Patents, and subject to Qualcomm having made the First Payment to Broadcom, Broadcom shall unconditionally and irrevocably assign (and, as applicable, ensure that each of its Subsidiaries assigns) to Qualcomm all of Broadcom’s and Subsidiaries’ right, title, and interest in the Designated Patents, subject only to (a) the rights retained by Broadcom as expressly provided in both this Section 8.2 and Section 8.3 and (b) all releases, covenants, licenses, and rights that have been granted to Third

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Parties with respect to the Designated Patents before the Effective Date. The form of patent assignment to be executed by Broadcom (or its Subsidiary if the patent is owned by such Subsidiary) and delivered to Qualcomm (before the end of the fifteen-day period referred to above in this Section 8.2) is attached hereto as Attachment C. The foregoing is expressly limited to assignment of the specifically listed Designated Patents only, and shall not be construed as granting or otherwise providing a right to practice or any rights (whether expressly or by implication, estoppel or otherwise) under any other existing or future patent or patent application of Broadcom or any of its Subsidiaries, irrespective of whether such other patents or patent applications are infringed by or necessary to the practice of any invention claimed or described in any of the Designated Patents or otherwise.
     8.3 Rights Retained by Broadcom. Subject to Section 7.10, Broadcom and each of its Subsidiaries (but only as long as it remains a Subsidiary of Broadcom) hereby retain (and if the retention of such rights is not effective in any respect, Qualcomm shall grant to Broadcom and each of its Subsidiaries (but only as long as it remains a Subsidiary of Broadcom)) a perpetual and irrevocable, non-exclusive, fully-paid and royalty-free, nonassignable and non-transferable (except as permitted under Section 14), worldwide, exhaustive license, with no right to sublicense except to its Subsidiaries, under the Designated Patents (including any patents that issue from patent applications included in the Designated Patents, any reissue, reexamination, or extension of any Designated Patent, any divisional, continuation, continuation-in-part, or foreign counterpart of any Designated Patent, and any other patent or patent application claiming direct or indirect priority from any Designated Patent, in each case which are owned at any time by Qualcomm or any of its Subsidiaries and all of which are referred to herein as “Related Patents”) to make, have made, import, use, offer to sell, sell, and otherwise dispose of all past, current, and future products and services of Broadcom and its Subsidiaries and to practice any process, method, or procedure. This license includes and covers all activities by Broadcom and its Subsidiaries (except licensing or sublicensing the Designated Patents or Related Patents to Third Parties) in connection with its business, including the design, development, and testing of current and future Broadcom products and Broadcom services, and the use, reproduction, incorporation, and distribution of products (including Components, software, and firmware) and services of Broadcom and its Subsidiaries by contractors, Distributors, and direct and indirect customers and users of such products and services of Broadcom and its Subsidiaries. Qualcomm covenants that it will not, and will not permit any of its Subsidiaries to, (i) amend any claim in any Designated Patent (or in any patents or applications claiming direct or indirect priority from or otherwise having common priority with any Designated Patent) in such a way that is directed at subject matter included in the Designated Patents only through incorporation by reference, or (ii) amend any specification or claim to directly include any subject matter incorporated by reference in the Designated Patents. Qualcomm shall ensure that any assignment or transfer of any of the Designated Patents is made expressly subject to the license retained by Broadcom and its Subsidiaries under this Section 8.3, the obligation to license to the extent such retention is not effective in any respect, and the covenant in the preceding sentence. The above license retained by Broadcom and its Subsidiaries is non-terminable for any reason and will remain in effect (without restriction or limitation) notwithstanding any termination of other rights or obligations under this Agreement or any Change in Control of Broadcom.
     8.4 Information Regarding Designated Patents. Both during and after the patent selection process, Broadcom shall promptly provide the following information (the “Patent

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Information”) to Qualcomm regarding particular patents, patent applications, or Patent Families as Qualcomm may request in writing: (i) whether any nonexclusive license or other rights with respect to any such patent or patent application have been expressly granted by Broadcom or any of its Subsidiaries to one or more particular Third Parties identified by Qualcomm in its request (other than by exhaustion or other implied rights or licenses), and (ii) whether such patents or patent applications are subject to any obligations that may arise from commitments made by Broadcom or its Subsidiaries to ARIB, ETSI, TIA, or other standards-setting organizations or have been disclosed as essential, or potentially essential, to any industry standard (and if so, which standards) identified by Qualcomm in its request. Prior to the Effective Date, Broadcom will also identify any licenses or other rights expressly granted, or standards organization commitments made, by Broadcom on or after February 1, 2009 with respect to any of the patents or patent applications included in the Patent Families listed on Attachment B. Notwithstanding anything to the contrary in this Section 8.4, Broadcom will not be required to provide any information that is subject to pre-existing confidentiality obligations to Third Parties or subject to the attorney-client privilege.
     8.5 Transfer of Patent Files and Ongoing Cooperation. Promptly after the Designated Patents are assigned to Qualcomm, Broadcom shall instruct its patent prosecution counsel for the Designated Patents to deliver within thirty (30) days to Qualcomm the complete prosecution files for each Designated Patent, including the names, addresses, e-mail addresses, and phone numbers of prosecution counsel and agents; provided, however, that before delivering such files and documents to Qualcomm, Broadcom or its counsel shall remove any documents that are subject to the attorney-client privilege. For clarity, this Section 8.5 does not require Broadcom to deliver to Qualcomm any lab notebooks or other materials outside of the prosecution file history for the Designated Patents or any copies of any contracts or agreements pursuant to which Broadcom has licensed a Designated Patent to any Third Party. If the signature of a named inventor is reasonably required on any oath, declaration, assignment, or other document for the prosecution of any of the Designated Patents or any other patent or patent application claiming priority to a Designated Patent, then upon written request from Qualcomm to Broadcom, Broadcom will request such inventors who remain employees of Broadcom or any of its Subsidiaries to reasonably cooperate with Qualcomm, at Qualcomm’s sole expense.
     8.6 Representations and Warranties. Broadcom represents and warrants that, to the knowledge of Broadcom, as of the Effective Date (a) Broadcom or a Subsidiary of Broadcom has sole and exclusive title to each of the Designated Patents, free and clear of any liens or security interests; (b) no exclusive licenses or other exclusive rights have been granted to any Third Party with respect to any of the Designated Patents; (c) any Patent Information provided to Qualcomm is accurate and correct in all material respects; (d) none of the Designated Patents has been declared or found to be invalid or unenforceable or is the subject of any pending or threatened interference, re-examination, or other proceeding in which the ownership, validity, scope, priority date, or enforceability of such Designated Patent has been or would reasonably be expected to be challenged; (e) neither Broadcom nor any of its Subsidiaries will assert, or Support any Third Party in asserting, in Litigation that any of the Designated Patents is invalid or unenforceable; and (f) none of the Designated Patents is subject to a royalty-free licensing commitment to grant, or other obligation to grant, royalty-free licenses to Third Parties after the Effective Date as a result of any commitment or undertaking made to a standards-setting organization or any other Person. Except for the express representations and warranties set forth

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herein, the Designated Patents are assigned to Qualcomm “as is” and Broadcom disclaims all other representations and warranties and any implied promises or obligations with respect to the Patent Families listed on Attachment B, the Designated Patents, the Patent Information, or any other information or materials provided to Qualcomm in connection with this Section 8, whether express or implied.
9. Third Party Licenses
     9.1 Treatment of Broadcom Components under Qualcomm Patent Licenses
          (a) Subject to Section 9.2, Qualcomm agrees that Broadcom Components will be treated as the equivalent of Qualcomm Components under Qualcomm’s Patent License Agreements for Licensed Products (the “Applicable Licenses”) that are executed after May 9, 2008 (the “New Qualcomm Agreements”) for only the following purposes: (1) determining or calculating royalties owed to Qualcomm for such Licensed Products; (2) determining or calculating up-front license fees payable under the New Qualcomm Agreements; and (3) the scope of the licenses or covenants granted in each such New Qualcomm Agreement under Patents owned by Qualcomm or its Subsidiaries (or Patents that Qualcomm or its Subsidiaries otherwise have the right to license or grant covenants not to assert against Third Parties, without the payment of monetary consideration to any Third Party, for Licensed Products that do not incorporate Qualcomm Components). For clarity, clause (1) and clause (2) above are not limited to [**] only, but rather apply to [**]. With respect to any Applicable License entered into by a Subsidiary of Qualcomm before it became a Subsidiary of Qualcomm (other than Applicable Licenses entered into by Subsidiaries of Qualcomm that became Qualcomm Subsidiaries before the Effective Date), this Section 9.1 will not apply to any terms as they existed in such agreement before such Subsidiary became a Subsidiary of Qualcomm. In the event of an amendment after May 9, 2008 of an Applicable License that is not a New Qualcomm Agreement, this Section 9.1(a) will not apply to any terms as they existed in such agreement prior to May 9, 2008, subject to Section 9.1(b).
          (b) Qualcomm acknowledges that: (i) Qualcomm has an Applicable License with two [**] licensees (“[**] Licensees”) that allow such licensees to [**]; and (ii) that Qualcomm also has an Applicable License with one licensee (“Other Licensee”) that allows such licensee to [**]. Qualcomm agrees that (A) if and when Qualcomm concludes [**] with the [**] will provide that such [**] Licensee will be entitled to [**], and (B) if Qualcomm has not [**] with the other [**] Licensee mentioned in clause (i) above and the Other Licensee within thirty (30) days after the Effective Date providing that such licensees will be entitled to [**], Qualcomm will promptly [**]. Notwithstanding the foregoing in clause (A) of this Section 9.1(b), if [**] the [**] Licensee mentioned in clause (A) above is concluded by the first anniversary of the Effective Date of this Agreement, Qualcomm will [**]. Within [**] days after the Effective Date, Qualcomm shall certify in writing to Broadcom that Qualcomm has fulfilled its obligations under clause (B) above. Within [**] days after the first anniversary of the Effective Date, Qualcomm shall certify in writing to Broadcom that Qualcomm has fulfilled its obligations under clause (A) above. For purposes of this Section 9, “Qualcomm Baseband ASIC” means a Qualcomm ASIC that implements the physical layer of a WWAN Interface; “WCDMA Device” means a Device that implements a WCDMA air interface but does not implement any CDMA air interface; “Licensed Products” means (i) Devices that implement any

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WWAN Interface or any MediaFLO Broadcast Standard, (ii) Embedded WWAN Modules, (iii) Embedded MediaFLO Modules, (iv) End User WWAN Cards; and (v) End User MediaFLO Cards, in each case that are licensed or subject to a covenant not to assert granted under a Patent License Agreement; and “Patent License Agreement” means a patent license or patent covenant not to assert agreement between Qualcomm and a Third Party that grants a license or covenant not to assert to such Third Party for Licensed Products under a substantial portion of the Essential Patent Claims of the Qualcomm Patents such as Qualcomm’s existing Subscriber Unit License Agreements, but does not include any supply agreement or software license agreement for Components or other software or products. For clarity, [**] as used in this Section 9.1(b) does not include [**] under an Applicable License.
     9.2 Component Sales. Notwithstanding Section 9.1, if Qualcomm sells its Components exhaustively where the sale conveys to the purchaser rights under some or all of Qualcomm’s patents applicable to such Components it is understood that (a) nothing in Section 9.1 prevents Qualcomm from charging royalties to licensees of its patents on Devices, End User Cards, Modules, or other products incorporating Broadcom’s Components or requires Qualcomm to allow such licensees to deduct the cost of Broadcom’s Components for purposes of calculating any royalties payable to Qualcomm; (b) for purposes of this Section 9, such exhaustive sales of Qualcomm Components will not be deemed a royalty-free patent license to Qualcomm’s patents applicable to the Components (including the use of such Components for their intended purpose) that are sold exhaustively; and (c) such exhaustive sales of Qualcomm Components will not be considered a violation or breach of Section 9.1(a) above.
     9.3 Additional Covenants
          (a) Qualcomm Dealings
               (i) Qualcomm shall not (A) condition the provision of any Qualcomm Baseband ASIC to a customer based upon the customer not purchasing or using Broadcom Components or (B) knowingly charge a higher price for a Qualcomm Baseband ASIC when purchased for use with a Broadcom Component than for the same Qualcomm Baseband ASIC when purchased for use with a Qualcomm Component or Third Party ASIC, provided that the foregoing shall not restrict Qualcomm with respect to bundled pricing for multiple Qualcomm Components to the extent otherwise permitted by law.
               (ii) Upon request from a Qualcomm customer, Qualcomm agrees to provide such customer (under confidentiality obligations if necessary) with the [**] information (for avoidance of doubt, such information will not include [**]) reasonably necessary to [**] on a Qualcomm Baseband ASIC, for the sole purpose of [**]). For the purposes of this Section 9.3, a [**] is one that has been [**], and is not one where either Party currently has [**]. At Broadcom’s written request with respect to a particular Qualcomm customer, Qualcomm will notify Broadcom whether Qualcomm has provided the information specified in this Section 9.3(a)(ii) to such Qualcomm customer.
               (iii) If Broadcom asserts that Qualcomm has engaged after the Effective Date in conduct that violates this Section 9.3(a), that conduct shall be deemed not to be Conduct/Practices for purposes of Section 4.2(c) above, such that Broadcom may bring any claim based on such conduct that would otherwise be precluded by operation of Section 4.2(c),

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but no other claim or remedy under this Agreement, including any contract remedies, will be available for such violation of this Section 9.3(a).
          (b) Broadcom Dealings
               (i) Broadcom shall not (A) condition the provision of any Broadcom Baseband ASIC to a customer based upon the customer not purchasing or using Qualcomm Components or (B) knowingly charge a higher price for a Broadcom Baseband ASIC when purchased for use with a Qualcomm Component than for the same Broadcom Baseband ASIC when purchased for use with a Broadcom Component or Third Party ASIC, provided that the foregoing shall not restrict Broadcom with respect to bundled pricing for multiple Broadcom Components to the extent otherwise permitted by law.
               (ii) Upon request from a Broadcom customer, Broadcom agrees to provide such customer (under confidentiality obligations if necessary) with the [**] information (for avoidance of doubt, such information will not include [**]) reasonably necessary to [**] on a Broadcom Baseband ASIC, for the sole purpose of [**]. For the purposes of this Section 9.3, a [**] is one that has been [**], and is not one where either Party currently has [**]. At Qualcomm’s written request with respect to a particular Broadcom customer, Broadcom will notify Qualcomm whether Broadcom has provided the information specified in this Section 9.3(b)(ii) to such Broadcom customer.
               (iii) If Qualcomm asserts that Broadcom has engaged after the Effective Date in conduct that violates this Section 9.3(b), that conduct shall be deemed not to be Conduct/Practices for purposes of Section 4.2(c) above, such that Qualcomm may bring any claim based on such conduct that would otherwise be precluded by operation of Section 4.2(c), but no other claim or remedy under this Agreement, including any contract remedies, will be available for such violation of this Section 9.3(b).
10. Third Party Matters
     10.1 If Qualcomm intentionally grants or has intentionally granted to any Third Party any [**] under Qualcomm Patents with respect to sales of [**] as standalone products for use in Devices that implement a WWAN Interface (other than [**] granted to a Third Party that sells or otherwise assigns patents or patent applications to Qualcomm, provided that such [**] apply solely to such sold or assigned patents and patent applications and any other patents that claim priority from such assigned patents or patent applications), then Qualcomm shall promptly notify Broadcom in writing of such fact and offer to Broadcom [**] as well as any or all, at Qualcomm’s option, of the other terms and conditions in such Third Party agreement. Such notice will identify a five (5) Business Day period, to occur within thirty (30) days of the date of the notice, during which a designated attorney for Broadcom who is not a Broadcom employee (i.e., outside counsel) may inspect (at the headquarters of Qualcomm) the relevant provisions of the agreement in which such [**] were granted by Qualcomm for the purpose of verifying the accuracy of the offered terms and conditions, except to the extent that confidentiality obligations prevent Qualcomm from disclosing the relevant provisions to third parties. If Qualcomm’s confidentiality obligations to such Third Party prevent Qualcomm from disclosing the relevant provisions to third parties, Qualcomm will request such Third Party’s consent to disclose the relevant provisions to Broadcom’s designated attorney as set forth in this Section 10. The

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designated attorney shall be subject to reasonable confidentiality obligations to Qualcomm no less restrictive than the confidentiality obligations in this Agreement and such designated attorney shall report to Broadcom only whether or not the offered terms and conditions are accurate unless Qualcomm’s confidentiality obligations to the Third Party permit additional disclosures, in which case such designated attorney may disclose to Broadcom only what is permitted under Qualcomm’s confidentiality obligations to the Third Party. Subject to the verification of the accuracy of the offered terms and conditions, for sixty (60) days after the date on which Qualcomm provided the above notice or after any inspection period has expired, whichever is later, Broadcom will have the right to accept, by written notice to Qualcomm, the offered terms [**], effective as of the date such Third Party benefits from such [**]; provided that Broadcom must also accept all of the other terms and conditions of the Third Party agreement offered by Qualcomm in its notice, including any obligations to provide consideration to Qualcomm for such [**] or any of the other offered terms and conditions. If Broadcom does not provide written notice of its acceptance of all of the offered terms and conditions to Qualcomm on or before the end of such sixty (60) day period, then, provided that Qualcomm has fully complied with its obligations under this Section 10.1, Broadcom’s right to accept the offered terms and conditions (including the [**] therein) will expire. For avoidance of doubt and notwithstanding the foregoing, if (i) Qualcomm acquires or has acquired patents or patent applications from a Third Party and such patents or patent applications are subject to agreements that grant [**] that were granted before Qualcomm acquired such patents or patent applications, Qualcomm will not be deemed to have granted such [**] and will not be required to offer such [**] to Broadcom, or (ii) a covenant or other rights granted by Qualcomm to a Third Party are determined to grant [**] despite the parties’ express intent that such rights were not intended to grant [**], then this Section 10 will not apply to such [**].
     10.2 Within ten (10) days after the Effective Date and throughout the term of the Agreement, Qualcomm shall identify Broadcom as a supplier of component-related products with certain rights under Qualcomm’s patent portfolio on Qualcomm’s website and in such other places where Qualcomm publicly identifies other such suppliers.
11. Access to Specifications and Technical Information
Each Party, upon the request of the other Party, shall offer (and shall ensure that each of its Subsidiaries offers) to provide or license to the requesting Party and its Subsidiaries any specifications or interoperability, testing, or certification information that the first Party or its Subsidiary generally makes available to other merchant market integrated circuit device suppliers on terms and conditions that are similar to those offered or agreed upon with such other suppliers with respect to the same requested specifications or information.
12. Confidentiality and Publicity
     12.1 Terms of Agreement Are Confidential. Absent the express written consent of the other Party and except as expressly provided herein, each Party shall keep the terms of this Agreement strictly confidential and shall not disclose any of the terms of this Agreement to any Third Party.
     12.2 Permitted Disclosures to Third Parties. The Parties recognize that certain disclosures of certain terms of this Agreement may be reasonably necessary for the enjoyment of

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their rights and the performance of their obligations hereunder, and that such disclosures will not require the other Party’s consent. The disclosures permitted without consent are: (i) disclosures to the arranger or underwriter of any equity or debt financing to the extent reasonably necessary for arranging any such equity or debt financing; (ii) disclosures either required by or to rebut a claim under “most favored licensee” or “most favored nation” provisions or requirements in Third Party license agreements (including disclosures intended to establish the invalidity of a Third Party’s claim under such a provision or requirement); (iii) disclosures to Third Party Contractors and Third Party Distributors of their rights under Sections 6.1 and 6.2; (iv) disclosures by each Party to its customers with respect to the terms of Sections 6.1, 6.2, 7.1, 7.2, 7.3, 7.4 and 7.5 (but in the case of Sections 7.4 and 7.5, only when and to the extent allowed under Attachment I), 7.6, and 7.7 and the Parties’ obligations to provide notices under Section 7.9(d); (v) disclosures to a Party’s accountants or legal counsel; (vi) disclosures in connection with a proposed Change in Control; and (vii) disclosures contemplated in connection with Section 12.3. Prior to making a permitted disclosure to a Third Party, the Party making such disclosure shall obtain or have obtained the written agreement of such Third Party that such Third Party will not disseminate the information disclosed regarding the terms of this Agreement to any subsequent Third Party or use such information for any reason other than the reason for which such information is provided to such Third Party. Notwithstanding the above, in no event shall either Party disseminate the terms of this Agreement to any Third Party that does not reasonably need access to such information.
     12.3 Disclosures Required by Law. If either Party is required to disclose this Agreement or any of its terms or provisions by law, order, request, or regulation of a court of competent jurisdiction or other Governmental Authority such that this Agreement or any of its terms or provisions will be made publicly available, then such disclosing Party shall use reasonable efforts to provide the other Party with reasonable advance written notice thereof and, if possible under the circumstances, an opportunity to object to and to try to prevent such disclosure. If either Party believes that it will be necessary to file a copy of all or a portion of this Agreement with the SEC or any other Governmental Authority such that this Agreement or any of its terms or provisions will be made publicly available, it shall notify the other Party prior to any such filing, provide the other Party with a copy of what it intends to file with the SEC or other Governmental Authority before making any such filing, request confidential treatment (or a protective order or the equivalent, as applicable) for the previously agreed-upon portions of the following provisions: Sections 3.3, 6.1, 6.2, 6.3, 7.1, 7.2, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 9 (except the first sentence of Section 9.1(a)), 10.1, 13.1, 14, 16.4, the related definitions, and Attachments H and I, and provide the other Party with any responses received from the SEC or Governmental Authority in respect of its request for confidential treatment (or a protective order or the equivalent, if applicable) and any responses thereto by the first Party. Notwithstanding the foregoing, the list of Sections cited for confidential treatment is not exhaustive, and the Parties agree to seek confidential treatment for other provisions that either Party may reasonably request. The application for confidential treatment or protective order must be consistent with the requirements of the Freedom of Information Act, rules of the SEC and other applicable laws, rules, or regulations. In addition, each Party shall inform the other Party if the first Party receives notice that disclosure of the Agreement is being sought under the Freedom of Information Act or any similar foreign law, rule, or regulation and use reasonable efforts to maintain confidential treatment if such disclosure is sought.

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     12.4 Joint Press Release. Upon the execution and delivery of this Agreement, the Parties will promptly issue a joint press release in the form attached hereto as Attachment F. Neither Party shall make any other public statements regarding this Agreement or the matters addressed in this Agreement except as otherwise required or expressly permitted by this Agreement or as required by law, order, request, or regulation of a court of competent jurisdiction or other Governmental Authority.
     12.5 Publicly Available Information. The Parties’ obligations under this Section 12 will not apply to any information that is or becomes generally available to the public through no wrongful act or omission on the part of either Party, including any information expressly disclosed in the joint press release described in Section 12.4 or included in a disclosure made to the SEC in accordance with Section 12.3.
13. Termination
     13.1 Termination Rights. This Agreement may not be terminated or rescinded by either Party for any reason. Certain rights and obligations in this Agreement may be terminated before the end of the term of this Agreement as follows:
(a)	Broadcom may terminate (at its option and in its sole discretion) the rights granted by Broadcom to Qualcomm, Subsidiaries of Qualcomm, and their respective Contractors, Distributors, and customers in Sections [**], and [**] by providing written notice to Qualcomm if (and only if) Qualcomm materially breaches its payment obligations under Section 3.1 and does not cure the breach within fifteen (15) days after receiving written notice thereof from Broadcom and such breach remains uncured when the termination notice is delivered (provided that, if there is a dispute arising from or relating to Section 3.3(a) only and Qualcomm pays (or causes one of its Subsidiaries to pay), any undisputed amount owed to Broadcom, Broadcom may not terminate any such rights until and unless (i) an arbitrator makes a final decision pursuant to arbitration under Section 16.4 that Qualcomm has materially breached its obligations under Section 3.1 and has failed to cure any such breach prior to the decision; (ii) Qualcomm fails to cure such breach, in the manner prescribed by the arbitrator’s decision, within thirty (30) days after being notified in writing of such decision of the arbitrator; and (iii) such breach remains uncured when the termination notice is delivered).

(b)	Qualcomm may terminate (at its option and in its sole discretion) (x) the rights granted by Qualcomm to Broadcom, Subsidiaries of Broadcom, and their respective Contractors, Distributors, and customers in Sections [**], and [**], and (y) Qualcomm’s remaining payment obligations under Section 3.1 with respect to payments that have not yet become due and payable prior to the date of such termination, in each case by providing written notice to Broadcom if (and only if) all of the following have occurred:

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(i) Broadcom has breached its obligations under Section 7.9(c) by asserting (or allowing any of its Subsidiaries to assert) a claim in Litigation after the Effective Date that any covenant in [**], or any terms or conditions in [**] (except and only to the extent that Qualcomm [**], or [**], alone or in combination with each other, create any Pass-Through Rights under any Qualcomm Patents to a Third Party; for avoidance of doubt, this Section 13.1(b) only applies to (and all references to breach in this Section 13.1(b) shall only be construed as referring to) a breach of Section 7.9(c) due to such an assertion in Litigation by Broadcom or its Subsidiary (and not to any other breach of Section 7.9(c));
(ii) Qualcomm has properly notified Broadcom in writing of such breach and identified the specific assertions and claims to be withdrawn by Broadcom to cure such breach and has provided a period of at least thirty (30) days after such notice for Broadcom to cure such breach prior to Qualcomm requesting any arbitration under Section 16.4 with respect to such breach;
(iii) Broadcom does not cure such breach by withdrawing the claim or assertion that constituted the breach of Section 7.9(c) during such thirty (30) day period after a proper notice from Qualcomm (the “Pre-Filing Cure Period”); Broadcom will be deemed to have withdrawn such claim or assertion, and to have cured such breach, immediately upon formally notifying the court, Governmental Authority or other tribunal in which Broadcom’s claim or assertion is pending, that Broadcom is dismissing or withdrawing the claim or assertion that constituted the breach of Section 7.9(c);
(iv) Qualcomm submits the matter to arbitration under Section 16.4 after the expiration of the Pre-Filing Cure Period and an arbitrator makes a final decision pursuant to arbitration under Section 16.4 that Broadcom has committed such breach of its obligations under Section 7.9(c) as set forth in (i) above in the manner alleged in Qualcomm’s notice and has failed to cure such breach prior to the date that is five (5) Business Days after the Parties submitted their final pre-hearing briefs or, if there are no pre-hearing briefs, five (5) Business Days after the commencement of the arbitration hearing (such date, the “Cure Deadline” and such final decision, a “First Decision”);
(v) Broadcom fails to cure such breach within thirty (30) days after being notified in writing of and provided a complete copy of such final decision of the arbitrator; and
(vi) such breach remains uncured when the termination notice is delivered after such thirty (30) day period in (v) above. Neither Qualcomm nor the arbitrator may take any position that the breach cannot be cured at any time prior to or during such thirty (30) day cure period. At any time prior to the end of the thirty (30) day cure period following a final decision of

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the arbitrator, Broadcom will be deemed to have withdrawn such claim or assertion, and to have cured such breach, immediately upon formally notifying the court, Governmental Authority or other tribunal in which Broadcom’s claim or assertion is pending, that Broadcom is dismissing or withdrawing the claim or assertion that constituted the breach of Section 7.9(c).
Broadcom shall have the right to cure a breach of Section 7.9(c) an unlimited number of times prior to the commencement by Qualcomm of an arbitration proceeding with respect to such breach under (iv) above without triggering any termination rights under this Section 13.1(b) and any such breach that is so cured will be disregarded in determining whether any termination rights are triggered by any subsequent breach under this Section 13.1(b). However, Broadcom will be allowed to cure a breach of Section 7.9(c) after the Cure Deadline pursuant to (iv) above only once (provided that such breach results in a First Decision) without triggering termination rights under this Section 13.1(b); thereafter, Qualcomm may terminate the rights set forth above (by written notice to Broadcom) for any other breach by Broadcom of Section 7.9(c) as set forth in (i) above that is not cured by Broadcom within thirty (30) days after receiving written notice from Qualcomm of such breach as set forth in (ii) and (iii) above.
In the event there is any other notice of breach of Section 7.9(c) that has been provided or any additional arbitration(s) pending in accordance with this Section 13.1(b) when the arbitrator makes a final decision under subsection (iv) above, Broadcom shall have thirty (30) days after such final decision to formally notify the court, Governmental Authority or other tribunal in which Broadcom has made the claim or assertion giving rise to Qualcomm’s claim of breach in such other notice or additional arbitration(s), that Broadcom is dismissing or withdrawing such claim or assertion and thereby cure such breach without triggering any termination rights under this Section 13.1(b), and any such breach that is so cured will be disregarded in determining whether any termination rights are triggered by any subsequent breach under this Section 13.1(b).
After a First Decision, in the event that Qualcomm claims it is entitled to terminate Broadcom’s rights in accordance with this Section 13.1(b) (except for a claim based on Broadcom’s failure to cure the breach that was the basis of the First Decision) and Broadcom disputes such claim, such dispute shall be determined solely by arbitration under Section 16.4 and, in the event of such dispute, Qualcomm shall not be entitled to terminate Broadcom’s rights in accordance with this Section 13.1(b) until after the arbitrator has ruled that Broadcom has committed a breach (other than a breach that has been cured by Broadcom within thirty (30) days after the First Decision) of Section 7.9(c) and failed to cure such breach within thirty (30) days after receiving notice of such breach from

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Qualcomm. Any such arbitration shall decide only whether Broadcom committed such breach of Section 7.9(c) and failed to cure such breach within thirty (30) days after receiving notice of such breach from Qualcomm, and if the arbitrator decides that Broadcom has committed a breach of Section 7.9(c) that has not been cured during the applicable cure period, Qualcomm’s right to terminate Broadcom’s rights in accordance with this Section 13.1(b) shall be conclusively established.
(c)	If (and only if):
(i)	Qualcomm sells more than [**] units of Qualcomm Protected Products exhaustively (where the sale conveys to the purchaser rights under some or all of Qualcomm’s patents applicable to such Qualcomm Protected Products) to a single Qualcomm Customer in any calendar year for use in a Device that implements a WWAN Interface (other than GSM-Only Devices); or

(ii)	Qualcomm begins generally licensing its Essential Patent Claims separately from its non-essential Qualcomm Patents for Devices (other than GSM-Only Devices) that implement a WWAN Interface or Qualcomm begins licensing its non-essential Qualcomm Patents in specific, distinct groups directed at specific, different non-WWAN Interface technologies for such WWAN Devices (as opposed to Qualcomm’s current practice of licensing substantially all of its patent portfolio, sometimes within a capture period, for such WWAN Devices); or

(iii)	(A) it has been adjudicated (in a final, non-appealable judgment) by a court of competent jurisdiction that a covenant or other rights granted by Qualcomm to a Third Party creates [**] under at least a substantial portion of the Essential Patent Claims of the Qualcomm Patents with respect to sales by such Third Party [**], (B) such rights are not terminated within one-hundred eighty (180) days after the date of such final adjudication, and (C) such Third Party sells more than [**] to a single customer in any calendar year, then beginning on the second annual anniversary of the Effective Date, Broadcom will have the right to (x) change the Capture Period, for all purposes under this Agreement, to mean any time on or before the first anniversary of the Effective Date and/or (y) terminate in their entirety both Sections 7.1 and 7.2 with respect to sales of Components after the date of any such termination, by giving one year’s advance written notice of such change to Qualcomm that is provided by Broadcom to Qualcomm no earlier than on the second anniversary of the Effective Date (for the avoidance of doubt, the earliest that such change could take effect is three (3) years after the Effective Date and, notwithstanding anything to the contrary in this Agreement, such change will apply only to sales and other activities that occur after such change takes effect). For purposes of

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calculating the number of [**] sold by Qualcomm or a Third Party above, multiple [**] sold as part of a single [**] will be considered one [**].
     13.2 No Other Termination. Except as expressly provided in Sections 6.1(d), 6.2(d), 7.8, 7.9(b), and 13.1, no provisions, rights, or obligations in or under this Agreement may be terminated by either Party for any reason, including any breach of this Agreement by the other Party. Except as provided in Section 13.1(b), the payment obligations contemplated under Section 3.1 are non-terminable, non-cancellable, and not subject to offset.
14. Assignment and Change in Control
     14.1 Assignment of Contract Rights
          (a) This Agreement is assignable by a Party without the consent of the other Party only (i) in a merger, consolidation, amalgamation, or similar transaction of a Party with another Entity that results in a Change in Control of such Party, to such other Entity, subject to the terms set forth in Section 14.4 below (it being agreed that the acquisition of the capital stock of a Party by an Entity that results in a Change in Control shall be deemed not to be an assignment that is subject to this Section 14.1 but shall be subject to Section 14.4), (ii) in a merger, consolidation, amalgamation, or similar transaction of such Party with another Entity that does not constitute or result in a Change in Control, to such other Entity, (iii) by Qualcomm as expressly permitted or required under Section 14.3, or (iv) to a Parent Holding Company solely as permitted in Section 14.1(b) (provided that, for the avoidance of doubt, such transaction does not constitute, involve or result in a Change in Control); in each case, provided that the assignee agrees in writing prior to such assignment to be bound by the terms and conditions of this Agreement. Except as provided in the preceding sentence, neither Party may assign any rights under this Agreement, or delegate any obligations under this Agreement, to any other Person (including any of its Subsidiaries or Affiliates or any Third Party) without the express prior written consent of the other Party, which the other Party may grant or deny in its sole and absolute discretion. Any attempted or purported assignment or delegation that requires consent of the other Party and is made without such consent will be null and void. Subject to the foregoing, any permitted assignment under this Section 14.1(a) will be binding upon and inure to the benefit of the Parties and their permitted successors or assigns. Notwithstanding any assignment hereunder, the assigning Party shall remain liable for all payment obligations hereunder.
          (b) If a Party creates a Parent Holding Company of such Party, such Party shall promptly either (x) assign this Agreement to such Parent Holding Company, which assignment will not require the consent of the other Party, or (y) prior to the consummation of the transaction or series of related transactions creating such Parent Holding Company, cause the Entity that will become such Parent Holding Company to agree in writing (which agreement will not require the consent of the other Party) that (1) if such Entity owns or at any time thereafter acquires (or otherwise has or obtains the right to license or grant a non-Assert covenant to the other Party as set forth herein) any patents, or such Entity creates or acquires new Subsidiaries (which are not Subsidiaries of such Party) that own or at any time thereafter have or acquire (or otherwise have or obtain the right to license or grant a non-Assert covenant to the other Party as set forth herein) any patents, this Agreement will apply to any and all such patents in the same manner (including with respect to the Capture Period) as if such patents were owned by such

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Party; and (2) any conduct and practices of the Parent Holding Company and its Subsidiaries will be subject to Section 9 in the same manner that the conduct and practices of the Party are subject to Section 9.
          (c) For purposes of this Section 14.1, a “Parent Holding Company” of a Party means an Entity that: (i) is created by, or is a Subsidiary of, such Party; (ii) subsequently controls such Party; and (iii) at the time of the transaction as a result of which it controls such Party, is not controlled by any other Entity or Person or group of Persons (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) in their capacity as voting securityholders, where “control” means direct or indirect ownership or control of more than fifty percent (50%) of the Voting Power of such Entity by another Entity.
     14.2 Assignments of Patents
          (a) Assignments to Third Parties. All of the rights granted under this Agreement with respect to each Party’s Patents (including rights under covenants not to Assert such Patents) are intended to run with such Patents and be binding on any future owner or assignee of such Patents. Accordingly, each Party agrees that if it, or any of its Subsidiaries, assigns or otherwise transfers any of its rights under any Patents, it will ensure that such assignment or transfer is made subject to the full maintenance of all of the licenses and non-Assert covenants set forth in this Agreement (including the licenses set forth below in this Section 14.2). With respect to any transaction or series of related transactions that causes or results in an Entity that was a Subsidiary of a Party to no longer qualify as a Subsidiary or that creates a newly formed Entity that is not a Subsidiary of a Party, and in each case such Entity owns or has the right to enforce any patents that were Broadcom Patents or Qualcomm Patents, as applicable, prior to such transaction or series of transactions, such transaction or series of related transactions will be considered a transfer of such patents for purposes of this Section 14.2(a).
               (i) In the event of any such transfer of Broadcom Patents by Broadcom or any of its Subsidiaries to a Third Party, then immediately prior to such transfer, Qualcomm and its Subsidiaries (but only as long as they remain Subsidiaries of Qualcomm) will automatically receive a nonexclusive, fully-paid and royalty-free, nontransferable (except as set forth in this Section 14), irrevocable and non-terminable, worldwide, exhaustive license under such transferred Broadcom Patents to make, have made, use, import, offer to sell, sell, and otherwise dispose of Qualcomm Existing Components and (solely with respect to Covered Qualcomm Functionality) all Qualcomm Evolution Components, and after such transfer Broadcom will have no rights under Section 7.6 with respect to such transferred Broadcom Patents.
               (ii) In the event of any such transfer of Qualcomm Patents by Qualcomm or any of its Subsidiaries to a Third Party other than a Qualcomm SpinCo, then immediately prior to such transfer, Broadcom and its Subsidiaries (but only as long as they remain Subsidiaries of Broadcom) will automatically receive a nonexclusive, fully-paid and royalty-free, nontransferable (except as set forth in this Section 14), irrevocable and non-terminable, worldwide, exhaustive license under such transferred Qualcomm Patents to make, have made, use, import, offer to sell, sell, and otherwise dispose of Broadcom Existing Components and (solely with respect to Covered Broadcom Functionality) all Broadcom

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Evolution Components, and after such transfer Qualcomm will have no rights under Section 7.7 with respect to such transferred Qualcomm Patents.
          (b) Assignments as Part of Spin-Outs. For purposes of the foregoing and except as provided in Sections 14.2(c) and 14.3, a spin-out of a Subsidiary or newly formed Entity that contains an operating business of a Party or its Subsidiary (“SpinCo”) by a Party (“SpinCo Parent”) by means of a public offering and/or distribution to SpinCo Parent’s then-current stockholders of the equity interests in SpinCo (a “Spin-Out Transaction”), will be considered a “transfer” of the Patents owned by such Subsidiary or newly formed Entity for purposes of Section 14.2(a) at the time such spin-out is consummated, provided that such transaction or series of related transactions will not be a “Spin-Out Transaction” for purposes of this Section 14.2(b) if it involves the acquisition of any business or assets from any Entity that was a Third Party prior to such transaction or series of related transactions or results in a Third Party (or any group of Third Parties within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) becoming the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of SpinCo representing more than fifty percent (50%) of the Voting Power of SpinCo. For a period of [**] years after the date on which the Spin-Out Transaction is consummated, the other Party shall not Assert, and shall ensure that none of its Subsidiaries Asserts, any claim of infringement (direct or indirect) of any of its Patents against SpinCo or any Subsidiary of SpinCo based on products that were, before such spin-out was consummated, protected by the covenants in Section 6.1 or 6.2, as applicable, or any bug fixes, updates or new versions of such products, unless (x) SpinCo or any of its Subsidiaries has first Asserted any claim of infringement of any of its patents against the other Party or any of its Subsidiaries or (y) a Change in Control of SpinCo occurs; provided that this non-Assert covenant will not prevent the other Party, in Patent infringement litigation initiated after the expiration of such non-Assert covenant, from seeking past damages based on Patent infringement during the period of such non-Assert covenant. SpinCo is an intended third party beneficiary of this Section 14.2(b).
          (c) Limitations. This Section 14.2 does not apply to any Qualcomm Patents assigned or otherwise transferred as part of a Qualcomm Spin (as defined in Section 14.3) that are subject to Section 14.3. When Patents are assigned or otherwise transferred by a Party (or a Subsidiary of a Party) to a Third Party subject to Section 14.2(a) or Section 14.2(b) subject to the full maintenance of all of the licenses and non-Assert covenants set forth in this Agreement, this means, with respect to the covenants in Section 6.1(a), 6.2(a), and 6.3, Patents within the four-year Capture Period. However, with respect to the covenants in Section 6.1(b), 6.2(b), and 7 and for purposes of the licenses in Sections 14.2(a)(i) and 14.2(a)(ii), the one-year Capture Period will apply.
     14.3 Qualcomm Spin-Outs
(a)	Definitions. As used herein:
“Qualcomm Component SpinCo” means a Subsidiary of Qualcomm or newly formed Entity that contains all or substantially all of the Components business of Qualcomm and its Subsidiaries.

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“Qualcomm MediaFLO SpinCo” means a Subsidiary of Qualcomm or newly formed Entity containing all or substantially all of the MediaFlo services business of Qualcomm and its Subsidiaries.
“Qualcomm Spin” means a spin-out by Qualcomm and/or its Subsidiaries of either a Qualcomm Component SpinCo or a Qualcomm MediaFLO SpinCo, by means of a public offering and/or distribution to Qualcomm’s then-current stockholders of shares in such Subsidiary of Qualcomm or such newly formed Entity, provided that such transaction or series of related transactions does not involve the acquisition of any business or assets from any Entity that was a Third Party prior to such transaction or series of related transactions and does not result in a Third Party (or any group of Third Parties within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) becoming the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of such Entity representing more than fifty percent (50%) of the Voting Power of such Entity.
“Qualcomm SpinCo” means the Qualcomm Component SpinCo or the Qualcomm MediaFLO SpinCo.
          (b) Assignment of Rights upon Qualcomm Spin. If Qualcomm does a Qualcomm Spin of the Qualcomm Component SpinCo, Qualcomm shall elect, by written notice to Broadcom prior to the Qualcomm Spin, to either: (i) have the Qualcomm Component SpinCo covered only by Section 14.2(b) and not this Section 14.3, or (ii) assign to the Qualcomm Component SpinCo all of the rights granted to Qualcomm and its Subsidiaries under the non-Assert covenants in Sections 6.2(a), the non-Assert covenants granted by Broadcom in Section 7.2, the license granted by Broadcom in Section 7.3, the [**], the defensive suspension provisions in Section 7.7, and the provisions relating to [**] Devices in Section 7.8. If Qualcomm does not make such election by written notice to Broadcom prior to the Qualcomm Spin then the Qualcomm Component SpinCo will be subject to Section 14.2(b) and not this Section 14.3. The rights assigned by Qualcomm to the Qualcomm Component SpinCo will not be retained by Qualcomm, except that notwithstanding such assignment, Qualcomm and its Subsidiaries, and their respective Contractors and Distributors, will continue to be protected by the covenants in Section 6.2(a) as if no Qualcomm Spin had occurred. In addition, if Qualcomm does a Qualcomm Spin of the Qualcomm MediaFLO SpinCo, Qualcomm shall elect, by written notice to Broadcom prior to such Qualcomm Spin, to either: (i) have the Qualcomm MediaFLO SpinCo covered only by Section 14.2(b) and not this Section 14.3, or (ii) assign to the Qualcomm MediaFLO SpinCo all of the rights granted to Qualcomm and its Subsidiaries under the non-Assert covenants in Section 6.2(b) with respect to MediaFLO products and services. If Qualcomm does not make such election by written notice to Broadcom prior to the Qualcomm Spin then the Qualcomm Component SpinCo will be subject to Section 14.2(b) and not this Section 14.3. The rights assigned by Qualcomm to the Qualcomm MediaFLO SpinCo will not be retained by Qualcomm, except that notwithstanding such assignment, Qualcomm and its Subsidiaries, and their respective Contractors and Distributors, will continue to be protected by the covenants in Section 6.2(b) (other than with respect to MediaFLO products and services) as if no Qualcomm Spin had occurred. Any such assignment will be conditioned on Qualcomm

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Component SpinCo and Qualcomm MediaFLO SpinCo, as applicable, agreeing in writing (provided to Broadcom prior to the Qualcomm Spin) to provide to Broadcom and its Subsidiaries, their respective Contractors and Distributors, and Broadcom Customers all rights granted under this Agreement (including under Sections 6, 7, 9.3, 10, and 11) and otherwise being bound to the obligations of Qualcomm under this Agreement as if Qualcomm Component SpinCo or Qualcomm MediaFLO SpinCo, as applicable, were substituted for Qualcomm as a Party to this Agreement. For the avoidance of doubt, in the event that Qualcomm does not assign rights to a Qualcomm SpinCo under this Section 14.3(b) and obtain such written agreement of the Qualcomm SpinCo prior to the Qualcomm Spin, such Qualcomm Spin will be covered by the terms of Section 14.2(b).
          (c) Rights after Qualcomm Spin. If any Qualcomm Patents are transferred to a Qualcomm SpinCo as part of a Qualcomm Spin and the Qualcomm SpinCo or any of its Subsidiaries first Asserts any claim of infringement of any such Qualcomm Patents in Litigation against [**] (before such [**] has Asserted any claim of patent infringement, direct or indirect, against the Qualcomm SpinCo) based on one or more Broadcom Existing Components or, solely with respect to Covered Broadcom Functionality, Broadcom Evolution Components and such Assertion would have been barred by patent exhaustion (based on principles of patent exhaustion under U.S. law, except that exhaustion would be deemed to occur worldwide regardless of where the authorized sale was made) if Qualcomm had granted Broadcom a worldwide exhaustive license under such Qualcomm Patents for the accused Broadcom Components, then Broadcom and each of its Subsidiaries (but only as long it remains a Broadcom Subsidiary) will [**] solely for sales of the accused Broadcom Components to [**] (provided that, with respect to Eligible Broadcom Components that are Broadcom Evolution Components, this [**] will be limited to Covered Broadcom Functionality), and Section 7.7 will no longer apply to such Qualcomm SpinCo with respect to such Qualcomm Patents and with respect to such Broadcom Customer. Such [**] will apply retroactively to accused Broadcom Components sold to [**] prior to the Assertion and will also apply to accused Broadcom Components sold to [**] after to the Assertion.
          (d) Limitation on Number of Qualcomm Spins. For avoidance of doubt, Qualcomm may make only two assignments under this Section 14.3 (one to a Qualcomm Component SpinCo and one to a Qualcomm MediaFLO SpinCo). After a Qualcomm Spin, the rights assigned to the Qualcomm SpinCo will be subject to the limitations in Section 14.4 upon any Change in Control of the Qualcomm SpinCo.
          (e) Payment Obligations after Qualcomm Spin. If the payments in Section 3 have not been completed prior to a Qualcomm Spin, the Qualcomm SpinCo and Qualcomm will be jointly and severally liable for the remaining payments under Section 3.
     14.4 Change in Control
          (a) For purposes hereof, a “Change in Control” of an Entity will be deemed to have occurred upon the occurrence, in a single transaction or a series of related transactions, of any one or more of the following events:
(i)	any Third Party immediately prior to such transaction (or any group of Third Parties immediately prior to such transaction within

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the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of such Entity representing more than fifty percent (50%) of the Voting Power of such Entity; or

(ii)	there is consummated a merger, consolidation, or similar transaction involving such Entity (or any Subsidiary of such Entity) and, immediately after the consummation of such merger, consolidation, or similar transaction, the stockholders of such Entity immediately prior to the consummation of such merger, consolidation, or similar transaction do not “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the Voting Power of the surviving Entity in such merger, consolidation, or similar transaction or more than fifty percent (50%) of the Voting Power of the parent of the surviving Entity in such merger, consolidation, or similar transaction.
References to the Exchange Act above mean the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, in no event shall any transaction or series of transactions that results in one or more of the Class B Holders, alone or in combination, becoming, or having the right to become, the beneficial owner, directly or indirectly, of 50% or more of the total Voting Power of Broadcom (or any successor to Broadcom) be considered a Change in Control of Broadcom. For purposes hereof, “Class B Holders” means Henry Samueli, Henry Nicholas, their respective Descendants, their respective current and former Spouses, and their respective Descendants, and any Trusts, Charitable Organizations, or IRAs for any of the foregoing (Descendants, Spouses, Trusts, Charitable Organizations, and IRAs will be defined as set forth in Broadcom’s Articles of Incorporation as of the Effective Date of this Agreement).
          (b) If a Change in Control of either Party occurs, then (i) the definition of “Patents” will be understood to mean, with respect to each Party, only those Patents which were owned by such Party (or any of its Subsidiaries) immediately prior to the consummation of such Change in Control or which such Party (or any of its Subsidiaries) had the right to license or grant non-Assert covenants to the other Party as provided in this Agreement immediately prior to the consummation of such Change in Control, and (ii) the definitions of “Components” and “Broadcom Covenant Products” or “Qualcomm Covenant Products” (as the case may be — i.e., Broadcom Covenant Products if Broadcom is the Party that experienced a Change in Control, Qualcomm Covenant Products if Qualcomm is the Party that experienced a Change in Control) will be understood to mean, with respect to the Party that experienced a Change in Control (but not the other Party), only those Components and Broadcom Covenant Products or Qualcomm Covenant Products (as the case may be) which such Party (or any of its Subsidiaries) (x) had made commercially available prior to the effective date of the Change in Control and error corrections and bug fixes thereto; (y) were under development by such Party (or any of its Subsidiaries) prior to the effective date of such Change in Control and are made commercially available by such Party (or any of its Subsidiaries) within eighteen (18) months following such

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Change in Control and error corrections and bug fixes thereto (together with the products described in clause (x), “Existing Products”); or (z) are updates or new versions to Existing Products or are new products that are of a similar type and for a similar market as Existing Products and that do not incorporate a substantial amount of Semiconductor IP developed by or for the Acquirer or any Affiliate of the Acquirer other than such Party and such Party’s Subsidiaries (“Follow On Products”). The term “Acquirer” of a Party means (1) for a Change in Control under clause (a)(i) above, any Third Party described in clause (a)(i) above, and (2) for a Change in Control under clause (a)(ii) above, the Entity, or (if the Entity is an acquisition vehicle) the parent of the Entity, that is merged, consolidated, or otherwise combined with such Party or a Subsidiary of such Party. For avoidance of doubt: the foregoing is not intended to eliminate or modify any limitations in or exclusions from the definitions of Broadcom Components, Broadcom Protected Products, Covered Broadcom Components, Broadcom Covenant Products, Qualcomm Components, Covered Qualcomm Components, Qualcomm Covenant Products, or Qualcomm Protected Products; and the Existing Products and Follow On Products of a Party that experiences a Change in Control will not include any products made available by the Acquirer or any of its Affiliates (other than such Party and its Subsidiaries) prior to the Change in Control or error corrections, bug fixes, updates, or new versions of products of the Acquirer or any of its Affiliates (other than such Party and its Subsidiaries).
          (c) In addition, if, after a Change in Control of a Party (the “Acquired Party”) occurs, the Acquired Party or its successor (or any of its or its successor’s Subsidiaries), or the Acquirer of the Acquired Party (or any Affiliate of the Acquirer), [**] other Party or any of the other Party’s Subsidiaries [**] the other Party or any of its Subsidiaries [**] the Acquired Party or any of its Affiliates [**] after the other Party requests in writing that [**], then (i) the [**] by such other Party in [**] and all rights of the Acquired Party or its successor (and any of the Acquired Party’s or its successor’s Subsidiaries and their respective direct or indirect customers) under [**] will [**], and (ii) the other Party will have the right, exercisable and effective upon written notice to the Acquired Party or its successor, to [**].
15. Representations and Warranties
     15.1 By Qualcomm. Qualcomm hereby represents and warrants to Broadcom as follows:
(a)	Qualcomm Incorporated: (i) is a duly organized corporation in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; and (iii) will ensure that all of its Subsidiaries comply with this Agreement;

(b)	the execution and delivery of this Agreement have been duly authorized by all requisite corporate action on the part of Qualcomm Incorporated;

(c)	no payment of consideration to any Third Party is required for the releases and covenants not to Assert granted with respect to (i) any Qualcomm Patent owned by Qualcomm or any of its Subsidiaries as of the Effective Date, or (ii) any Qualcomm Patent containing Essential Patent Claims that is owned by Qualcomm (or any Subsidiary of Qualcomm) as of the

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Effective Date or that Qualcomm (or any Subsidiary of Qualcomm) has, as of the Effective Date, the right to grant a non-Assert covenant to Broadcom as set forth herein;

(d)	Qualcomm has no Affiliate (other than its Subsidiaries) that owns or controls any Patents as of the Effective Date;

(e)	neither Qualcomm nor any of its Subsidiaries has entered into any agreement or arrangement as of the Effective Date under which it has assigned or otherwise transferred Patents to a Third Party for the enforcement or licensing of such Patents at the direction or for the benefit of Qualcomm or any of its Subsidiaries;

(f)	neither Qualcomm nor any of its Subsidiaries has assigned or otherwise transferred to any Third Party any causes of action, damages, or other remedies against Broadcom or any of its Subsidiaries in the U.S. Litigation;

(g)	the Qualcomm Patents include all Patents that have ever been Asserted in Litigation by Qualcomm against Broadcom or any of its Subsidiaries; and

(h)	neither Qualcomm nor any of its Subsidiaries has assigned or otherwise transferred its rights to any Patents in the six (6) month period prior to the Effective Date which would otherwise qualify as Qualcomm Patents in the absence of such assignment or transfer.
     15.2 By Broadcom. Broadcom hereby represents and warrants to Qualcomm as follows:
(a)	Broadcom Corporation: (i) is a duly organized corporation in good standing under the laws of the State of California; (ii) has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; and (iii) will ensure that all of its Subsidiaries comply with this Agreement;

(b)	the execution and delivery of this Agreement have been duly authorized by all requisite corporate action on the part of Broadcom Corporation;

(c)	no payment of consideration to any Third Party is required for the releases and covenants not to Assert granted with respect to (i) any Broadcom Patent owned by Broadcom or any of its Subsidiaries as of the Effective Date or (ii) any Broadcom Patent containing Essential Patent Claims that is owned by Broadcom (or any Subsidiary of Broadcom) as of the Effective Date or that Broadcom (or any Subsidiary of Broadcom) has, as of the Effective Date, the right to grant a non-Assert covenant to Qualcomm as set forth herein;

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(d)	Broadcom has no Affiliate (other than its Subsidiaries) that owns or controls any Patents as of the Effective Date;

(e)	neither Broadcom nor any of its Subsidiaries has entered into any agreement or arrangement as of the Effective Date under which it has assigned or otherwise transferred Patents to a Third Party for the enforcement or licensing of such Patents at the direction or for the benefit of Broadcom or any of its Subsidiaries;

(f)	neither Broadcom nor any of its Subsidiaries has assigned or otherwise transferred to any Third Party any causes of action, damages, or other remedies against Qualcomm or any of its Subsidiaries in the U.S. Litigation;

(g)	the Broadcom Patents include all Patents that have ever been Asserted in Litigation by Broadcom against Qualcomm or any of its Subsidiaries; and

(h)	neither Broadcom nor any of its Subsidiaries has assigned or otherwise transferred its rights to any Patents in the six (6) month period prior to the Effective Date which would otherwise qualify as Broadcom Patents in the absence of such assignment or transfer.
     15.3 Disclaimers. Except as expressly provided in this Agreement (including Section 11), nothing in this Agreement shall be construed as: (i) requiring the filing of any patent application, the securing of any patent, or the maintaining of any patent in force; (ii) a warranty or representation by either Party as to the validity, enforceability, value, or scope of any patent or other intellectual property right; (iii) a warranty or representation that any manufacture, sale, offering to sell, lease, use, importation, or other disposal of any product, software, or service will not infringe or will be free from infringement of patents or other intellectual property rights of Third Parties (and it will be the sole responsibility of each Party to make such determination as is necessary with respect to its acquisition of licenses under patents and other intellectual property of Third Parties); (iv) an agreement to bring or prosecute actions or suits against Third Parties for infringement; (v) an obligation to furnish any manufacturing assistance or information; or (vi) conferring any right to use (in advertising, publicity, or otherwise) any name, trade name, or trademark of the other Party or any contraction, abbreviation, or simulation thereof.
16. Governing Law and Dispute Resolution
     16.1 Governing Law. This Agreement shall be construed in accordance with, and governed and enforced in all respects by, the laws of the State of California (without giving effect to any principles of conflicts of laws that would result in the application of the laws of a different state).
     16.2 Dispute Resolution. Except as expressly provided in Section 16.4, the Parties agree that any dispute between the Parties arising from or relating to this Agreement will be litigated and decided solely through adjudication in the Court of Chancery of the State of Delaware, pursuant to 10 Del. C. § 346. Notwithstanding the foregoing, nothing in this Section 16 prohibits or prevents either Party from asserting rights under this Agreement as a defense or

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compulsory counterclaim to any claim in any jurisdiction, provided that if a defense or compulsory counterclaim under this Agreement is asserted in another jurisdiction and/or there is any dispute regarding the merits or applicability of such defense or compulsory counterclaim, then the Parties shall jointly request and stipulate that such claim be stayed pending resolution of the dispute regarding the defense or compulsory counterclaim in Delaware. If the stay request is declined in whole or in part, then such claim shall be dismissed without prejudice pending resolution of the dispute regarding the defense or compulsory counterclaim in Delaware. The Parties agree to submit to the jurisdiction of the Court of Chancery of the State of Delaware and waive trial by jury. Notwithstanding the foregoing, if there is a determination that any dispute between the Parties arising from or relating to this Agreement is not subject to 10 Del. C. § 346, the Parties agree that: (i) if the Delaware Chancery Court has subject matter jurisdiction over such dispute and has the power to grant the remedy sought in such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Delaware Chancery Court; or (ii) if the Delaware Chancery Court does not have subject matter jurisdiction over such dispute or does not have the power to grant the remedy sought in such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Superior Court of Delaware, and each Party hereby irrevocably consents to, and waives any objection to, the jurisdiction or venue of the Delaware Courts with respect to such dispute; provided, however, that if each of the Delaware Chancery Court and the Superior Court of Delaware does not have subject matter jurisdiction over a dispute or the power to grant the remedy sought, then each Party hereby irrevocably consents to submit to, and waives any objection to, the jurisdiction of the United States District Court for the District of Delaware and the exclusive venue in that court with respect to such dispute.
     16.3 Disputes with Third Party Beneficiaries
          (a) A Third Party will be permitted to enforce its rights as a third party beneficiary of this Agreement solely in defense to an Assertion by Broadcom (or a Subsidiary of Broadcom), unless the Third Party is unable (due to the nature or venue of such Assertion) to enforce its rights as a third party beneficiary of this Agreement (in which case the Third Party may enforce its rights as a third party beneficiary of this Agreement in accordance with Section 16.2, provided that such enforcement shall be solely for the purpose of defense against and relief from such Assertion, and shall not include the right to seek monetary damages in connection therewith).
          (b) A Third Party will be permitted to enforce its rights as a third party beneficiary of this Agreement solely in defense to an Assertion by Qualcomm (or a Subsidiary of Qualcomm), unless the Third Party is unable (due to the nature or venue of such Assertion) to enforce its rights as a third party beneficiary of this Agreement (in which case the Third Party may enforce its rights as a third party beneficiary of this Agreement in accordance with Section 16.2, provided that such enforcement shall be solely for the purpose of defense against and relief from such Assertion, and shall not include the right to seek monetary damages in connection therewith).
     16.4 Resolution of Certain Disputes by Arbitration
          (a) If Broadcom and Qualcomm cannot agree on (i) whether patent infringement claims Asserted in Litigation by Qualcomm or a Subsidiary of Qualcomm against a

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for confidentiality and filed separately with the Securities and Exchange Commission.
Broadcom Customer are Qualcomm [**] Claims, (ii) whether patent infringement claims Asserted in Litigation by Broadcom or a Subsidiary of Broadcom against a Qualcomm Customer are Broadcom [**] Claims, (iii) whether a Broadcom [**] Notice or a Qualcomm [**] Notice is timely and sufficient, (iv) the amount of gross revenue received [**], (v) the amount of gross revenue received [**], (vi) the aggregate amount of [**] Qualcomm [**] Claims [**], (vii) the aggregate amount of [**] Broadcom [**] Claims [**], (viii) a substitute provision for a non-exhaustive covenant or right that has been adjudicated to be exhaustive (see Section 7.9(b)), and/or (ix) whether there has been a material breach that could result in termination under Section 13.1, whether such breach has been cured, and/or if such breach has not been cured, what further action must be taken to cure such breach to avoid termination under Section 13.1, then either Party may invoke the arbitration process set forth in this Section 16.4 by serving upon the other Party and simultaneously filing with the American Arbitration Association (“AAA”) a notice and demand for arbitration using a demand complaint, together with a request that the AAA provide within five (5) Business Days to each of the Parties a list containing the names and contact information for eight (8) candidates which are available for use as arbitrators consisting of former federal judges that have not been involved previously in overseeing or handling prior litigation or any other dispute involving the Parties and are available to start the arbitration hearing within thirty (30) Business Days after the notice and demand is filed.
          (b) The arbitration hearing shall start within thirty (30) Business Days after the date on which either Party provides written notice to the other Party that the first Party wishes to invoke this expedited arbitration process, and will be held in a city chosen by the Party that did not invoke such arbitration at the offices and in accordance with the applicable rules of AAA in effect at that time. The sole issue or issues to be decided in arbitration will be those issues described in clauses (i) through (ix) of Section 16.4(a) above that are presented to the arbitrator. The arbitrator will not have the authority to resolve any other dispute arising under this Agreement unless the Parties expressly agree otherwise in writing. It is the intention of the Parties to proceed with any arbitration with the utmost expedition and in accordance with the schedule set forth in this Section. However, in the event any deadline set forth in Section 16.4 is not achieved, the Arbitrator, once selected, may make only such adjustments to the schedule as he or she may deem necessary, which must be consistent with the intent of the parties to complete the arbitration on an expedited basis.
          (c) Within three (3) Business Days after receiving the list of proposed arbitrators from the AAA, the Parties shall exchange with the other Party the name of the proposed candidates from the list that it desires. The Parties shall attempt to agree on a single arbitrator within two (2) Business Days of their exchange of the names of each of their proposed candidates. If either Party consents to a candidate nominated by the other Party, that candidate shall be the arbitrator. If the Parties cannot agree on a candidate within two (2) Business Days after such exchange, then, by that same deadline, the Parties will jointly request that the two nominees confer and select an arbitrator, from the original list of eight (8) candidate arbitrators provided by AAA (but without choosing either nominee as the arbitrator), within four (4) Business Days, except that each Party may exercise one (1) strike of a listed name no later than the time of such joint request. Should the two nominees fail to agree on the selection of the arbitrator within four (4) Business Days of such joint request, then they shall proceed down the list in alphabetical order and the first candidate (not previously stricken) that is willing to serve generally consistent with the schedule set out in this Section 16.4 shall be the arbitrator and the

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Parties shall be bound by that choice. The two nominees shall use their best efforts to complete the entire process of selecting an arbitrator within seven (7) Business Days of the date the joint request was first made.
          (d) Unless the Parties agree in writing to additional and specific pre-hearing discovery, the only pre-hearing arbitration discovery will be (i) reasonably limited production of relevant and non-privileged documents, and (ii) the identification of witnesses to be called at the arbitration hearing, which identification must give the witness’s name, general qualifications, and position, and a brief statement as to the general scope of the testimony to be given by the witness, with both activities described in (i) and (ii) to be completed fifteen (15) Business Days prior to the date on which the hearing is set to begin, unless the arbitrator determines at any time during the arbitration process that circumstances dictate that additional discovery is warranted.
          (e) No more than three (3) days of arbitration hearings will be conducted and the arbitration hearing will be conducted on consecutive Business Days, unless the arbitrator determines that circumstances dictate that additional days of hearings are warranted. The arbitrator shall follow and apply the applicable law but need not follow the rules of evidence. The arbitrator shall enter his or her final decision no more than seven (7) Business Days following the completion of arbitration hearings. The arbitrator shall serve copies of his or her final decision on Broadcom and Qualcomm by overnight delivery, facsimile, and by email, but service will be sufficient if service is made by overnight delivery. The arbitrator’s final decision will be final and binding on both Parties.
          (f) Except for arbitration proceedings initiated pursuant to Section 16.4(a)(ix), the expenses of the arbitration, including the arbitrator’s fees, expert witness fees, and attorneys’ fees, may be apportioned between the Parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one Party is to pay for all (or a share) of such expenses, each Party will bear its own attorneys’ and expert witness fees and both Parties will share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.
          (g) In the event of any inconsistency between the rules of AAA and the procedures set forth in this Section 16.4 or in Section 7.9(b), the procedures set forth in this Section 16.4 or in Section 7.9(b) will control.
     16.5 Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement (other than an arbitration proceeding initiated pursuant to Section 16.4(a)(i)-(viii)) or the enforcement of any provision of this Agreement is brought by either Party against the other Party, the prevailing Party (as determined by the court) will be entitled to recover reasonable attorneys fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).
     16.6 Meet and Confer. Except where necessary or appropriate to (i) avoid the expiration of any applicable statute of limitations period (unless, at the request of a Party, the other Party agrees immediately in writing to its tolling) or (ii) seek or obtain injunctive or other equitable relief to prevent any actual or potential harm, prior to a Party’s initiation or commencement of Litigation against the other Party with respect to any dispute, claim, or controversy arising from or relating to this Agreement (each, a “Dispute”), the Parties shall attempt to resolve such Dispute according to the following process:

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(1)	Upon written request of a Party, each Party shall appoint a designated representative whose task will be to confer with the other Party for a period of thirty (30) days after notice of such request, unless extended by further written agreement of the Parties, for the purpose of endeavoring to resolve such Dispute.

(2)	A designated representative for each such Party will be identified within three (3) Business Days of notice of a written request made pursuant to the foregoing provisions.

(3)	The designated representatives of the Parties will confer as often as the Parties deem reasonably necessary, but at least once in order to gather and present, where appropriate, relevant information with respect to the Dispute at issue for which the Parties believe to be appropriate and germane. Such designated representatives will address and attempt to resolve such Dispute without the necessity of the initiation or commencement of Litigation with respect thereto.

(4)	The specific format for conferences and discussions with respect to the Dispute that are to be held between the Parties will be left to the discretion of the designated representatives to so determine.
Nothing in this Section 16.6 will have the effect of lengthening or shortening any applicable notice or cure period in other Sections of this Agreement. This Section 16.6 will not apply to any issues subject to resolution by arbitration under Section 7.9(b) or any dispute, claim, or controversy that arises solely as a defense, including an affirmative defense or a counterclaim, to any Litigation. Additionally, nothing in this Section 16.6 will apply to claims a Party or any of its Subsidiaries may have against Third Parties.
17. General
     17.1 Reservation of Rights. Except for the covenants and rights expressly set forth in this Agreement, no other, further, or different covenants or other rights or immunities are granted, whether impliedly, by estoppel, or otherwise, under any patents or other intellectual property rights owned, controlled, or otherwise licensable by either Party. Any licenses that may be granted in the future pursuant to Section 7.4 or Section 7.5 do not include any right to sublicense.
     17.2 Savings Clause for Third Party Patents
          (a) If any Patents acquired by a Party (or any Subsidiary of a Party) after the Effective Date are subject to restrictions on such Party’s (or its Subsidiary’s) right to license or grant non-Assert covenants with respect to such Patents, the rights granted in (or to be granted pursuant to) this Agreement with respect to such Patents are limited to the rights that such Party (or its Subsidiary) has the right to grant. This Section 17.2(a) shall not be construed as increasing the scope or application of any rights granted in this Agreement.

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          (b) If a Party or any of its Subsidiaries has any interest or rights in or to any patent with a priority date prior to the end of the Capture Period that is owned by or exclusively licensed to or from a Third Party and such Party does not have the right to grant releases, covenants not to Assert, and licenses, as applicable, of the full scope of the releases, covenants not to Assert, and licenses, as applicable, set forth in this Agreement, then the releases, covenants not to Assert, and licenses granted under such patent to the other Party hereunder will be of the broadest scope that such Party or any of its Subsidiaries has the right to grant within the scope of the releases, covenants not to Assert, and licenses, as applicable, set forth in this Agreement to the extent the same would be applicable if such patent had been owned by such Party without restrictions.
          (c) If, after the Effective Date, either Party (or a Subsidiary of a Party) obtains rights in a patent owned by a Third Party (a “Third Party Patent”) that would otherwise qualify as a Broadcom Patent or Qualcomm Patent (as the case may be) but such Party would be required to make additional payments to such Third Party or an Affiliate of such Third Party as a result of granting a release, license, or non-Assert covenant under this Agreement, then such Third Party Patent will be excluded from the definition of Broadcom Patent or Qualcomm Patent, as the case may be. However, if a patent is excluded from the definition of Broadcom Patents or Qualcomm Patents by reason of payment obligations to a Third Party and would otherwise qualify as a Broadcom Patent or Qualcomm Patent, as applicable, the other Party (i.e., Broadcom in the case of Qualcomm Patents, and Qualcomm in the case of Broadcom Patents) will have the right (but not the obligation) to include such patent under the releases, covenants not to Assert, and licenses, as applicable, granted under this Agreement (in the same manner that would apply if such patent had been owned by such Party without payment obligations) at any time so long as such other Party agrees in writing to make all payments required to be made to the Third Party as a result of such releases, licenses, and covenants not to Assert and holds the granting Party harmless with respect to such payment obligations. Each Party shall confirm whether individual identified patents are subject to this Section 17.2(c), and provide the payment terms as applicable, in response to any reasonable requests by the other Party.
          (d) If a Party or any of its Subsidiaries has the right to enforce, or can control or cause the enforcement of, any patent that would qualify as a Broadcom Patent or Qualcomm Patent, as applicable, if owned by such Party or any of its Subsidiaries without restrictions, such Party shall not take any action (and shall ensure that none of its Subsidiaries takes any action) to enforce or consent to (unless contractually obligated to grant such consent) or cause the enforcement of such Patent against the other Party or any of its Subsidiaries or any of their respective products within the scope of the releases, covenants not to Assert, and licenses set forth in this Agreement, as applicable, that would apply if such patent had been owned by such Party without restrictions.
          (e) If a Party or any of its Subsidiaries is entitled to receive any share of money damages, license fees, and/or royalties for a patent owned by a Third Party and cannot prevent the independent enforcement of such patent by the Third Party notwithstanding compliance with its obligations under subsection 17.2(d) above, then such Party and its Subsidiaries shall reimburse the other Party and its Subsidiaries for any such amounts which it actually receives if such patent is enforced against such other Party or any of its Subsidiaries or any of their respective products within the scope of the releases, covenants not to Assert, and

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licenses set forth in this Agreement, as applicable, that would apply if such patent would qualify as a Broadcom Patent or Qualcomm Patent, as applicable, if it had been owned by such Party without restrictions.
     17.3 Bankruptcy. The covenants not to Assert patent infringement claims set forth in this Agreement are intended to and shall be treated as the equivalent of non-exclusive licenses solely for purposes of section 365(n) of Title 11, United States Code (the “Bankruptcy Code”), and both such covenants and the licenses granted under or pursuant to this Agreement shall be deemed to be licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. Accordingly, each Party acknowledges and agrees that if it, as a debtor in possession, or a trustee in bankruptcy in a case under the Bankruptcy Code (the “Bankruptcy Trustee”) rejects this Agreement, the other Party, as well as each of the intended third-party beneficiaries of such covenants, may elect to retain its rights under such covenants and licenses as provided in section 365(n) of the Bankruptcy Code. Each Party irrevocably waives all arguments and defenses arising under 11 U.S.C. 365(c)(1) or successor provisions to the effect that applicable law excuses the Party, other than the debtor, from accepting performance from or rendering performance to an entity other than the debtor or debtor in possession as a basis for opposing assumption of the Agreements by the other Party in a case under Chapter 11 of the Bankruptcy Code to the extent that such consent is required under 11 U.S.C. § 365(c)(1) or any successor statute; provided, however, that the debtor in possession, or trustee-in-bankruptcy agrees in writing that any Change in Control (whether resulting from such bankruptcy proceeding or otherwise) shall remain subject to Section 14.4 above.
     17.4 Independent Contractors. The relationship between the Parties as a result of this Agreement is that of independent contractors. Nothing in this Agreement shall be construed as creating any relationship of agency, partnership, joint venture, employment, or franchise between the Parties. No authority or right is granted to any Party to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other Party.
     17.5 Notices. Any notice or other communication required or permitted to be delivered to either Party under this Agreement must be in writing and will be deemed properly delivered, given and received (a) when delivered by hand, or (b) two Business Days after being sent by registered mail, by courier, or by express delivery service, in each case to the business address set forth beneath the name of such Party below:

If to Broadcom:	If to Qualcomm:

Broadcom Corporation	QUALCOMM Incorporated
5300 California Ave.	5775 Morehouse Drive
Irvine, CA 92617	San Diego, CA 92121-1714
Attention: General Counsel	Attention: General Counsel
Facsimile: [**]	Facsimile: [**]

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.

with a copy to:

QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, CA 92121-1714
Attention: President, QTL
Facsimile: [**]
All notices that are to be delivered by a Party to the other in accordance with the preceding terms must also be faxed to such other Party’s facsimile number that is specified above. A Party may change its business address and facsimile number set forth above by written notice to the other Party in accordance with this Section 17.5.
     17.6 Fees and Expenses. Each Party shall bear and pay its own fees, costs, and expenses incurred in connection with the negotiation, preparation, and review of this Agreement and all other documents delivered or to be delivered pursuant to this Agreement.
     17.7 Remedies Cumulative; Specific Performance. Except as expressly provided herein, the rights and remedies of the Parties are cumulative (and not alternative). Each Party agrees that: (a) in the event of any breach or threatened breach by the other Party of any covenant, obligation, or other provision in this Agreement, the injured Party will be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation, or other provision, and (ii) an injunction restraining such breach or threatened breach; and (b) the injured Party will not be required to provide any bond or other security in connection with any such decree, order, or injunction or in connection with any related action or proceeding.
     17.8 Third Party Beneficiaries. Except as expressly provided in Sections 6.1, 6.2, 7.1, 7.2, and 14.2(b) and except for each Party’s Subsidiaries, there are no intended third-party beneficiaries of this Agreement. Each Party’s (and its Subsidiaries’) Contractors, Distributors, and direct and indirect customers are intended third-party beneficiaries of this Agreement as provided (and solely to the extent provided) in Sections 6.1, 6.2, 7.1, and 7.2, subject to Section 16.3.
     17.9 Waiver. No failure on the part of either Party to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of either Party in exercising any power, right, privilege, or remedy under this Agreement, will operate as a waiver of such power, right, privilege, or remedy, and no single or partial exercise of any such power, right, privilege, or remedy will preclude any other or further exercise thereof or of any other power, right, privilege, or remedy. Neither Party will be deemed to have waived any claim arising from this Agreement, or any power, right, privilege, or remedy under this Agreement, unless the waiver of such claim, power, right, privilege, or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.
     17.10 Severability. If any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, is determined to be invalid, unlawful, void, or unenforceable to any extent, then (a) the remainder of this Agreement, and the application of

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such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void, or unenforceable, will not be impaired or otherwise affected, (b) this Agreement will continue to be valid and enforceable to the maximum extent permitted by law, and (c) subject to Section 7.9(b), the Parties shall promptly negotiate a replacement provision that achieves the Parties’ original intent to the maximum extent allowed by law.
     17.11 Construction. For the purpose of interpretation of this Agreement (including the Attachments, which are part of this Agreement), the word “including” (and variations thereof such as “include” and “includes”) will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation,” and the words “herein,” “hereof,” and “hereunder” refer to this Agreement as a whole. Unless expressly stated otherwise, references to a Section of this Agreement include all subsections thereof (e.g., Section 6 includes Sections 6.1 and 6.2). Each Party acknowledges that it has participated in the drafting of this Agreement and agrees, therefore, that no rule of strict construction shall be applied against either Party. All references to days (other than Business Days), months, quarters, and years in this Agreement mean, respectively, calendar days, calendar months, calendar quarters, and calendar years.
     17.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.
     17.13 Amendments. Except as expressly provided herein, the terms and conditions of this Agreement can be modified or amended only by a writing signed by authorized representatives of both Parties that specifically refers to this Agreement and expressly states the Parties’ intention to amend or modify it. For Qualcomm, authorized representatives are limited to the following: the CEO of Qualcomm, the President of Qualcomm, the President of Qualcomm Technology Licensing, and the General Counsel of Qualcomm.
     17.14 Entire Agreement. This Agreement sets forth the entire understanding and agreement of the Parties relating to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements, communications, and understandings between the Parties, whether written or oral, relating to the subject matter of this Agreement; provided, however, that the Limited Mutual Release between Qualcomm and Broadcom dated March 14, 2007 shall remain in full force and effect.
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In Witness Whereof, the Parties have caused this Agreement to be executed as of the Effective Date.

QUALCOMM INCORPORATED		BROADCOM CORPORATION

By:	/s/ Derek Aberle	By:	/s/ Scott McGregor
Name:	Derek Aberle	Name:	Scott McGregor
Title:	EVP & President, QTL	Title:	CEO
[Signature Page to Settlement and Patent License and Non-Assert Agreement]

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for confidentiality and filed separately with the Securities and Exchange Commission.
Appendix 1
Definitions
For avoidance of doubt, the terms “MediaFLO Broadcast Standard,” “Specified Mobile Broadcast Standards,” “Other Broadcast Standards,” and “WWAN Interface” are intended to be mutually exclusive and the terms “Component”, “Device”, and “End User Card” are intended to be mutually exclusive.
1.	“1958 Litigation” has the meaning given to such term in the Recitals.

2.	“‘467 Litigation” has the meaning given to such term in the Recitals.

3.	“AAA” has the meaning given to such term in Section 16.4(a).

4.	“Acquired Party” has the meaning given to such term in Section 14.4(c).

5.	“Acquirer” has the meaning given to such term in Section 14.4(b).

6.	“Affiliate” means, with respect to a given Entity (the “Subject Entity”), any other Entity that controls, is under the control of, or is under common control with the Subject Entity, where control means direct or indirect ownership or control of more than fifty percent (50%) of the Voting Power of another Entity. An Entity will be deemed to be an Affiliate of the Subject Entity under this Agreement only so long as such control exists.

7.	“[**] Patents” has the meaning given to such term in Section 7.6(a).

8.	“[**] Patents” has the meaning given to such term in Section 7.7(a).

9.	“Agreement” has the meaning given to such term in the preamble to the Agreement.

10.	“Aggrieved Party” has the meaning given to such term in Section 7.9(b)(i).

11.	“[**]” has the meaning given to such term in Section 3.3(a).

12.	“[**]” has the meaning given to such term in Section 3.3(a).

13.	“Applicable Licenses” has the meaning given to such term in Section 9.1(a).

14.	“ARIB” means the Association of Radio Industries and Businesses.

15.	“ASIC” means application specific integrated circuit.

16.	“Assert” and its derivatives, including “Assertion,” “Asserts,” and “Asserted,” means to commence or prosecute patent infringement Litigation or to make an express, specific written threat (such as, without limitation, a cease and desist demand letter) to commence or prosecute patent infringement Litigation.

17.	“Asserting Party” has the meaning given to such term in Section 7.9(b)(iii).

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
18.	“Bankruptcy Code” has the meaning given to such term in Section 17.3.

19.	“Bankruptcy Trustee” has the meaning given to such term in Section 17.3.

20.	“Broadcom” has the meaning given to such term in the preamble to the Agreement.

21.	“Broadcom Components” means both (i) Components designed by or for Broadcom or any of its Subsidiaries (provided that Broadcom and its Subsidiaries may include portions that are Semiconductor IP designed and/or owned by their foundries and Semiconductor IP licensed or acquired from other Third Parties, such as, without limitation, an ARM processor) and (ii) Custom ICs developed by Broadcom or a Subsidiary of Broadcom. The term “Broadcom Components” excludes interferometric MEMS displays (where “display” means a device that emits or reflects light in order to present information in visual form). For purposes of determining whether a Module that includes one or more Third Party ICs is a Broadcom Component, the Module will be considered to be “designed by or for” Broadcom or any of its Subsidiaries only if one or more principal functionalities of such Module are provided by ASICs and/or other integrated circuit devices of Broadcom or its Subsidiaries (including firmware thereon and any accompanying or associated software) (“Broadcom ICs”). For example and without limitation, a WCDMA Module would be considered a “Broadcom Component” if the WCDMA baseband ASIC in such Module is a Broadcom IC (irrespective of whether such Module also includes one or more Third Party ICs (e.g., a Third Party IC that implements 802.11g)).

22.	“Broadcom Covenant Products” has the meaning given to such term in Section 6.1(b).

23.	“Broadcom Covered Claims” has the meaning given to such term in Section 7.2(b)(iii).

24.	“Broadcom Customer” means any Third Party (other than a Distributor) that purchases or otherwise lawfully obtains any Broadcom Component or any Device (including Equipment), End User Card, Module, or other product incorporating a Broadcom Component, including, with respect to any firmware or software included in the definition of Broadcom Components, any Third Party that is licensed by Broadcom or a Broadcom Subsidiary to use such firmware or software for such Broadcom Components.

25.	“Broadcom Customer Assertion Date” has the meaning given to such term in Section 7.7(b).

26.	“Broadcom [**] Claim” has the meaning given to such term in Section 7.4(a).

27.	“Broadcom Evolution Components” means Broadcom Components (a) that are first made Commercially Available by Broadcom (or by any Subsidiary of Broadcom) on or after the Introduction Deadline and that are evolutions of any one or more Broadcom Existing Components and/or Broadcom Acquired Subsidiary Components (as defined below), or (b) with respect to any Subsidiary of Broadcom that becomes a Subsidiary of Broadcom after the Introduction Deadline, that were designed by or for such Subsidiary and are first made Commercially Available by such Subsidiary before it became a Subsidiary of Broadcom and that have the same general purpose and intended use (for

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example, without limitation, implement one or more of the same standards) as one or more Broadcom Existing Components (“Broadcom Acquired Subsidiary Components”). For the purpose of this definition, the combination of functionality incorporated into separate Broadcom Existing Components on or prior to the Introduction Deadline into one or more different kinds of Broadcom Components after the Introduction Deadline will be considered evolutions of such Broadcom Existing Components.

28.	“Broadcom Existing Components” means Broadcom Components that are made Commercially Available by Broadcom, or by any Entity that either is a Subsidiary of Broadcom as of the Effective Date or becomes a Subsidiary of Broadcom before the Introduction Deadline, in each case at any time prior to the Introduction Deadline.

29.	“Broadcom Patents” means all Patents that are owned by Broadcom (or any Subsidiary of Broadcom, at a time when it is a Subsidiary of Broadcom) at any time during the term of this Agreement or that Broadcom (or any Subsidiary of Broadcom, at a time when it is a Subsidiary of Broadcom ) has, at any time during the term of this Agreement, the right to license or grant a non-Assert covenant to Qualcomm as set forth herein.

30.	“Broadcom Patents-in-Suit” means only the patent claims specifically included in the following subsections (i) through (v) below:
(i)	the patent claims in each of the patents identified in Attachment A hereto (the “Listed Patents”);

(ii)	the patent claims in any reissue, reexamination, or extension of a Listed Patent;

(iii)	any patent claim found in any Broadcom patent that is a divisional, continuation, or continuation-in-part of a Listed Patent, except any patent claims in a continuation-in-part that are directed at new matter and are not entitled to the priority date of the Listed Patent to which the continuation-in-part claims priority;

(iv)	any patent claim found in any foreign Broadcom patent that claims priority from a patent described in subsections (i), (ii), or (iii) above; and

(v)	any specific individual patent claim (“Specific Claim”) that is both (1) an obvious variation of any other specific individual patent claim in any patent described in subsections (i) and (ii) above (“Corresponding Claim”), such that the Specific Claim and the Corresponding Claim are each an obvious variation of the other; and (2) found in any Broadcom patent that claims priority to (a) a patent described in subsections (i) through (iv) above, or (b) any Broadcom patent from which a patent described in subsections (i) through (iv) claims priority.
As used in the above definition of the term “Broadcom Patents-in-Suit”, “Broadcom patent” means any patent or patent application owned or licensable by Broadcom or any of its Subsidiaries at any time during the term of this Agreement. For the avoidance of doubt, the term “Broadcom Patents-in-Suit” excludes all patents, patent applications and patent claims other than those expressly identified in subsections (i) through (v) above.

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31.	“Broadcom Protected Products” means Eligible Broadcom Components that satisfy all of the following criteria:
(i)	such Eligible Broadcom Components do not implement any portion of any MediaFLO Broadcast Standard in (a) a Device capable of receiving wireless broadcast transmissions substantially in accordance with any MediaFLO Broadcast Standard, (b) an Embedded MediaFLO Module, or (c) an End User MediaFLO Card (but this criterion only excludes those units of such Eligible Broadcom Components that are incorporated into a Device capable of receiving wireless broadcast transmissions substantially in accordance with any MediaFLO Broadcast Standard, an Embedded MediaFLO Module, or an End User MediaFLO Card);

(ii)	such Eligible Broadcom Components are not incorporated into an End User WWAN Card, a Device implementing any WWAN Interface, (including Wireless Handheld Devices and Fixed Wireless Terminals,) or an Embedded WWAN Module, but the criterion in this clause (ii) only excludes those units of such Eligible Broadcom Component that are incorporated into an End User WWAN Card, a Device implementing any WWAN Interface (including Wireless Handheld Devices and Fixed Wireless Terminals), or an Embedded WWAN Module; and

(iii)	with respect to Eligible Broadcom Components incorporated into Equipment, such Eligible Broadcom Components do not implement, in whole or in part, any of the following functions of a WWAN Interface in such Equipment: RF transmission and reception, the speech codecs identified in Attachment J, or mobility management (e.g., handoff, paging, and registration), in each case as specified by mandatory or optional portions of such WWAN Interface and for such WWAN Interface.
32.	“Broadcom Releasees” has the meaning given to such term in Section 5.1(a).

33.	“Broadcom Releasors” has the meaning given to such term in Section 5.2(a).

34.	“Broadcom [**] Notice” has the meaning given to such term in Section 7.4(b).

35.	“Broadcom [**] Claim” has the meaning given to such term in Section 7.5(a).

36.	“Business Day” means any day that is neither (a) a Saturday or Sunday, nor (b) an official holiday recognized by the U.S. federal government.

37.	“Capture Period” means (unless modified pursuant to Section 13.1(c) or 14.4(c)) any time that is on or before:
(i)	four (4) years after the Effective Date, solely with respect to references to “Patents”, “Broadcom Patents”, “Qualcomm Patents”, and “Essential Patent Claims” in the following Sections of this Agreement (and for purposes of any defined terms used in the following Sections that refer to “Patents”, “Broadcom

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Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
Patents”, “Qualcomm Patents”, or “Essential Patent Claims”): (x) Sections 2, 4.2(c), 6.1(a), 6.2(a), 6.3, 9, and 13.1(c); and (y) Sections 6.1(c), 6.1(d), 6.2(c), 6.2(d), 7.9, 7.10, 7.11, 13.1(b), 14, and 17.2 solely as those Sections refer or apply to the covenants in Sections 6.1(a), 6.2(a), and 6.3 (and not as they refer or apply to any other Sections); and

(ii)	one (1) year after the Effective Date, with respect to all other references to “Patents”, “Broadcom Patents”, “Qualcomm Patents”, and “Essential Patent Claims”, including in the following Sections of this Agreement (and for purposes of any defined terms used in the following Sections that refer to “Patents”, “Broadcom Patents”, “Qualcomm Patents”, or “Essential Patent Claims”): (x) Sections 6.1(b), 6.2(b), 7.1, 7.2, 7.4, 7.5, 7.6, 7.7, 7.8, 10, and 15; and (y) Sections 6.1(c), 6.1(d), 6.2(c), 6.2(d), 7.9, 7.10, 7.11, 13.1(b), 14, and 17.2 solely as those Sections refer or apply to the covenants in Sections 6.1(b), 6.2(b), 7.1, 7.2, 7.4, 7.5, 7.6, 7.7, and 7.8 (and not as they refer or apply to the covenants in Sections 6.1(a), 6.2(a), and 6.3).
38.	“CDMA” means cdmaOne (also known as IS-95) and the CDMA2000 family of standards, including all versions of 1xRTT, 3xRTT 1x-EV-DO, 1x-EV-DO Rev. A, and 1x-EV-DO Rev. B.

39.	“Change in Control” has the meaning given to such term in Section 14.4(a).

40.	“Class B Holders” has the meaning given to such term in Section 14.4(a).

41.	“Commercially Available”: A Component will be deemed to have been made “Commercially Available” when working engineering samples of such Component are first shipped to a bona fide Third Party customer, provided that with respect to Components for which working engineering samples are first shipped to a bona fide Third Party customer before the Introduction Deadline but that are not first sold to a bona fide Third Party customer in commercial quantities prior to the Introduction Deadline, such Component will be deemed to have been made “Commercially Available” before the Introduction Deadline only if such Component is first sold to a Third Party customer in commercial quantities within eighteen (18) months after the Introduction Deadline.

42.	“Components” means all ASICs, other integrated circuit devices (including chipsets, radio frequency (RF) chips, and power management chips, system in package (SiP), System on a Chip (SoC)), and Modules (including Embedded Removable WWAN Modules), Test Devices, reference designs, system designs, and associated documentation, including (with respect to ASICs, other integrated circuit devices, Modules, and Test Devices) firmware thereon and any accompanying or associated software (including protocol stacks). Notwithstanding anything to the contrary, the term “Components” does not mean or include Wireless Handheld Devices; Fixed Wireless Terminals; any Equipment; or any other Device or End User Card (though such Devices, End User Cards, and Equipment may incorporate Components).
For purposes of the definition of Broadcom Components, the phrase “any accompanying or associated software (including protocol stacks)” means only

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Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
software developed by or for, and provided by, Broadcom or a Subsidiary of Broadcom (but which may include portions licensed or acquired from a Third Party) that (i) runs on Broadcom ASICs, Broadcom integrated circuit devices, Broadcom Modules, or Broadcom Test Devices or (ii) is (a) a driver, integration software, protocol stacks, or similar software solely to enable such Broadcom ASICs, Broadcom integrated circuit devices, Broadcom Modules, or Broadcom Test Devices to perform their intended functionality and (b) for inclusion in the same Device or End User Card as the Broadcom Component or, in the case of an End User Card, is for inclusion in the Device to which the End User Card is directly attached.

For purposes of the definition of Qualcomm Components, the phrase “any accompanying or associated software (including protocol stacks)” means only software developed by or for, and provided by, Qualcomm or a Subsidiary of Qualcomm (but which may include portions licensed or acquired from a Third Party) that (i) runs on Qualcomm ASICs, Qualcomm integrated circuit devices, Qualcomm Modules, or Qualcomm Test Devices or (ii) is (a) a driver, integration software, protocol stacks, or similar software solely to enable such Qualcomm ASICs, Qualcomm integrated circuit devices, Qualcomm Modules, or Qualcomm Test Devices to perform their intended functionality and (b) for inclusion in the same Device or End User Card as the Qualcomm Component or, in the case of an End User Card, is for inclusion in the Device to which the End User Card is directly attached.
43.	“Conduct/Practices” has the meaning given to such term in Section 4.2(c).

44.	“Contractor” means any Third Party that provides semiconductor fabrication, packaging, assembly, and/or testing services to a Party with respect to such Party’s Components.

45.	“Covered Broadcom Component” has the meaning given to such term in Section 7.4(a).

46.	“Covered Broadcom Functionality” means, subject to subsection (i) below, functionality that Broadcom can prove was incorporated into any Broadcom Existing Component on or prior to the Introduction Deadline or any combination of functionality that Broadcom can prove was incorporated into separate Broadcom Existing Components on or prior to the Introduction Deadline. For example, if a Broadcom Existing Component implemented 802.11g as of the Introduction Deadline and Broadcom makes Commercially Available a Broadcom Evolution Component after the Introduction Deadline that implements 802.11g and 802.11“x” (a later, different version of 802.11 that includes functionality that is not included in 802.11g) and the new 802.11“x” functionality was not included within any Broadcom Existing Component as of the Introduction Deadline, then the implementation of 802.11g by the Broadcom Evolution Component would be Covered Broadcom Functionality to which the covenant in Section 7.1(a) would apply, but the implementation of 802.11“x” functionality that was not part of the 802.11g functionality implemented by such Broadcom Existing Component would

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Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
not be Covered Broadcom Functionality, and the covenant in Section 7.1(a) would not apply to such new 802.11“x” functionality.
     (i) Covered Broadcom Functionality for Portable Broadcast Devices. For purposes of determining Covered Broadcom Functionality for Broadcom Protected Products incorporated into Portable Broadcast Devices, functionality implementing any one or more Specified Mobile Broadcast Standards will be treated as if it had not been incorporated into Broadcom Existing Components on or prior to the Introduction Deadline and therefore will not be Covered Broadcom Functionality; however, this shall not be construed as limiting functionality implementing any one or more Other Broadcast Standards in any Broadcom Existing Components from being included in Covered Broadcom Functionality for Other Broadcast Standards. In addition, this subsection (i) shall not be construed as limiting Covered Broadcom Functionality with respect to any Broadcom Protected Product that is not incorporated into a Portable Broadcast Device, whether or not implementing any one or more Specified Mobile Broadcast Standards and/or Other Broadcast Standards, including any Broadcom Protected Products incorporated into (x) set top boxes, digital video recorders, or other cable, satellite, or terrestrial television and FM/AM/HD/satellite radio receivers for use primarily at a user’s premises; (y) cable or DSL modems, residential gateways, desktop computers, workstations, or servers; or (z) any Device designed to be powered primarily from an AC electrical outlet.
47.	“Covered Device” has the meaning given to such term in Section 7.4(a).

48.	“Covered Qualcomm Component” has the meaning given to such term in Section 7.5(a).

49.	“Covered Qualcomm Functionality” means, subject to subsection (i) below, functionality that Qualcomm can prove was incorporated into any Qualcomm Existing Component on or prior to the Introduction Deadline or any combination of functionality that Qualcomm can prove was incorporated into separate Qualcomm Existing Components on or prior to the Introduction Deadline. For example, if a Qualcomm Existing Component implemented the current version of 1xEV-DO Rev. A as of the Introduction Deadline and Qualcomm makes Commercially Available a Qualcomm Evolution Component after the Introduction Deadline that implements the current version of 1xEV-DO Rev. A and 1xEV-DO Rev. “X” (a later, different version of 1xEV-DO Rev. A that includes functionality that is not included in the current version of 1xEV-DO Rev. A) and the new 1xEV-DO Rev. “X” functionality was not included within any Qualcomm Existing Component as of the Introduction Deadline, then the implementation of the current version of 1xEV-DO Rev. A by the Qualcomm Evolution Component would be Covered Qualcomm Functionality to which the covenant in Section 7.2(a) would apply, but the implementation of 1xEV-DO Rev. “X” functionality that was not part of the 1xEV-DO Rev. A functionality implemented by such Qualcomm Existing Component would not be Covered Qualcomm Functionality, and the covenant in Section 7.2(a) would not apply to such new 1xEV-DO Rev. “X” functionality.
     (i) Covered Qualcomm Functionality for Portable Broadcast Devices. For purposes of determining Covered Qualcomm Functionality for Qualcomm Protected

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Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
Products (a) incorporated into Portable Broadcast Devices, (b) that implement one or more Other Broadcast Standards in such Portable Broadcast Devices, and (c) that do not implement any portion of any MediaFLO Broadcast Standard, Covered Qualcomm Functionality will be limited solely to functionality implementing any one or more Other Broadcast Standards in Qualcomm Existing Components on or prior to the Introduction Deadline. This subsection (i) shall not be construed as limiting the covenant granted by Broadcom in Section 7.2(a) for any Qualcomm Protected Product that is not incorporated into a Portable Broadcast Device.
50.	“Cure Deadline” has the meaning given to such term in Section 13.1(b)(iv).

51.	“Custom IC” means any ASIC specifically developed for and sold only to a particular Third Party customer (whether or not branded or co-branded with such Third Party) where (i) a Party or its Subsidiary conducted substantial development with respect to such ASIC or the pre-configured cells used in such ASIC; (ii) the development conducted by the Party or its Subsidiary included front end verification, simulation, and design and was not limited to adapting a Third Party’s design to the design rules or manufacturing processes used by such Party, any of its Subsidiaries, or any of their respective Contractors; and (iii) the Third Party customer incorporates the ASIC into a complete board, complete subsystem, or complete product and has not resold or distributed, and does not resell or distribute, the ASIC as a standalone product (other than as a spare or replacement part for the applicable complete board, complete subsystem, or complete product).

52.	“Date of Cessation” has the meaning given to such term in Section 7.6(c) or Section 7.7(c), as applicable.

53.	“Defending Party” has the meaning given to such term in Section 7.9(b)(iii).

54.	“Designated Patents” has the meaning given to such term in Section 8.1.

55.	“Device” means a complete end user product in assembled form ready for use by an end user upon delivery to such end user (it being understood that such end user may need to insert or attach a battery, plug a power cord into a power outlet, insert an activation card (e.g., a SIM card), receive an activation signal from a network, or attach the product to an antenna or transmission cable to enable operation of the product), including Wireless Handheld Devices (other than End User WWAN Cards) and Fixed Wireless Terminals. For the avoidance of doubt, two or more separate complete end user products that are bundled or otherwise sold together will still be considered separate Devices (for example, a Bluetooth headset sold with a Wireless Handheld Device is a separate Device from the Wireless Handheld Device).

56.	“Dispute” has the meaning given to such term in Section 16.6.

57.	“Distributor” means any Third Party that distributes a Party’s Components to Broadcom Customers or Qualcomm Customers, as applicable, without modifying such Components or incorporating such Components into any other assembly, Device, or End User Card.

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58.	“Effective Date” has the meaning given to such term in the preamble to the Agreement.

59.	“Eligible Broadcom Components” means (a) Broadcom Existing Components and (b) Broadcom Evolution Components.

60.	“Eligible Qualcomm Components” means (a) Qualcomm Existing Components and (b) Qualcomm Evolution Components.

61.	“Embedded MediaFLO Module” means a Module that satisfies all of the following criteria: (a) such Module is designed and sold for use in (i.e., embedded within) a Device; (b) such Module implements substantially all of the air interface specification of any MediaFLO Broadcast Standard and can be used to receive wireless broadcast transmissions substantially in accordance with such MediaFLO Broadcast Standard when embedded in such Device; and (c) such Module is not an Embedded WWAN Module.

62.	“Embedded Removable WWAN Module” means a Module that satisfies all of the following criteria: (a) such Module is designed and sold for use in (i.e., embedded within) a Device; (b) such Module is field removable (i.e., can be removed with the use of tools) without affecting the non-Module functionality of such Device; and (c) implements substantially all of the air interface specification of any WWAN Interface.

63.	“Embedded WWAN Module” means a Third Party product that is a Module that satisfies all of the following criteria: (a) such Module is designed and sold for use in (i.e., embedded within) a Device, and (b) such Module implements, for the WWAN Interface, substantially all of the reverse link modulation and/or forward link demodulation, baseband processing, and RF communications functionality (but may or may not include the RF ASICs) necessary to enable the Device to transmit and/or receive wireless transmissions substantially in accordance with any WWAN Interface.

64.	“End User Card” means an end user card or end user dongle that is attachable to and detachable from a Device by an end user without the use of tools.

65.	“End User MediaFLO Card” means an End User Card that implements substantially all of the air interface specification of any MediaFLO Broadcast Standard and can be used to receive wireless broadcast transmissions substantially in accordance with such MediaFLO Broadcast Standard when attached to a Device.

66.	“End User WWAN Card” means an End User Card that implements substantially all of the air interface specification of any WWAN Interface and can be used to transmit and/or receive wireless communications substantially in accordance with such WWAN Interface when attached to a Device.

67.	“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm, or other enterprise, association, organization, or entity.

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Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
68.	“Equipment” means a Device that is fixed (e.g., permanently installed) network infrastructure equipment used in a wireless network implementing a WWAN Interface that is operated by a wireless network operator, including the base station equipment and base station controller elements.

69.	“Essential Patent Claim” means a Patent claim that is essential to compliance with any portion of the air interface specification of one or more WWAN Interfaces (i.e., such patent claim must necessarily be infringed in order to implement any portion, including optional portions, of the air interface specification of a WWAN Interface).

70.	“ETSI” means the European Telecommunications Standards Institute.

71.	“[**]” means, with respect to each product covered by a covenant in Section [**] and sold directly or indirectly to a given Broadcom Customer or Qualcomm Customer, as applicable (a “Specified Third Party”), that (i) a Party or any of its Subsidiaries has [**] the Specified Third Party and all Third Parties (other than the other Party’s Contractors and Distributors, and other than end users who purchase a Device or End User Card for their own use and not for resale) that have [**] the Specified Third Party [**] (collectively, the “Third Parties [**]”); (ii) all such [**], including one or more [**]; (iii) the Party or any of its Subsidiaries has [**] the Specified Third Party (and all Third Parties [**], but has been unable to do so; and (iv) the Party has notified the other Party in writing and [**] the other Party for a period of at least [**]. Only after [**] will the Party be considered [**] such that [**] the other Party or any of its Subsidiaries, or respective Contractors, and then [**] shall only be permitted to be made with respect to the [**] to the Specified Third Party for which the Party has not been able to [**] (and only [**]) and only with respect to [**] for which the Party or its Subsidiary [**] the Specified Third Party. Notwithstanding anything to the contrary above and to the maximum extent permitted by applicable law, any [**] the Specified Third Party or the Third Parties [**] the other Party or its Subsidiaries.

72.	“Exhaustion Claim” means a claim or defense asserted in Litigation by a Third Party that a covenant in Sections [**], or [**], or any of the terms of Section [**] (except and only to the extent that Qualcomm [**] Broadcom [**]), [**] (except and only to the extent that Broadcom [**] Qualcomm [**]), [**], or [**] exhausts either Party’s Patents or otherwise creates Pass-Through Rights with respect to either Party’s Patents for one or more Non-Exhaustive Products of such Party. However, it will not be considered an “Exhaustion Claim” for a Third Party to assert a claim or defense in Litigation that (i) the covenants in Sections 7.1(a), 7.1(c), 7.2(a), and/or 7.2(c) apply to such Third Party directly (and not by reason of Pass-Through Rights from another Person); and/or (ii) the scope of any such covenant is determined in accordance with Section 7.1(b)(iii), 7.1(c)(iii), 7.2(b)(iii), or 7.2(c)(iii), as applicable.

73.	“Exhaustive Components” has the meaning given to such term in Section 13.1(c)(iii).

74.	“Existing Licensing Practices” has the meaning given to such term in Section 4.2(c).

75.	“Existing Products” has the meaning given to such term in Section 14.4(b).

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Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
76.	“Existing Sales Practices” has the meaning given to such term in Section 4.2(c).

77.	“Final Judgment” has the meaning given to such term in Section 7.9(b).

78.	“First Assertion Against Broadcom” has the meaning given to such term in Section 7.6(b).

79.	“First Assertion Against Qualcomm” has the meaning given to such term in Section 7.7(b).

80.	“First Decision” has the meaning given to such term in Section 13.1(b)(iv).

81.	“First Payment” has the meaning given to such term in Section 3.1(a).

82.	“Fixed Wireless Terminal” means a complete fixed, non-mobile, non-portable telephone that both (i) can be used, without any additional equipment, components, or parts being attached thereto (it being understood that the end user may need to plug a power cord into a power outlet, insert an activation card (e.g., a SIM card), receive an activation signal from a network, or attach the product to an antenna to enable operation of the product), to transmit and/or receive wireless voice communications in accordance with any WWAN Interface, and (ii) is primarily powered through the coupling of an attached power cord to an external fixed-location power supply. For clarity, the term “Fixed Wireless Terminal” does not include Wireless Handheld Devices, WWAN network Equipment, femtocells, personal computers, cable or satellite set top boxes, cable or DSL modems, or residential gateways.

83.	“Follow On Products” has the meaning given to such term in Section 14.4(b).

84.	“Four-Year Standstill Period” has the meaning given to such term in Section 6.3.

85.	“Governmental Authority” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district, or other governmental jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body, or Entity and any court or other tribunal); (d) multi-national governmental organization or body; or (e) entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military, or taxing authority. For avoidance of doubt, the term “Governmental Authority” does not include any non-governmental industry standards-setting organization such as ARIB, ETSI, or TIA.

86.	“GPS” means a satellite-based global positioning system, including the United States NAVSTAR Global Positioning System, Russia’s GLONASS, the European Union’s Galileo system, and other position location systems that use one of the foregoing systems along with other systems or standards (except a WWAN Interface) for position location.

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Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
87.	“GSM” means any one or more of the following standards: Global System for Mobile Communication (GSM), General Packet Radio Services (GPRS), and Enhanced Data Rates for GSM Evolution (EDGE).

88.	“GSM-Only Device” means a Device that is capable of transmitting and/or receiving wireless communications substantially in accordance with any GSM standard and is not capable of transmitting and/or receiving wireless communications substantially in accordance with any other air interface specification of a standard covered by the definition of WWAN Interface. For example and without limitation, a Device that implements both GSM and UMTS, or both GSM and CDMA, is not a GSM-Only Device.

89.	“GSM-Only Embedded WWAN Module” means an Embedded WWAN Module that implements substantially all of the air interface specification of any GSM standard (and no other standard (such as, without limitation, CDMA or UMTS) covered by the definition of WWAN Interface) and can be used to transmit and/or receive wireless communications substantially in accordance with any GSM standard (but no other standard (such as, without limitation, CDMA or UMTS) covered by the definition of WWAN Interface) when incorporated into a Device.

90.	“GSM-Only End User WWAN Card” means an End User WWAN Card that implements substantially all of the air interface specification of any GSM standard (and no other standard (such as, without limitation, CDMA or UMTS) covered by the definition of WWAN Interface) and can be used to transmit and/or receive wireless communications substantially in accordance with any GSM standard (but no other standard (such as, without limitation, CDMA or UMTS) covered by the definition of WWAN Interface) when attached to a Device.

91.	“IC” means integrated circuit.

92.	“IEEE” means the Institute of Electrical and Electronics Engineers.

93.	“implement a WWAN Interface”: means, with respect to a Device, that such Device implements sufficient portions of one or more WWAN Interfaces (including the mandatory portions of the physical layer of such WWAN Interface) such that the Device is capable of transmitting and/or receiving wireless communications substantially in accordance with a WWAN Interface without an End User WWAN Card being attached or connected to such Device (it being understood that an end user may need to insert or attach a battery, plug a power cord into a power outlet, insert an activation card (e.g., a SIM card), receive an activation signal from a network, or attach the product to an antenna in order to enable such Device to transmit and/or receive wireless communications substantially in accordance with a WWAN Interface).

94.	“Indemnity” or “Indemnification” means, with respect to a Party, a contractual obligation (including those implied or imposed by exchange of order and/or acknowledgement documents or fulfillment of orders or by the Uniform Commercial Code or other laws regarding sales or commercial transactions obligations or otherwise arising from terms of a contract implied by law, in each case to the extent binding on a

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Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
Party or its Subsidiaries) on the part of such Party or a Subsidiary of such Party to indemnify, hold harmless, or defend a Third Party, or to otherwise pay or reimburse defense costs or expenses, damages or other awards, with respect to patent infringement or alleged patent infringement, provided that such obligation applies generally to at least certain patent infringement claims Asserted by any Third Party (e.g., is not limited to infringement claims Asserted by the other Party and/or any of its Subsidiaries). “Indemnify” means granting or otherwise contractually agreeing (whether expressly or by implication) to provide an Indemnity.

95.	“[**] Judgment” has the meaning given to such term in Section 7.4(c) or Section 7.5(c), as applicable.

96.	“[**] Settlement” has the meaning given to such term in Section 7.4(c) or Section 7.5(c), as applicable.

97.	“Introduction Deadline” means the date that is eighteen (18) months after the Effective Date.

98.	“KFTC” has the meaning given to such term in Section 4.2(a).

99.	“[**] Licensees” has the meaning given to such term in Section 9.1(b).

100.	“Licensed Products” has the meaning given to such term in Section 9.1(b).

101.	“Listed Patent Claims” has the meaning given to such term in Section 7.3(b).

102.	“Litigation” means any legally binding dispute resolution procedure for, or any investigation conducted by a Governmental Authority with respect to, the resolution of a controversy whether arising or created by a claim, a counterclaim, or otherwise, as determined in the broadest sense, and in whatever form, by a body or tribunal that has or claims to have authority to adjudicate such matter, whether administrative, judicial, arbitral, or otherwise, including any proceeding before the United States International Trade Commission and any legally binding dispute resolution proceeding or investigation brought before or conducted by any Governmental Authority in any jurisdiction throughout the world such as (without limitation) a proceeding or investigation conducted by the European Commission, the Korea Fair Trade Commission, or the Japan Fair Trade Commission.

103.	“Location Based Services” means services involving determining or assisting in the determination of (including calculating, correlating, verifying, assisting, augmenting, correcting, and/or estimating) location, distance, positioning, and/or navigation, and/or any use or provision of any such information or determinations (and any derivatives of any of the foregoing).

104.	“MediaFLO Broadcast Standard” means any of the following terrestrial mobile broadcast specifications that has been promulgated by the FLO Forum for publication to and use within one or more nationally or internationally recognized standards bodies (including TIA, ETSI, ITU, TTA, ARIB, and IEEE): the ETSI TS 102 589 v1.1.1

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Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
specification defined and published by ETSI, and the following specifications as defined and published by TIA: TIA-1099, TIA-1102, TIA-1103, TIA-1104, TIA-1120, TIA-1130, and TIA-1132 and updates and revisions thereto.

105.	“MEMS” means micro-electromechanical systems that consist of the fabrication of mechanical elements (and may also include the integration of electrical components) on a common substrate (or multiple substrates laminated together) through microfabrication technology.

106.	“Module” means each of (i) a specialized electronic package (often referred to in the semiconductor industry as a “multi-chip module” or “MCM”) where multiple integrated circuits (ICs) or semiconductor die are packaged in such a way as to facilitate their use as a single IC, (ii) a printed circuit board assembly (PCBA) consisting of a printed circuit board populated with multiple electrical components and/or integrated circuits, and (iii) a subassembly, such as (without limitation) an Embedded Removable WWAN Module. For avoidance of doubt, a Device or an End User Card is not a Module. Modules include Network Interface Controller Cards (NICCs) (including Ethernet NICCs), Host Bus Adapters (HBAs) (including Fibre Channel HBAs), Converged Network Adapters (CNAs) (including Fibre Channel over Ethernet (FCoE) CNAs), daughter circuit board assemblies, mezzanine circuit board assemblies and other circuit board assemblies and blade assemblies (for use in a chassis that accepts such blade assembly as a plug in), in each case that go into servers, routers, switches, gateways, storage devices, and other networking and storage equipment (collectively, “Boards”). Boards are not considered Devices or End User Cards under this Agreement.

107.	“Near Field Magnetic Resonance Wireless Charging” means a system in which there is a power transmission means that sends electrical energy to a power reception means using magnetic fields resonators, and a predominantly non-radiating oscillating magnetic field for the purposes of charging an energy storage device, such as a battery, or powering a Device (including those without a storage capacity). For the purposes of this Agreement, Near Field Magnetic Resonance Wireless Charging includes only the following portions of the foregoing system implementing solely: (i) power transmission/reception functionality used to transfer electrical energy between the power transmission means and the power reception means, and (ii) in-band signaling capability which enables smart charging, support for multiple Devices on a single charger, pairing features and other signaling, in each case that is solely in-band with the power transmission/reception signal. For the avoidance of doubt, Near Field Magnetic Resonance Wireless Charging does not include systems commonly referred to as RFID or Near Field RF that are used for the transfer of information even though those RFID/NFRF systems include the ability to transfer small amounts of electrical energy that may be required to perform an information transfer transaction and does not include (a) any local area or personal area wireless communications standard such as (i) 802.11a, 802.11b, 802.11g, 802.11n, and other wireless local area network standards, and (ii) Bluetooth, ultra-wideband (UWB), near field communication (NFC), and other wireless communications standards for personal area networks, (b) the GPS protocols, (c) any broadcast standard, or (d) a WWAN Interface.

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Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request
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108.	“New Qualcomm Agreements” has the meaning given to such term in Section 9.1(a).

109.	“Non-Exhaustive Product” means any product (including Components, software products, and service products) covered by any covenant granted by a Party in Section 6.1, 6.2, or 6.3, as applicable, but not covered by a covenant granted by such Party in Section 7.1(a) or 7.2(a), as applicable.

110.	“Other Broadcast Standard” means only the following standards: Integrated Services Digital Broadcasting — Television (ISDB-T), Terrestrial Digital Multimedia Broadcasting (T-DMB), Digital Video Broadcasting — Terrestrial (DVB-T), and China Mobile Media Broadcasting (CMMB (STiMi)).

111.	“[**] Licensee” has the meaning given to such term in Section 9.1(b).

112.	“[**]” has the meaning given to such term in Section 7.4(c) or Section 7.5(c), as applicable.

113.	“Parent Holding Company” has the meaning given to such term in Section 14.1(c).

114.	“Party” individually means Qualcomm or Broadcom and the term “Parties” collectively means Qualcomm and Broadcom.

115.	“Pass-Through Rights” means, with respect to any patents licensed by a licensor to a licensee to make, use, and sell a licensed product under such licensed patents, the right or ability for such licensee to pass on to a customer in each jurisdiction any of those explicit-license, implied-license, or patent exhaustion rights which the customer would receive as a matter of law or otherwise in such jurisdiction under the licensor’s licensed patents as to a licensed product purchased by the customer from the licensee. “Pass-Through Rights” do not include the rights conferred directly to an intended third-party beneficiary of a patent holder’s express covenant not to assert patents directly against that third party.

116.	“Patent Family” means a group of patents (which may include patent applications as well) identified as a distinct “family” on Attachment B.

117.	“Patent License Agreement” has the meaning given to such term in Section 9.1(b).

118.	“Patent Information” has the meaning given to such term in Section 8.4.

119.	“Patents” means all claims of any patents and patent applications worldwide that both (a) have or claim a priority date within the Capture Period and (b) (i) are owned by a Party (or any of its Subsidiaries, at a time when it is a Subsidiary of such Party) at any time during the term of this Agreement or (ii) a Party (or any of its Subsidiaries, at a time when it is a Subsidiary of such Party) has, at any time during the term of this Agreement, the right to license or grant a non-Assert covenant to the other Party of or within the scope set forth herein.

A1-15

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
120.	“[**] Option” has the meaning given to such term in Section 7.4(c) or 7.5(c), as applicable.

121.	“Person” means any individual, Entity, or Governmental Authority.

122.	“Portable Broadcast Device” means a complete, portable Device that (a) is designed to be hand-carried (including any portable personal video player, laptop, notebook, or netbook computer) and is primarily powered by rechargeable or removable batteries or other portable power supply (including solar) and not primarily powered by an AC electrical outlet, (b) can be used to receive broadcast media in accordance with one or more of the Specified Mobile Broadcast Standards or one or more Other Broadcast Standards, and (c) do not implement a WWAN Interface. Portable Broadcast Devices specifically exclude: (x) set top boxes, digital video recorders, and other cable, satellite, and terrestrial television and FM/AM/satellite radio receivers designed for use primarily at a user’s premises; (y) cable or DSL modems, residential gateways, femtocells, desktop computers, workstations, and servers; and (z) any Device designed to be primarily powered from an AC electrical outlet.

123.	“Precluded Claim” has the meaning given to such term in Section 7.9(b)(iii).

124.	“Previously Alleged Conduct” has the meaning given to such term in Section 4.1(a).

125.	“Protected Information” has the meaning given to such term in Section 4.1(c).

126.	“Qualcomm” has the meaning given to such term in the preamble to the Agreement.

127.	“Qualcomm Baseband ASIC” has the meaning given to such term in Section 9.1(b).

128.	“Qualcomm Component SpinCo” has the meaning given to such term in Section 14.3.

129.	“Qualcomm Components” means both (i) Components designed by or for Qualcomm or any of its Subsidiaries (provided that Qualcomm and its Subsidiaries may include portions that are Semiconductor IP designed and/or owned by their foundries and Semiconductor IP licensed or acquired from other Third Parties such as, without limitation, an ARM processor) and (ii) Custom ICs developed by Qualcomm or a Subsidiary of Qualcomm. The term “Qualcomm Components” includes interferometric MEMS displays. For purposes of determining whether a Module that includes one or more Third Party ICs is a Qualcomm Component, the Module will be considered to be “designed by or for” Qualcomm or any of its Subsidiaries only if one or more principal functionalities of such Module are provided by ASICs and/or other integrated circuit devices of Qualcomm or its Subsidiaries (including firmware thereon and any accompanying or associated software) (“Qualcomm ICs”). For example, without limitation, a WCDMA Module would be considered a “Qualcomm Component” if the WCDMA baseband ASIC in such Module is a Qualcomm IC (irrespective of whether such Module also includes one or more Third Party ICs (e.g., a Third Party IC that implements 802.11g)).

130.	“Qualcomm Covenant Products” has the meaning given to such term in Section 6.2(b).

A1-16

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
131.	“Qualcomm Covered Claims” has the meaning given to such term in Section 7.1(b)(iii).

132.	“Qualcomm Customer” means any Third Party (other than a Distributor) that purchases or otherwise lawfully obtains any Qualcomm Component or any Device (including Equipment), End User Card, Module, or other product incorporating a Qualcomm Component, including, with respect to any firmware or software included in the definition of Qualcomm Components, any Third Party that is licensed by Qualcomm or a Qualcomm Subsidiary to use such firmware or software for such Qualcomm Components.

133.	“Qualcomm Customer Assertion Date” has the meaning given to such term in Section 7.6(b)(i).

134.	“Qualcomm Evolution Components” means Qualcomm Components (a) that are first made Commercially Available by Qualcomm (or by any Subsidiary of Qualcomm) on or after the Introduction Deadline and that are evolutions of any one or more Qualcomm Existing Components and/or Qualcomm Acquired Subsidiary Components (as defined below), or (b) with respect to any Subsidiary of Qualcomm that becomes a Subsidiary of Qualcomm after the Introduction Deadline, that were designed by or for such Subsidiary and are first made Commercially Available by such Subsidiary before it became a Subsidiary of Qualcomm and that have the same general purpose and intended use (for example, without limitation, implement one or more of the same standards) as one or more Qualcomm Existing Components (“Qualcomm Acquired Subsidiary Components”). For the purpose of this definition, the combination of functionality incorporated into separate Qualcomm Existing Components on or prior to the Introduction Deadline into one or more different kinds of Qualcomm Components after the Introduction Deadline will be considered evolutions of such Qualcomm Existing Components.

135.	“Qualcomm Existing Components” means Qualcomm Components that are made Commercially Available by Qualcomm, or by any Entity that either is a Subsidiary of Qualcomm as of the Effective Date or becomes a Subsidiary of Qualcomm before the Introduction Deadline, in each case at any time prior to the Introduction Deadline.

136.	“Qualcomm MediaFLO SpinCo” has the meaning given to such term in Section 14.3(a).

137.	“Qualcomm Patents” means all Patents that are owned by Qualcomm (or any Subsidiary of Qualcomm, at a time when it is a Subsidiary of Qualcomm) at any time during the term of this Agreement or that Qualcomm (or any Subsidiary of Qualcomm, at a time when it is a Subsidiary of Qualcomm) has, at any time during the term of this Agreement, the right to license or grant a non-Assert covenant to Broadcom as set forth herein.

138.	[**].

139.	“Qualcomm Protected Devices” has the meaning given to such term in Section 6.3.

140.	“Qualcomm Protected Products” means:

A1-17

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
(1)	Eligible Qualcomm Components (irrespective of whether or not the Eligible Qualcomm Components themselves are used to implement any WWAN Interface) that are incorporated into (a) a Device (other than GSM-Only Devices) implementing any WWAN Interface, (b) an End User WWAN Card (other than GSM-Only End User WWAN Cards); or (c) an Embedded WWAN Module (other than GSM-Only Embedded WWAN Modules) that can be used to implement any WWAN Interface when incorporated into a Device or an End User WWAN Card (but only those units of such Eligible Qualcomm Component that are incorporated into such Devices or such End User WWAN Cards), where such Devices, such End User WWAN Cards, or such Embedded WWAN Modules are sold by the Qualcomm Customer under a patent license agreement between Qualcomm (or any of its Subsidiaries) and the Qualcomm Customer that includes an exhaustive license to a substantial portion or more of the Qualcomm Patents applicable to the WWAN Interfaces implemented in such Device, End User WWAN Card, or Embedded WWAN Module (provided that the same Qualcomm Patents owned by Qualcomm that are licensed under such license agreement for licensed products that incorporate Qualcomm Components are also licensed under such license agreement for licensed products that incorporate Broadcom Components) (a “Qualifying Agreement”);

(2)	Eligible Qualcomm Components that implement all or any portion of any MediaFLO Broadcast Standard, but only those units of such Eligible Qualcomm Component that are incorporated into (a) Devices capable of receiving wireless broadcast transmissions substantially in accordance with any MediaFLO Broadcast Standard or (b) any End User MediaFLO Card; and

(3)	Eligible Qualcomm Components incorporated into a Portable Broadcast Device to implement (in whole or in part) any of the Other Broadcast Standards, but (a) solely with respect to Covered Qualcomm Functionality in such Eligible Qualcomm Components that is included under subsection (i) of the definition of Covered Qualcomm Functionality and not with respect to any other functionality in such Eligible Qualcomm Components (unless such Eligible Qualcomm Components also fall under clause (1) or clause (2) above); and (b) only for such units of such Eligible Qualcomm Components that are incorporated into Portable Broadcast Devices that implement any of the Other Broadcast Standards.
As used in clause (1) above, a “substantial portion” means the Essential Patent Claims of the Qualcomm Patents for a WWAN Interface within any defined or unlimited capture period. If a patent license agreement between Qualcomm and a direct or indirect customer significantly conforms to but does not entirely meet the requirements of a Qualifying Agreement for purposes of this definition and on or before ninety (90) days after Broadcom notifies Qualcomm of such nonconformance and the reasons therefor, Qualcomm amends such patent license agreement so that it meets the requirements of a Qualifying Agreement, then such patent license agreement will be considered a Qualifying Agreement with respect to sales made under such patent license agreement prior to the date of such amendment as well as sales made under such patent license agreement on or after the date of such amendment.

A1-18

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
141.	“Qualcomm Releasees” has the meaning given to such term in Section 5.2(a).

142.	“Qualcomm Releasors” has the meaning given to such term in Section 5.1(a).

143.	“Qualcomm Software Product” means any software product of Qualcomm or any of its Subsidiaries (which software product may include or have been developed with the use of application programmer’s interfaces (APIs), software code, and software development tools licensed from Third Parties, open source software and code developed based on input and/or requirements of standards bodies, Qualcomm Customers, industry organizations, wireless operators, and Government Entities, and which may be customized software products developed by Qualcomm or a Subsidiary of Qualcomm specifically for one or more Qualcomm Customers).

144.	“Qualcomm Spin” has the meaning given to such term in Section 14.3(a).

145.	“Qualcomm SpinCo” has the meaning given to such term in Section 14.3(a).

146.	“Qualcomm [**] Notice” has the meaning given to such term in Section 7.5(b).

147.	“Qualcomm [**] Claim” has the meaning given to such term in Section 7.4(a).

148.	“Quarterly Payment” has the meaning given to such term in Section 3.1(b).

149.	“Related Patents” has the meaning given to such term in Section 8.3.

150.	“Resolution Date” has the meaning given to such term in Section 7.4(c) or Section 7.5(c), as applicable.

151.	“SEC” means the Securities and Exchange Commission.

152.	“Section 7.1 [**]” has the meaning given to such term in Section 7.1(c).

153.	“Section 7.2 [**]” has the meaning given to such term in Section 7.2(c).

154.	“Selling” means offering to sell, selling, or otherwise disposing of.

155.	“Semiconductor IP” means any reusable (whether or not it is actually reused) unit of logic, cell, or chip design including IP blocks, IP cores (including both “hard cores” and “soft cores”), standard cell libraries, and logic cores (as such terms are commonly understood in the semiconductor industry), and any portion of the packaging of a Component.

156.	“[**]” has the meaning given to such term in Section 7.7(a).

157.	“Specified Mobile Broadcast Standards” means only the following standards: Digital Video Broadcasting — Handsets (DVB-H), Digital Video Broadcasting — Satellite Services to Handheld Devices (DVB-SH), and Satellite Digital Multimedia Broadcast (S-DMB).

158.	“[**]” has the meaning given to such term in Section 7.6(a).

A1-19

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
159.	“SpinCo” has the meaning given to such term in Section 14.2(b).

160.	“SpinCo Parent” has the meaning given to such term in Section 14.2(b).

161.	“Spin-Out Transaction” has the meaning given to such term in Section 14.2(b).

162.	“[**]” means any [**] pursuant to Section 7.4 or Section 7.5, respectively.

163.	“[**]” has the meaning given to such term in Section 7.9(e).

164.	“Subject Party” has the meaning given to such term in Section 4.2(d).

165.	“Subsidiary” of a Party or other Entity (in each case the “Parent”) means any Entity that, any time during the term of this Agreement, is under the control of the Parent, but only for so long as such control exists (i.e., when an Entity is no longer controlled by the Parent, then it is no longer a Subsidiary of the Parent). For purposes of this definition, “control” means either: (i) the majority (more than fifty percent (50%)) of such Entity’s shares or other securities entitled to vote for election of directors (or other managing authority) is owned or controlled by the Parent, either directly or indirectly; or (ii) such corporation or entity does not have outstanding shares or securities but the majority (more than fifty percent (50%)) of the equity interest in such Entity is owned or controlled by the Parent, either directly or indirectly.

166.	“Support” means for a Party or its Subsidiary to support or assist a Third Party in making a particular claim, defense, or assertion in Litigation, including indirect support or assistance provided by a Party or its Subsidiary through another Person. Such support or assistance is limited to support or assistance in making the particular claim, defense, or assertion, where such Party or its Subsidiary knows that the support or assistance is being used specifically to make the particular claim, defense, or assertion. “Support” does not include, for example and without limitation, paying or reimbursing a Third Party for attorneys’ fees and other Litigation costs and expenses pursuant to an Indemnity, making an investment in a Third Party for purposes other than causing the Third Party to make the particular claim, defense, or assertion, or providing information to the extent necessary to respond to information requests from Governmental Authorities, valid subpoenas or as otherwise required by law, or providing support or assistance for claims, defenses, or assertions in the Litigation other than that particular claim, defense, or assertion.

167.	“Test Device” means a device, reference platform, or circuit board assembly (including form factor accurate (FFA) handset device or a subscriber unit reference platform (SURF)) that is designed to be used to aid in the test, development, validation, and/or design of a Device or network infrastructure equipment and is not intended for use by end users (consumers or enterprise) as a commercial product.

168.	“Third Party” means any Person that is neither a Party nor a Subsidiary of a Party.

169.	“Third Party ICs” means Third Party ASICs or other Third Party integrated circuit devices (and firmware and accompanying or associated software for such Third Party

A1-20

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
ASICs or Third Party integrated circuit devices). Third Party ICs include “off the shelf” Third Party integrated circuit devices and other Third Party integrated circuit devices sold by a Third Party as its own product. A Broadcom Component or a Qualcomm Component is not a Third Party IC.

170.	“Third Party Patent” has the meaning given to such term in Section 17.2(c).

171.	“TIA” means the Telecommunications Industry Association.

172.	“U.S. Litigation” has the meaning given to such term in Section 4.1(a).

173.	“[**]” has the meaning given to such term in Section 3.3(a).

174.	“[**]” has the meaning given to such term in Section 3.3(a).

175.	“Voting Power” means the right to exercise voting power with respect to the election of directors or similar managing authority of a Person (whether through direct or indirect beneficial ownership of shares or securities of such Person or otherwise).

176.	“WCDMA Device” has the meaning given to such term in Section 9.1(b).

177.	“Wireless Handheld Device” means both (i) a complete, portable Device that [**] and that can be used to transmit and/or receive wireless communications substantially in accordance with one or more WWAN Interfaces; and (ii) an End User WWAN Card.

178.	“Wireless Wide Area Network Interface” or “WWAN Interface” means any wide area wireless air interface standard, including GSM, CDMA, TD-SCDMA, Universal Mobile Telecommunications System (UMTS), Wideband Code Division Multiple Access (WCDMA), HSPA, HSDPA, HSUPA, HSPA+, WiMax, IEEE 802.16 (including 802.16e and 802.16m), WiBro, IEEE 802.20, UMB (formerly known as 1xEVDO Rev C), and LTE, in each case whether adopted as an industry standard by TIA, ETSI, IEEE, ARIB, or another recognized international standards body or industry consortium such as the 3GPP, 3GPP2, Next Generation Mobile Network (NGMN) consortium or deployed as a de facto standard by a wireless operator. For the avoidance of doubt, the term “WWAN Interface” does not mean (a) any local area or personal area wireless communications standard operating in frequencies that do not require a license from any governmental, administrative, or regulatory authority such as (i) 802.11a, 802.11b, 802.11g, 802.11n, and other wireless local area network standards, and (ii) Bluetooth, ultra-wideband (UWB), near field communication (NFC), and other wireless communications standards for personal area networks, (b) the GPS protocols, or (c) the MediaFLO Broadcast Standard, any Specified Broadcast Standard, any Other Broadcast Standard and any other digital or analog broadcast standards (i.e., such standard does not specify or support any bi-directional wireless communications) for over-the-air, satellite or wireless broadcast of television, radio or other content or information.

A1-21

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
Attachment A
Listed Broadcom Patents-in-Suit
U.S. Patent No. 5,425,051
U.S. Patent No. 5,657,317
U.S. Patent No. 6,374,311
U.S. Patent No. 6,389,010
U.S. Patent No. 6,583,675
U.S. Patent No. 6,714,983
U.S. Patent No. 6,847,686

A-1

Attachment B
Patent Family Lists

Family	Patent No.	Additional US Application(s)	Foreign Counterparts
1	6,233,629	None	None
	6,611,884	None	None
	6,408,349	None	None
2	6,130,894	None	DE (69937290.9-08) and GB (1062783) granted
	7,142,553	CON (11/548,168)	None
	6,850,493	None	None
	7,440,410	CON (12/255,517)	None
	6,266,350	None	None
	6,760,347	None	None
3	6,181,210	60/101,555	None
	6,326,852	None	None
	6,897,733	None	None
	7,057,465	None	None
4	6,380,945	None	None
	6,819,330	None	None
	7,015,928	None	None
5	6,731,295	None	None
6	6,661,422	None	None
	7,256,790	None	None

Family	Patent No.	Additional US Application(s)	Foreign Counterparts
7	6,272,173	None	DE (69925628.3-08), FR (1129521) and GB (1129521) granted
7	7,248,629	None	None
8	6,603,712	None	None
9	6,566,968	60/170,590	DE (60017460.3-08), FR (1240714) and GB (1240714) granted
	6,870,431	None	None
	6,995,620	None	None
10	6,396,894	60/179,593	None
	6,519,311	None	None
	7,154,983	None	None
11	7,107,383	None	DE (60115010.4-08), FR (1279103) and GB (1279103) granted
	7,334,074	None	None
12	6,226,735	None	None
	6,591,357	None	None
	7,464,251	None	None
13	7,249,351	None	EP (1184785) pending
14	6,968,019	60/253,268	DE (60129913.2-08), FR (1209869) and GB (1209869) granted
	7,447,275	None	None
15	6,748,492	None	EP (1179782) pending
	6,961,824	None	None

Family	Patent No.	Additional US Application(s)	Foreign Counterparts
16	6,957,290	None	EP (1195687) pending
17	7,028,115	None	DE (60136681.6-08) and GB (1195686) granted
18	7,076,586	None	EP (1195688) pending
19	6,748,495	None	DE (60230834.8-08) and GB (1258799) granted
	7,000,076	None	None
20	6,874,081	None	EP (1258802) pending
	7,203,827	None	None
21	6,988,115	None	EP (1255188) pending
22	6,504,408	None	DE (60217767.7-08), FR (1276240) and GB (1276240) granted
	6,642,762	None	None
23	6,597,211	None	EP (1265123) pending
24	6,574,708	None	DE (60226375.1-08) and GB (1258806) granted
	6,684,296	None	None
25	6,542,043	None	None
26	6,771,127	None	DE (60317593.7-08), FR (1349273) and GB (1349273) granted
	6,727,756	None	None
	6,873,210	CON (11/060,395)	None
27	6,566,940	None	None
	6,762,642	None	None
28	7,343,472	60/420,236	None

Family	Patent No.	Additional US Application(s)	Foreign Counterparts
29	7,313,583	60/420,236	None
30	7,403,964	60/420,236	None
31	6,868,261	60/316,966	EP (1292038) pending
	7,471,934	None	None
32	7,007,031	None	EP (1351516) pending
33	6,907,443	None	DE (60216210.6-08), FR (1296222) and GB (1296222) granted
34	6,941,334	None	EP (1335278) pending
35	7,002,403	Parent (10/244,102; abandoned)	None
	7,266,351	None	None
36	6,411,152	None	None
	6,535,036	None	None
	6,657,462	None	None
37	7,379,498	None	DE (60300591.8-08), FR (1345176) and GB (1345176) granted
38	7,262,806	60/332,206	EP (1324617) pending
39	7,076,232	None	None
40	6,961,552	None	None
41	6,639,443	None	None
	6,784,715	None	None
42	6,950,973	None	None
43	6,977,658	None	EP (1376474) pending

Family	Patent No.	Additional US Application(s)	Foreign Counterparts
	7,388,589	None	None
44	6,985,708	None	None
	7,289,782	None	None
	7,082,176	None	None
	7,171,183	None	None
45	7,139,902	60/422,149	EP (1416375) pending
46	6,941,116	None	DE (60307963.6-08) and GB (1424777) granted
47	6,920,592	None	DE (60309392.2-08), FR (1389849) and GB (1389849) granted
	7,020,812	None	None
48	6,877,147	None	None
49	6,900,771	60/256,144	None
	7,068,231	None	None
50	7,133,645	None	None
51	7,394,406	CON (12/166,038); 60/434,074	EP (1432192) pending
52	7,107,025	60/465,425	None
53	7,301,902	CON (11/945,948) and DIV (11/869,332)	EP (1455343) pending
54	7,372,929	CON (12/118,124); 60/452,229	None
	7,319,492	None	None
55	7,092,674	None	None
56	7,113,754	None	None

Family	Patent No.	Additional US Application(s)	Foreign Counterparts
	7,116,948	None	None
56	6,836,156	60/465,426	None
	6,977,531	None	None
57	7,111,127	60/486,980	None
58	7,088,962	None	None
59	6,888,410	None	None
	7,109,801	None	None
60	7,152,176	None	None
61	7,287,212	60/505,862	None
62	6,995,625	None	CN (CN1677841A), EP (1583223) pending; TW (094110001) granted
	7,205,857	None	None
63	7,483,077	60/540,760	EP (1560432) pending; CN (CN1668087A) and TW (094102646) granted
64	7,079,054	60/577,358	None
65	7,123,063	None	None
	7,218,156	None	None
66	7,444,134	CON (12/232,720)	None
67	7,433,662	(11/303,235); 60/609,192 and 60/716,902	None
68	7,379,722	None	None
69	7,215,199	60/619,081	None
70	7,415,286	11/167,358; 60/609,214 and 60/669,722	None

Family	Patent No.	Additional US Application(s)	Foreign Counterparts
71	7,398,071	None	None
72	7,385,949	None	EP (1396125) pending
73	7,215,923	CON (11/738,013)	None
74	5,917,914	None	None
75	7,405,630	None	None
76	6,728,296	None	None
77	6,429,814	60/249,604	EP (1342329) pending; KR (10-0800628) granted
	6,590,530	None	None
78	6,975,266	None	None
79	6,958,726	None	None
80	6,944,746	None	EP (1365319) pending
81	7,050,501	None	DE (60307942.3-08) granted, GB (1383311) granted
82	7,269,220	None	EP (1383309) pending
83	7,016,415	None	EP (1383085) pending
84	6,958,783	None	EP (1383310) pending
	7,158,189	None	None
85	7,339,627	60/515,777	None
86	7,454,081	60/540,818	None
87	6,075,814	None	DE (69838545.4-08) granted, GB (0980626) granted
	6,445,731	None	None
	7,406,119	CON (12/180,076)	None

Family	Patent No.	Additional US Application(s)	Foreign Counterparts
	6,304,596	None	None
88	6,877,043	None	None
89	6,993,101	None	None
90	6,891,881	None	None
91	7,388,853	CON (12/102,634)	None
92	6,988,236	None	None
93	6,882,634	None	None
94	6,898,204	None	None
95	7,254,116	None	None
96	6,888,844	None	None
97	7,035,285	None	DE (60124521.0-08) granted, GB (1273120) granted
98	7,266,079	60/233,338	EP (1323266) pending
99	6,675,289	None	EP (1168161) pending
	7,032,103	None	None
100	7,009,933	60/264,723	DE (60206304.3-08) granted, FR (1227628) granted, GB (1227628) granted
101	7,420,921	60/381,542	None
102	6,751,112	60/448,551; 10/127,175 (abandoned)	None
	6,909,623	None	None
	6,967,857	None	None
103	7,110,942	60/311,817	EP (1293968) pending

Family	Patent No.	Additional US Application(s)	Foreign Counterparts
104	7,206,740	60/344,375 IF families 104 AND 105 are selected	DE (60214121.4-08) granted, GB (1326237) granted
105	6,751,587	60/344,375 IF families 104 AND 105 are selected	DE (60226308.5-08) and GB (1326235) granted
106	6,756,847	60/360,179	CN (CN1650515A) granted, DE (60315631.2-08) granted, FR (1500189) granted, GB (1500189) granted
	7,142,056	None	None
107	6,791,374	None	None

Attachment C
Form of Patent Assignment
     WHEREAS, Broadcom Corporation [or name of subsidiary if owned by subsidiary], a corporation organized under the laws of California [or subsidiary’s state of incorporation] (“Broadcom” [or name of subsidiary and substitute for “Broadcom” throughout the assignment ]), is the owner, to the extent of Broadcom’s actual knowledge, of certain patents and patent applications listed on Attachment 1; and WHEREAS Broadcom has agreed to assign its entire right, title, and interest in and to the patents and patent applications listed on Attachment 1 hereto (collectively, the “Assigned Patents”), to QUALCOMM Incorporated, a corporation organized under the laws of Delaware (“Qualcomm”).
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:
     Broadcom hereby sells, assigns, transfers and conveys to Qualcomm, and its successors and assigns, all of Broadcom’s right, title, and interest in and to each of the Assigned Patents.
     This sale, assignment, transfer, and conveyance to Qualcomm, and its successors and assigns, is made subject to the reservation of certain nonexclusive rights and licenses in favor of Broadcom and its Subsidiaries and all pre-existing nonexclusive rights and licenses granted under the Assigned Patents prior to the date of this Assignment, all as are set forth in Sections 8.2 and 8.3 of that certain Settlement and Patent License and Non-Assert Agreement between Qualcomm and Broadcom Corporation dated April 26, 2009 (the “Agreement”). As to such nonexclusive rights, Broadcom hereby acknowledges and agrees that, on and after the date of this Assignment, Broadcom does not retain any right under the Assigned Patents to: (i) commence or prosecute any patent infringement litigation or any other procedure for resolution of a claim of infringement of any of the Assigned Patents, whether administrative, judicial, arbitral or otherwise, including, but not limited to, any proceeding before the United States International Trade Commission or in any jurisdiction throughout the world, or (ii) exclude others from making, having made, selling, offering to sell, using, importing, or otherwise disposing of any products and/or services under the Assigned Patents, or (iii) license or sublicense others under the Assigned Patents beyond the certain pre-existing nonexclusive rights and licenses granted prior to the date of this Assignment. The rights assigned are limited to the Assigned Patents and do not grant or otherwise provide rights to practice or any other rights (whether expressly or by implication, estoppel or otherwise) under any other existing or future patent or patent application of Broadcom, irrespective of whether infringed by or necessary to practice any invention claimed or described in any of the Assigned Patents or otherwise.
     Subject to the provisions of Sections 8.2 and 8.3 of the Agreement, this sale, assignment, transfer, and conveyance to Qualcomm, and its successors and assigns, also includes, without limitation, the right to enforce, assert, and sue for past, present, and future infringement on each of the foregoing Assigned Patents, and the right to recover and collect for past, present, and future damages with respect to such Assigned Patents.

C-1

     IN WITNESS WHEREOF, the undersigned has caused this Assignment of Patents to be executed on                     , 2009.

By:

Name:

Title:
[for assignments of U.S. patents, include the following notary block; for patents in other jurisdictions, modify as necessary]
STATE OF                                         )

)
SS
COUNTY OF                    )
     The foregoing Assignment of Patents was hereby acknowledged and executed before me on this ___day of                                         , by                      , the                      of                                         , a corporation organized under the laws of                     , on behalf of such corporation.
Notary Public:                     County,
My commission expires:

C-2

Attachment D
Forms for Dismissals of U.S. Litigation

UNITED STATES INTERNATIONAL TRADE COMMISSION
WASHINGTON, D.C.
Before the Honorable Charles E. Bullock
Administrative Law Judge

In the Matter of

CERTAIN BASEBAND PROCESSOR CHIPS AND CHIPSETS, TRANSMITTER AND RECEIVER (RADIO) CHIPS, POWER CONTROL CHIPS, AND PRODUCTS CONTAINING SAME, INCLUDING CELLULAR TELEPHONE HANDSETS	Investigation No. 337-TA-543 Remand Proceeding
ORDER NO. ___ TERMINATING INVESTIGATION
(April ___, 2009)
     On April ___, 2009, Complainant Broadcom Corporation (“Broadcom”) and Respondent Qualcomm Incorporated (“Qualcomm”) filed a joint motion to terminate the investigation.
     Good cause having been shown, it is hereby ordered as follows:
     1. The investigation is hereby terminated.
     2. Paragraph 14 of the Protective Order entered on June 21, 2005, is hereby amended to read as follows:
Within 60 calendar days of final termination of this investigation, each recipient of confidential business information that is subject to this order shall destroy all items containing confidential business information, including all work product, pleadings, motion papers, legal memoranda, correspondence, transcripts and exhibits containing confidential information and all copies thereof, with the exception of copies stored on back-up tapes or other disaster-recovery media, and shall certify to the supplier (or his counsel) that such destruction has taken place. With respect to confidential business information of a supplier that remains in back-up tapes and other disaster storage media of a recipient of such information, neither the recipient nor its consultants, experts, counsel or other party acting on its behalf shall make copies of any such confidential business information available to any person for any purpose other than backup or disaster recovery unless compelled by law and, in that event, only after thirty (30) days prior notice to the supplier of the confidential business information or such shorter period as required by court order, subpoena, or applicable law. This paragraph shall not apply to the Commission, including its investigative attorney, and the Administrative Law Judge, which shall retain such material pursuant to statutory requirements and for other recordkeeping purposes, but may destroy those additional copies in its possession which it regards as surplusage.
     Notwithstanding the above paragraph, confidential business information may be transmitted to a district court pursuant to Commission Rule 210.5(c).
     3. This Motion and the attached settlement agreement will be certified to the Commission with an initial determination terminating Qualcomm as Respondent.

SO ORDERED.
Charles E. Bullock Administrative Law Judge
Date: April                      , 2009

UNITED STATES INTERNATIONAL TRADE COMMISSION
WASHINGTON, D.C.
Before the Honorable Charles E. Bullock
Administrative Law Judge

In the Matter of

CERTAIN BASEBAND PROCESSOR CHIPS AND CHIPSETS, TRANSMITTER AND RECEIVER (RADIO) CHIPS, POWER CONTROL CHIPS, AND PRODUCTS CONTAINING SAME, INCLUDING CELLULAR TELEPHONE HANDSETS	Investigation No. 337-TA-543 Remand Proceeding
JOINT MOTION OF COMPLAINANT BROADCOM CORPORATION AND
RESPONDENT QUALCOMM INCORPORATED TO TERMINATE INVESTIGATION
     Complainant Broadcom Corporation (“Broadcom”) and Respondent Qualcomm Incorporated (“Qualcomm”) hereby move to terminate this investigation under 19 C.F.R. § 210.21(b). In support of this motion, the parties state as follows.
     1. On April ___, 2009, Broadcom and Qualcomm entered into a settlement and patent license and non-assert agreement. An original and six copies of the settlement and patent license and non-assert agreement, including both confidential and public versions, are attached hereto as Ex. A.
     2. No other agreements, written or oral, express or implied, exist between the parties concerning the subject matter of this investigation.
     3. As part of the their settlement and patent license and non-assert agreement, the parties have agreed that the Protective Order entered on June 21, 2005 in this investigation shall remain in full force and effect, but wish to amend the terms of the protective order that govern the treatment of confidential information following the termination of litigation
     4. Accordingly, Broadcom and Qualcomm jointly request an Order providing that:
          (a) The investigation is hereby terminated.
          (b) Paragraph 14 of the Protective Order entered on June 21, 2005, is hereby amended to read as follows:

Within 60 calendar days of final termination of this investigation, each recipient of confidential business information that is subject to this order shall destroy all items containing confidential business information, including all work product, pleadings, motion papers, legal memoranda, correspondence, transcripts and exhibits containing confidential information and all copies thereof, with the exception of copies stored on back-up tapes or other disaster-recovery media, and shall certify to the supplier (or his counsel) that such destruction has taken place. With respect to confidential business information of a supplier that remains in back-up tapes and other disaster storage media of a recipient of such information, neither the recipient nor its consultants, experts, counsel or other party acting on its behalf shall make copies of any such confidential business information available to any person for any purpose other than backup or disaster recovery unless compelled by law and, in that event, only after thirty (30) days prior notice to the supplier of the confidential business information or such shorter period as required by court order, subpoena, or applicable law. This paragraph shall not apply to the Commission, including its investigative attorney, and the Administrative Law Judge, which shall retain such material pursuant to statutory requirements and for other recordkeeping purposes, but may destroy those additional copies in its possession which it regards as surplusage.
     Notwithstanding the above paragraph, confidential business information may be transmitted to a district court pursuant to Commission Rule 210.5(c).

Date: , 2009	/s/ Michael D. Esch
James . Quarles III, Esq.
Michael D. Esch, Esq. WILMER CUTLER PICKERING HALE & DORR LLP 1875 Pennsylvania Avenue, N.W. Washington D.C. 20006 (20) 663-6000

For Complainant Broadcom Corporation
/s/ Timothy Teter
Thomas J. Friel, Jr., Esq.
Timothy S. Teter, Esq. Matthew J. Brigham COOLEY GODWARD KRONISH LLP 5 Palo Alto Square 3000 El Camino Real

Palo Alto, CA 94306 (650) 843-5275 (650) 857-0663 (facsimile) Counsel for Respondent QUALCOMM Incorporated

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
SOUTHERN DIVISION

BROADCOM CORPORATION,	CASE NO. SACV05-0467-JVS (RNBx)

Plaintiff,	[PROPOSED] ORDER OF DISMISSAL WITH PREJUDICE
v.

QUALCOMM INCORPORATED,

Defendant.	Courtroom: 10C Judge: Hon. James V. Selna

AND RELATED CROSS ACTION.

[PROPOSED] ORDER OF DISMISSAL WITH PREJUDICE	Case No. SACV05-467-JVS (RNBx)

[PROPOSED] ORDER
     Having considered the parties’ Joint Stipulation Regarding Dismissal With Prejudice, and good cause appearing therefor, the Court hereby orders the following:
     1. This action, including all claims and counterclaims, is hereby dismissed with prejudice pursuant to Fed. R. Civ. P. 41(a)(1).
     2. Each party shall bear its own costs and attorneys’ fees.
     3. The following orders, including any damages, interest, sanctions, attorneys’ fees, and/or other form of relief awarded thereunder, are hereby vacated:
•	Permanent Injunction (Dkt. No. 995);

•	Amended and Restated Permanent Injunction (Dkt. No. 1072);

•	Second Amended and Restated Permanent Injunction (Dkt. No. 1143);

•	Third Amended and Restated Permanent Injunction (Dkt. No. 1377);

•	Judgment Pursuant to Fed. R. Civ. P. 54(b) (Dkt. No. 1152);

•	Taxation of Costs entered on May 30, 2008 (Docket No. 1265);

•	Order Re Motion for Contempt (Dkt. No. 1313);

•	Amended Order Re Motion for Contempt (Dkt. No. 1346);

•	Order Re Motion for Contempt of ’317 Injunction (Dkt. No. 1470); and

•	Judgment Pursuant to Fed. R. Civ. P. 54(b) (Dkt. No. 1704).
     4. Qualcomm is entitled to cancel the April 11, 2008 Irrevocable Standby Letter of Credit No. 3092748 from Bank of America N.A. in favor of Broadcom.
     5. Schenker Singapore (Pte) Ltd. is hereby authorized to release to Qualcomm the chips that it is holding in escrow in connection with this litigation.

JOINT STIPULATION REGARDING DISMISSAL WITH PREJUDICE	Case No. SACV05-467-JVS (RNBx)

     6. Qualcomm is entitled to cancel Bond No: 105125181 and is hereby released from all of its obligations in connection with the Undertaking for Appeal, dated September 26, 2008 (Dkt. No. 1386).
     7. Qualcomm is entitled to cancel Bond No: 105125196 and is hereby released from all of its obligations in connection with the Undertaking for Appeal, dated February 20, 2009 (Dkt. No. 1657).
     8. Paragraph 21 of the Corrected Protective Order is hereby amended to read as follows:
Within sixty (60) days of the termination of all of this action, whether through settlement or final judgment (including any and all appeals therefrom), each Receiving Party, including outside counsel for each party, will destroy all “CONFIDENTIAL BUSINESS INFORMATION” and all “OUTSIDE ATTORNEYS’ EYES ONLY INFORMATION” produced by the Disclosing Party or Third Party, as well as all work product, pleadings, motion papers, legal memoranda, correspondence, trial transcripts and trial exhibits admitted into evidence containing the Disclosing Party’s or a Third Party’s “CONFIDENTIAL BUSINESS INFORMATION” or “OUTSIDE ATTORNEYS’ EYES ONLY INFORMATION” and all copies thereof, with the exception of copies stored on back up tapes or other disaster recovery media. Within sixty (60) days of the date of settlement or final judgment, each Party shall serve the other Party with a certification stating that it has complied with its obligations under this paragraph. With respect to “CONFIDENTIAL BUSINESS INFORMATION” of “OUTSIDE ATTORNEYS’ EYES ONLY INFORMATION” of a Disclosing Party that remains on back-up tapes and other disaster storage media of a Receiving Party, neither the Receiving Party nor its consultants, experts, counsel or other party acting on its behalf shall make copies of any such “CONFIDENTIAL BUSINESS INFORMATION” or “OUTSIDE ATTORNEYS’ EYES ONLY INFORMATION” available to any person for any purpose other than backup or disaster recovery unless compelled by law and, in that event, only after thirty (30) days prior notice to the Disclosing Party or such shorter period as required by court order, subpoena, or applicable law.

JOINT STIPULATION REGARDING DISMISSAL WITH PREJUDICE	Case No. SACV05-467-JVS (RNBx)

IT IS SO ORDERED.

Dated: April ___, 2009

Honorable James V. Selna
United States District Judge

JOINT STIPULATION REGARDING DISMISSAL WITH PREJUDICE	Case No. SACV05-467-JVS (RNBx)

MARTHA K. GOODING (SBN 101638)
goodingm@howrey.com
HOWREY LLP
4 Park Plaza, Suite 1700
Irvine, CA 92614
Telephone: (949) 759-3935
Facsimile: (949) 721-6910
EVAN R. CHESLER (pro hac vice)
echesler@cravath.com
ROGER G. BROOKS (pro hac vice)
rgbrooks@cravath.com
RICHARD J. STARK (pro hac vice)
rstark@cravath.com
DARIN P. MCATEE (pro hac vice)
dmcatee@cravath.com
CRAVATH, SWAINE & MOORE LLP
825 Eighth Avenue
New York, NY 10019
Telephone: (212) 474-1000
Facsimile: (212) 474-3700
Attorneys for Defendant and Counterclaimant
QUALCOMM INCORPORATED
(Additional attorneys appear on following page)
UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
SOUTHERN DIVISION

BROADCOM CORPORATION,	CASE NO. SACV05-0467-JVS (RNBx)

Plaintiff,	JOINT STIPULATION REGARDING DISMISSAL WITH PREJUDICE

v.

QUALCOMM INCORPORATED,

Defendant.	Courtroom: 10C Judge: Hon. James V. Selna

AND RELATED CROSS ACTION.

JOINT STIPULATION REGARDING DISMISSAL WITH PREJUDICE	Case No. SACV05-467-JVS (RNBx)

(Continued from previous page)
MICHAEL G. ERMER (SBN 110496)
mermer@irell.com
IRELL & MANELLA LLP
840 Newport Center Drive, Suite 400
Newport Beach, CA 92660-6324
Telephone: (949) 760-0991
Facsimile: (949) 760-5200
WILLIAM F. LEE (pro hac vice)
william.lee@wilmerhale.com
DOMINIC E. MASSA (pro hac vice)
dominic.massa@wilmerhale.com
RICHARD W. O’NEILL (pro hac vice)
richard.o’neill@wilmerhale.com
WILMER CUTLER PICKERING HALE AND DORR LLP
60 State Street
Boston, MA 02109
Telephone: (617) 526-6000
Facsimile: (617) 526-5000
Attorneys for Plaintiff and Counterdefendant
BROADCOM CORPORATION

JOINT STIPULATION REGARDING DISMISSAL WITH PREJUDICE	Case No. SACV05-467-JVS (RNBx)

STIPULATION
     WHEREAS, the parties have executed a Settlement and Patent License and Non-Assert Agreement (the “Agreement”);
     WHEREAS, the Agreement fully settles all claims arising from the patents-in-suit in this litigation, as well as all disputes arising from the permanent injunction issued in this litigation; and
     WHEREAS, as part of the Agreement, the parties have agreed that the protective order issued in this litigation should remain in full force and effect, but wish to amend the terms of the protective order that govern the treatment of confidential information following the termination of litigation;
     NOW, THEREFORE, the parties jointly stipulate to and request that the Court enter the following Order:
     1. This action, including all claims and counterclaims, is hereby dismissed with prejudice pursuant to Fed. R. Civ. P. 41(a)(1).
     2. Each party shall bear its own costs and attorneys’ fees.
     3. The following orders, including any damages, interest, sanctions, attorneys’ fees, and/or other form of relief awarded thereunder, are hereby vacated:
•	Permanent Injunction (Dkt. No. 995);

•	Amended and Restated Permanent Injunction (Dkt. No. 1072);

•	Second Amended and Restated Permanent Injunction (Dkt. No. 1143);

•	Third Amended and Restated Permanent Injunction (Dkt. No. 1377);

•	Judgment Pursuant to Fed. R. Civ. P. 54(b) (Dkt. No. 1152);

•	Taxation of Costs entered on May 30, 2008 (Docket No. 1265);

•	Order Re Motion for Contempt (Dkt. No. 1313);

•	Amended Order Re Motion for Contempt (Dkt. No. 1346);

JOINT STIPULATION REGARDING DISMISSAL WITH PREJUDICE	Case No. SACV05-467-JVS (RNBx)

•	Order Re Motion for Contempt of ’317 Injunction (Dkt. No. 1470); and

•	Judgment Pursuant to Fed. R. Civ. P. 54(b) (Dkt. No. 1704).
     4. Qualcomm is entitled to cancel the April 11, 2008 Irrevocable Standby Letter of Credit No. 3092748 from Bank of America N.A. in favor of Broadcom.
     5. Schenker Singapore (Pte) Ltd. is hereby authorized to release to Qualcomm the chips that it is holding in escrow in connection with this litigation.
     6. Qualcomm is entitled to cancel Bond No: 105125181 and is hereby released from all of its obligations in connection with the Undertaking for Appeal, dated September 26, 2008 (Dkt. No. 1386).
     7. Qualcomm is entitled to cancel Bond No: 105125196 and is hereby released from all of its obligations in connection with the Undertaking for Appeal, dated February 20, 2009 (Dkt. No. 1657).
     8. Paragraph 21 of the Corrected Protective Order is hereby amended to read as follows:
Within sixty (60) days of the termination of all of this action, whether through settlement or final judgment (including any and all appeals therefrom), each Receiving Party, including outside counsel for each party, will destroy all “CONFIDENTIAL BUSINESS INFORMATION” and all “OUTSIDE ATTORNEYS’ EYES ONLY INFORMATION” produced by the Disclosing Party or Third Party, as well as all work product, pleadings, motion papers, legal memoranda, correspondence, trial transcripts and trial exhibits admitted into evidence containing the Disclosing Party’s or a Third Party’s “CONFIDENTIAL BUSINESS INFORMATION” or “OUTSIDE ATTORNEYS’ EYES ONLY INFORMATION” and all copies thereof, with the exception of copies stored on back up tapes or other disaster recovery media. Within sixty (60) days of the date of settlement or final judgment, each Party shall serve the other Party with a certification stating that it has complied with its obligations under this paragraph. With respect to “CONFIDENTIAL BUSINESS INFORMATION” or “OUTSIDE ATTORNEYS’ EYES ONLY INFORMATION” of a Disclosing Party that remains on back-up tapes and other disaster storage media of a Receiving Party, neither the Receiving Party nor its

JOINT STIPULATION REGARDING DISMISSAL WITH PREJUDICE	Case No. SACV05-467-JVS (RNBx)

consultants, experts, counsel or other party acting on its behalf shall make copies of any such “CONFIDENTIAL BUSINESS INFORMATION” or “OUTSIDE ATTORNEYS’ EYES ONLY INFORMATION” available to any person for any purpose other than backup or disaster recovery unless compelled by law and, in that event, only after thirty (30) days prior notice to the Disclosing Party or such shorter period as required by court order, subpoena, or applicable law.
Dated: April __, 2009

CRAVATH, SWAINE & MOORE LLP
By:	/s/ Richard J. Stark
Evan R. Chesler
Roger G. Brooks Richard J. Stark Darin P. McAtee Attorneys for Defendant and Counterclaimant QUALCOMM INCORPORATED

WILMER CUTLER PICKERING HALE AND DORR LLP
By:	/s/ Richard W. O’Neill
William F. Lee
Dominic E. Massa Richard W. O’Neill Attorneys for Plaintiff and Counterdefendant BROADCOM CORPORATION

JOINT STIPULATION REGARDING DISMISSAL WITH PREJUDICE	Case No. SACV05-467-JVS (RNBx)

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
SOUTHERN DIVISION

BROADCOM CORPORATION,	CASE NO. SACV05-0468-JVS (RNBx)

Plaintiff, v.	[PROPOSED] ORDER RE: JOINT STIPULATION OF DISMISSAL WITH PREJUDICE

QUALCOMM INCORPORATED,

Defendant.	Courtroom: 10C Judge: Hon. James V. Selna

[PROPOSED] ORDER RE: JOINT STIPULATION OF DISMISSAL WITH PREJUDICE	Case No. SACV05-467-JVS (RNBx)

     Pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), the parties have jointly moved to dismiss this action in its entirety and with prejudice, with each party bearing its own fees and costs. The motion is GRANTED.

IT IS SO ORDERED.

Dated:
HON. JAMES V. SELNA

UNITED STATES DISTRICT COURT JUDGE

JOINT STIPULATION REGARDING DISMISSAL WITH PREJUDICE	Case No. SACV05-467-JVS (RNBx)

MARTHA K. GOODING (SBN 101638)
goodingm@howrey.com
HOWREY LLP
4 Park Plaza, Suite 1700
Irvine, CA 92614
Telephone: (949) 759-3935
Facsimile: (949) 721-6910
EVAN R. CHESLER (pro hac vice)
echesler@cravath.com
ROGER G. BROOKS (pro hac vice)
rgbrooks@cravath.com
RICHARD J. STARK (pro hac vice)
rstark@cravath.com
DARIN P. MCATEE (pro hac vice)
dmcatee@cravath.com
CRAVATH, SWAINE & MOORE LLP
825 Eighth Avenue
New York, NY 10019
Telephone: (212) 474-1000
Facsimile: (212) 474-3700
Attorneys for Defendant and Counterclaimant
QUALCOMM INCORPORATED
(Additional attorneys appear on following page)
UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
SOUTHERN DIVISION

BROADCOM CORPORATION,	CASE NO. SACV05-0468-JVS (RNBx)

Plaintiff, v.	JOINT STIPULATION REGARDING DISMISSAL WITH PREJUDICE

QUALCOMM INCORPORATED,

Defendant.	Courtroom: 10C Judge: Hon. James V. Selna

JOINT STIPULATION REGARDING DISMISSAL WITH PREJUDICE	Case No. SACV05-467-JVS (RNBx)

(Continued from previous page)
MICHAEL G. ERMER (SBN 110496)
mermer@irell.com
IRELL & MANELLA LLP
840 Newport Center Drive, Suite 400
Newport Beach, CA 92660-6324
Telephone: (949) 760-0991
Facsimile: (949) 760-5200
WILLIAM F. LEE (pro hac vice)
william.lee@wilmerhale.com
DOMINIC E. MASSA (pro hac vice)
dominic.massa@wilmerhale.com
RICHARD W. O’NEILL (pro hac vice)
richard.o’neill@wilmerhale.com
WILMER CUTLER PICKERING HALE AND DORR LLP
60 State Street
Boston, MA 02109
Telephone: (617) 526-6000
Facsimile: (617) 526-5000
Attorneys for Plaintiff and Counterdefendant
BROADCOM CORPORATION

JOINT STIPULATION REGARDING DISMISSAL WITH PREJUDICE	Case No. SACV05-467-JVS (RNBx)

     Pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), plaintiff Broadcom Corporation and defendant Qualcomm Incorporated, through their respective undersigned attorneys, jointly move to dismiss the above-captioned action in its entirety and with prejudice, with each party bearing its own costs and fees.
Dated: April __, 2009

CRAVATH, SWAINE & MOORE LLP
By:	/s/ Richard J. Stark
Evan R. Chesler
Roger G. Brooks Richard J. Stark Darin P. McAtee Attorneys for Defendant and Counterclaimant QUALCOMM INCORPORATED

WILMER CUTLER PICKERING HALE AND DORR LLP
By:	/s/ Richard W. O’Neill
William F. Lee
Dominic E. Massa Richard W. O’Neill Attorneys for Plaintiff and Counterdefendant BROADCOM CORPORATION

JOINT STIPULATION REGARDING DISMISSAL WITH PREJUDICE	Case No. SACV05-467-JVS (RNBx)

CONFIDENTIAL EXECUTION COPY
CIV-110

ATTORNEY OR PARTY WITHOUT ATTORNEY (Name and Address): TELEPHONE NO.:	FOR COURT USE ONLY
Wilmer Cutler Pickering Hale and Door LLP

ATTORNEY FOR (Name):

Insert name of court and name of judicial district and branch court, it any:

PLAINTIFF/PETITIONER: Broadcom Corporation

DEFENDANT/ RESPONDENT: QUALCOMM Incorporated

REQUEST FOR DISMISSAL	CASE NUMBER:
☐ Personal Injury, Property Damage, or Wrongful Death	07 CC 1249
☐ Motor Vehicle ☐ Other
☐ Family Law
☐ Eminent Domain
☑ Other (specify) :

- A conformed copy will not be returned by the clerk unless a method of return is provided with the document. -

1.	TO THE CLERK: Please dismiss this action as follows:
a.	(1) ☑ With prejudice (2) ☐ Without prejudice

b.	(1) ☐ Complaint (2) ☐ Petition
(3) ☐ Cross-complaint filed by (name): on (date):

(4) ☐ Cross-complaint filed by (name): on (date):

(5) ☐ Entire action of all parties and all causes of action

(6) ☐ Other (specify):*
Date:

}

(TYPE OR PRINT NAME OF ATTORNEY) ☑ ATTORNEY ☐ PARTY WITHOUT	(SIGNATURE)

*   If dismissal requested is of specified parties only of specified causes of action only, or of specified cross-complaints only, so state and identify the parties, causes of action, or cross-complaints to be dismissed.
Attorney or party without attorney for: ☑ Plaintiff/Petitioner ☐ Defendant/Respondent ☐ Cross - complainant

2. TO THE CLERK: Consent to the above dismissal is hereby given.**
Date:

}

(TYPE OR PRINT NAME OF ATTORNEY) ☐ ATTORNEY ☐ PARTY WITHOUT	(SIGNATURE)

**   If a cross-complaint-or Response (Family Law) seeking affirmative relief -is on file, the attorney for cross-complainant (respondent) must sign this consent if required by Code of Civil Procedure section 581 (i) or (j).
Attorney or party without attorney for: ☐ Plaintiff/Petitioner ☐ Defendant/Respondent ☐ Cross - complainant

(To be completed by clerk)
3.	☐ Dismissal entered as requested on (date):

4.	☐ Dismissal entered on (date): as to only (name):

5.	☐ Dismissal not entered as requested for the following reasons (specify):

6.	☐ a. Attorney or party without attorney notified on (date):

b. Attorney or party without attorney not notified. Filing party failed to provide
☐ a copy to conformed ☐ means to return conformed copy

Date:	Clerk, by , Deputy

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF CALIFORNIA

BROADCOM CORPORATION,	Case No. 08cv1607-WQH-LSP

Plaintiff,	[PROPOSED] ORDER RE: JOINT STIPULATION OF DISMISSAL WITH PREJUDICE
v.

QUALCOMM INCORPORATED,

Defendant.

     Pursuant to the parties’ Joint Stipulation of Dismissal with Prejudice, the Court hereby orders as follows:
     1. This action, including Broadcom’s claims and Qualcomm’s counterclaims, is hereby dismissed with prejudice pursuant to FRCP 41(a)(1), with each party to bear its own costs and fees.
     2. Paragraph 20 of the Protective Order entered on March 13, 2006, is hereby amended to read as follows:
The provisions of this Order shall continue in effect with respect to any Material designated as “Confidential” or “Highly Confidential” until expressly released by the Designating Party of such Material. Unless otherwise agreed by the Designating Party, within 60 calendar days of the final determination of this action, each party shall destroy all Material designated as “Confidential” or “Highly Confidential” of any other party in its possession or control, as well as all work product, pleadings, motion papers, legal memoranda, correspondence, transcripts and exhibits containing “Confidential” or “Highly Confidential” information and all copies thereof, with the exception of copies stored on back-up tapes or other disaster-recovery media. Also within 60 calendar days of the final determination of this action, each party shall serve the other party with a certification stating that it has complied with its obligations under this paragraph. With respect to Material designated as “Confidential” or “Highly Confidential” by a Designating Party that remains on back-up tapes and other disaster storage media of a Receiving Party, neither the Receiving Party nor its consultants, experts, counsel or other party acting on its behalf shall make copies of any such “Confidential” or “Highly Confidential” Material available to any person for any purpose other than backup or disaster recovery unless compelled by law and, in that event, only after thirty (30) days prior notice to the Designating Party or such shorter period as required by court order, subpoena, or applicable law. For purposes of this Order, the “final determination of this action” shall be: (i) full settlement of all claims in this Litigation; or the later of (ii) final judgment herein after the completion and exhaustion of all appeals, rehearings, remands, trials and reviews, if any, of this action; or (iii) the expiration of all time limits under the applicable law for the filing of or application for all appeals, rehearings, remands, trials or reviews of this action, including the time limits for the filing of any motions or applications for extension of time pursuant to applicable law. Unless otherwise ordered by the Court, the terms of this Order shall survive and remain in full force after the termination of this lawsuit and the Court shall have jurisdiction over the parties, their attorneys, and all persons to whom Material designated as “Confidential” or Highly Confidential” has been disclosed for the purpose of enforcing the terms of this Order and/or redressing any violation thereof.
IT IS SO ORDERED.

Dated:
HON. WILLIAM Q. HAYES

UNITED STATES DISTRICT COURT JUDGE

JAMES S. MCNEILL (SBN 201663)	CRAVATH, SWAINE & MOORE LLP
MCKENNA LONG & ALDRIDGE LLP	EVAN R. CHESLER (pro hac vice)
750 B Street, Suite 3300	PETER T. BARBUR (pro hac vice)
San Diego, CA 92101	ELIZABETH L. GRAYER (pro hac vice)
Telephone: (619) 595-5400	825 Eighth Avenue
Facsimile: (619) 595-5450	New York, NY 10019
Telephone: (212) 474-1000
WILLIAM F. LEE (pro hac vice)	Facsimile: (212) 474-3700
JAMES C. BURLING (pro hac vice)
WILMER CUTLER PICKERING	COOLEY GODWARD KRONISH LLP
HALE AND DORR LLP	STEVEN M. STRAUSS (99153)
60 State Street	JOHN S. KYLE (199196)
Boston, MA 02109	4401 Eastgate Mall
Telephone: (617) 526-6000	San Diego, CA 92121
Facsimile: (617)526-5000	Telephone: (858) 550-6000
Facsimile: (858) 550-6420
MARK D. SELWYN (SBN 244180)
WILMER CUTLER PICKERING	COOLEY GODWARD KRONISH LLP
HALE AND DORR LLP	MARTIN S. SCHENKER (109828)
1117 California Avenue	101 California Street, 5th Floor
Palo Alto, CA 94304	San Francisco, CA 94111-5800
Telephone: (650) 858-6000	Telephone: (415) 693-2000
Facsimile: (650) 858-6100	Facsimile: (415) 693-2222

Attorneys for Plaintiff	Attorneys for Defendant
BROADCOM CORPORATION	QUALCOMM INCORPORATED
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF CALIFORNIA

BROADCOM CORPORATION,	Case No. 08cv1607-WQH-LSP

Plaintiff,	Joint Stipulation of Dismissal with Prejudice

v.

QUALCOMM INCORPORATED,

Defendant.

     Pursuant to Local Civil Rule 7.2, Broadcom Corporation (“Broadcom”) and Qualcomm Incorporated (“Qualcomm”), Qualcomm”), through their respective undersigned attorneys, hereby jointly move for approval of the following stipulation:
STIPULATION
     WHEREAS Broadcom and Qualcomm have reached a settlement of this action; and
     WHEREAS, as part of the their Settlement and Patent License and Non-Assert Agreement, the parties have agreed that the Order Governing the Production and Exchange of Confidential Material (“Protective Order”) entered in this action shall remain in full force and effect, but wish to amend the terms of the protective order that govern the treatment of confidential information following the termination of litigation;
     NOW, THEREFORE, the parties jointly stipulate to and request that the Court enter the following Order:
     1. This action, including Broadcom’s claims and Qualcomm’s counterclaims, is hereby dismissed with prejudice pursuant to FRCP 41(a)(1), with each party to bear its own costs and fees.
     2. Paragraph 20 of the Protective Order entered on March 13, 2006, is hereby amended to read as follows:
The provisions of this Order shall continue in effect with respect to any Material designated as “Confidential” or “Highly Confidential” until expressly released by the Designating Party of such Material. Unless otherwise agreed by the Designating Party, within 60 calendar days of the final determination of this action, each party shall destroy all Material designated as “Confidential” or “Highly Confidential” of any other party in its possession or control, as well as all work product, pleadings, motion papers, legal memoranda, correspondence, transcripts and exhibits containing “Confidential” or “Highly Confidential” information and all copies thereof, with the exception of copies stored on back-up tapes or other disaster-recovery media. Also within 60 days of the final determination of this action, each party shall serve the other party with a certification stating that it has complied with its obligations under this paragraph. With respect to Material designated as “Confidential” or “Highly Confidential” by a Designating Party that remains on back-up tapes and other disaster storage media of a Receiving Party, neither the Receiving Party nor its consultants, experts, counsel or other party acting on its behalf shall make copies of any such “Confidential” or “Highly Confidential” Material available to any person for any purpose other than backup or disaster recovery unless compelled by law and, in that event, only after thirty (30) days prior notice to the Designating Party or such shorter period as required by court order, subpoena, or applicable law. For purposes of this Order, the “final determination of this action” shall be: (i) full settlement of all claims in this Litigation; or the later of (ii) final judgment herein after the completion and exhaustion of all appeals, rehearings, remands, trials and reviews, if any, of this action; or (iii) the expiration of all time limits under the applicable law for the filing of or application for all appeals, rehearings, remands, trials or reviews of this action, including the time limits for the filing of any motions or applications for extension of time pursuant to applicable law. Unless otherwise ordered by the Court, the terms of this Order shall survive and remain in full force after the termination of this lawsuit and the Court shall have jurisdiction over the parties, their attorneys, and all persons to whom Material designated as “Confidential” or Highly Confidential” has been disclosed for the purpose of enforcing the terms of this Order and/or redressing any violation thereof.

Dated: , 2009	WILMER CUTLER PICKERING HALE & DORR LLP MARK D. SELWYN (244180)
By:
Mark D. Selwyn

Attorneys for Plaintiff BROADCOM CORPORATION E-mail: mark.selwyn@wilmerhale.com

Dated: , 2009	COOLEY GODWARD KRONISH LLP STEVEN M. STRAUSS (99153) MARTIN S. SCHENKER (109828) JOHN S. KYLE (199196)
By:
John S. Kyle

Attorneys for Defendant QUALCOMM INCORPORATED E-mail: jkyle@cooley.com

UNITED STATES COURT OF APPEALS
FOR THE FEDERAL CIRCUIT

Broadcom Corporation,	Docket Nos. 2009-1015, -1116, -1117,
Plaintiff—Cross-Appellant,	-1160, -1166, -1190

v.	STIPULATION AND ORDER DISMISSING APPEALS AND CROSS-APPEALS WITH PREJUDICE
Qualcomm Incorporated,
Defendant—Appellant.
     IT IS HEREBY STIPULATED AND AGREED that, pursuant to Fed. R. App. P. 42(b), the above-captioned consolidated appeals and cross-appeals, consisting of Docket Nos. 2009-1015, -1116, -1117, -1160, -1166 and -1190, are hereby dismissed with prejudice and without costs to either party.
April___, 2009.

SIDLEY AUSTIN LLP

by
Carter G. Phillips

1501 K Street, N.W.
Washington, DC 2005
(202) 736-8000

- and -

CRAVATH, SWAINE & MOORE LLP,

Evan R. Chesler
Richard J. Stark
Antony L. Ryan
Andrei Harasymiak

Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
(212) 474-1000

Attorneys for Defendant-Appellant QUALCOMM Incorporated

WILMER CUTLER PICKERING HALE AND DORR LLP,

by
William F. Lee
Richard W. O’Neill
Joseph J. Mueller
Lauren B. Fletcher

60 State Street
Boston, MA 02109
(617) 526-6000

- and -

WILMER CUTLER PICKERING HALE AND DORR LLP

J. L. Quarles, III
Heath A. Brooks

1875 Pennsylvania Ave., N.W.
Washington, D.C. 20006
(202) 663-6300

Attorneys for Plaintiff-Cross-Appellant Broadcom Corporation

SO ORDERED:

Clerk

JAMES S. MCNEILL (SBN 201663)	CRAVATH, SWAINE & MOORE LLP
MCKENNA LONG & ALDRIDGE LLP	ROGER G. BROOKS (pro hac vice)
750 B Street, Suite 3300	DAVID GREENWALD (pro hac vice)
San Diego, CA 92101	825 Eighth Avenue
Telephone: (619) 595-5400	New York, NY 10019
Facsimile: (619) 595-5450	Telephone: (212) 474-1000
Facsimile: (212) 474-3700
WILLIAM F. LEE (pro hac vice)
WILMER CUTLER PICKERING	COOLEY GODWARD KRONISH LLP
HALE AND DORR LLP	STEVEN M. STRAUSS (99153)
60 State Street	JOHN S. KYLE (199196)
Boston, MA 02109	4401 Eastgate Mall
Telephone: (617) 526-6000	San Diego, CA 92121
Facsimile: (617)526-5000	Telephone: (858) 550-6000
Facsimile: (858) 550-6420
MARK D. SELWYN (SBN 244180)
WILMER CUTLER PICKERING	COOLEY GODWARD KRONISH LLP
HALE AND DORR LLP	MARTIN S. SCHENKER (109828)
1117 California Avenue	101 California Street, 5th Floor
Palo Alto, CA 94304	San Francisco, CA 94111-5800
Telephone: (650) 858-6000	Telephone: (415) 693-2000
Facsimile: (650) 858-6100	Facsimile: (415) 693-2222

Attorneys for Plaintiff	Attorneys for Defendant
BROADCOM CORPORATION	QUALCOMM INCORPORATED
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF CALIFORNIA

BROADCOM CORPORATION,	Case No. 08cv1829-WQH-LSP

Plaintiff,	JOINT STIPULATION OF DISMISSAL WITH PREJUDICE
v.

QUALCOMM INCORPORATED,

Defendant.

     Pursuant to Local Civil Rule 7.2, Broadcom Corporation (“Broadcom”) and Qualcomm Incorporated (“Qualcomm”), Qualcomm”), through their respective undersigned attorneys, hereby jointly move for approval of the following stipulation:
STIPULATION
     WHEREAS Broadcom and Qualcomm have reached a settlement of this action;
     NOW, THEREFORE, the parties jointly stipulate to and request that the Court enter the following Order:
     This action, including Broadcom’s claims and Qualcomm’s counterclaims, is hereby dismissed with prejudice pursuant to FRCP 41(a)(1), with each party to bear its own costs and fees.

Dated: , 2009	MCKENNA LONG & ALDRIDGE LLP JAMES S. MCNEILL (201663)
By:
James S. McNeill

Attorneys for Plaintiff BROADCOM CORPORATION E-mail: mark.selwyn@wilmerhale.com

Dated: , 2009	COOLEY GODWARD KRONISH LLP STEVEN M. STRAUSS (99153) MARTIN S. SCHENKER (109828) JOHN S. KYLE (199196)
By:
John S. Kyle

Attorneys for Defendant QUALCOMM INCORPORATED E-mail: jkyle@cooley.com

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF CALIFORNIA

BROADCOM CORPORATION,	Case No. 08cv1829-WQH-LSP

Plaintiff,	[Proposed] Order re: Joint Stipulation of Dismissal with Prejudice
v.

QUALCOMM INCORPORATED,

Defendant.

     Pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), the parties have jointly moved to enter a stipulation dismissing this action in its entirety and with prejudice, with each party bearing its own fees and costs. The motion is GRANTED.

IT IS SO ORDERED.

Dated:
HON. WILLIAM Q. HAYES

UNITED STATES DISTRICT COURT JUDGE

Attachment E
Form of Stipulation re ’467 Litigation
UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
SOUTHERN DIVISION

BROADCOM CORPORATION,	CASE NO. SACV05-0467-JVS (RNBx)

Plaintiff,	[PROPOSED] ORDER OF DISMISSAL WITH PREJUDICE
v.

QUALCOMM INCORPORATED,	Courtroom: 10C Judge: Hon. James V. Selna
Defendant.

AND RELATED CROSS ACTION.

[PROPOSED] ORDER OF DISMISSAL WITH PREJUDICE	Case No. SACV05-467-JVS (RNBx)

[PROPOSED] ORDER
     Having considered the parties’ Joint Stipulation Regarding Dismissal With Prejudice, and good cause appearing therefor, the Court hereby orders the following:
     1. This action, including all claims and counterclaims, is hereby dismissed with prejudice pursuant to Fed. R. Civ. P. 41(a)(1).
     2. Each party shall bear its own costs and attorneys’ fees.
     3. The following orders, including any damages, interest, sanctions, attorneys’ fees, and/or other form of relief awarded thereunder, are hereby vacated:
•	Permanent Injunction (Dkt. No. 995);

•	Amended and Restated Permanent Injunction (Dkt. No. 1072);

•	Second Amended and Restated Permanent Injunction (Dkt. No. 1143);

•	Third Amended and Restated Permanent Injunction (Dkt. No. 1377);

•	Judgment Pursuant to Fed. R. Civ. P. 54(b) (Dkt. No. 1152);

•	Taxation of Costs entered on May 30, 2008 (Docket No. 1265);

•	Order Re Motion for Contempt (Dkt. No. 1313);

•	Amended Order Re Motion for Contempt (Dkt. No. 1346);

•	Order Re Motion for Contempt of ’317 Injunction (Dkt. No. 1470); and

•	Judgment Pursuant to Fed. R. Civ. P. 54(b) (Dkt. No. 1704).
     4. Qualcomm is entitled to cancel the April 11, 2008 Irrevocable

Standby Letter of Credit No. 3092748 from Bank of America N.A. in favor of Broadcom.
     5. Schenker Singapore (Pte) Ltd. is hereby authorized to release to Qualcomm the chips that it is holding in escrow in connection with this litigation.
     6. Qualcomm is entitled to cancel Bond No: 105125181 and is hereby released from all of its obligations in connection with the Undertaking for Appeal, dated September 26, 2008 (Dkt. No. 1386).
     7. Qualcomm is entitled to cancel Bond No: 105125196 and is hereby released from all of its obligations in connection with the Undertaking for Appeal, dated February 20, 2009 (Dkt. No. 1657).
     8. Paragraph 21 of the Corrected Protective Order is hereby amended to read as follows:
Within sixty (60) days of the termination of all of this action, whether through settlement or final judgment (including any and all appeals therefrom), each Receiving Party, including outside counsel for each party, will destroy all “CONFIDENTIAL BUSINESS INFORMATION” and all “OUTSIDE ATTORNEYS’ EYES ONLY INFORMATION” produced by the Disclosing Party or Third Party, as well as all work product, pleadings, motion papers, legal memoranda, correspondence, trial transcripts and trial exhibits admitted into evidence containing the Disclosing Party’s or a Third Party’s “CONFIDENTIAL BUSINESS INFORMATION” or “OUTSIDE ATTORNEYS’ EYES ONLY INFORMATION” and all copies thereof, with the exception of copies stored on back up tapes or other disaster recovery media. Within sixty (60) days of the date of settlement or final judgment, each Party shall serve the other Party with a certification stating that it has complied with its obligations under this paragraph. With respect to “CONFIDENTIAL BUSINESS INFORMATION” of “OUTSIDE ATTORNEYS’ EYES ONLY INFORMATION” of a

Disclosing Party that remains on back-up tapes and other disaster storage media of a Receiving Party, neither the Receiving Party nor its consultants, experts, counsel or other party acting on its behalf shall make copies of any such “CONFIDENTIAL BUSINESS INFORMATION” or “OUTSIDE ATTORNEYS’ EYES ONLY INFORMATION” available to any person for any purpose other than backup or disaster recovery unless compelled by law and, in that event, only after thirty (30) days prior notice to the Disclosing Party or such shorter period as required by court order, subpoena, or applicable law.

IT IS SO ORDERED.

Dated: April ___, 2009

Honorable James V. Selna
United States District Judge

MARTHA K. GOODING (SBN 101638)
goodingm@howrey.com
HOWREY LLP
4 Park Plaza, Suite 1700
Irvine, CA 92614
Telephone: (949) 759-3935
Facsimile: (949) 721-6910
EVAN R. CHESLER (pro hac vice)
echesler@cravath.com
ROGER G. BROOKS (pro hac vice)
rgbrooks@cravath.com
RICHARD J. STARK (pro hac vice)
rstark@cravath.com
DARIN P. MCATEE (pro hac vice)
dmcatee@cravath.com
CRAVATH, SWAINE & MOORE LLP
825 Eighth Avenue
New York, NY 10019
Telephone: (212) 474-1000
Facsimile: (212) 474-3700
Attorneys for Defendant and Counterclaimant
QUALCOMM INCORPORATED
(Additional attorneys appear on following page)
UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
SOUTHERN DIVISION

BROADCOM CORPORATION,	CASE NO. SACV05-0467-JVS (RNBx)

Plaintiff,	JOINT STIPULATION REGARDING DISMISSAL WITH PREJUDICE
v.

QUALCOMM INCORPORATED,	Courtroom: 10C Judge: Hon. James V. Selna
Defendant.

AND RELATED CROSS ACTION.

(Continued from previous page)
MICHAEL G. ERMER (SBN 110496)
mermer@irell.com
IRELL & MANELLA LLP
840 Newport Center Drive, Suite 400
Newport Beach, CA 92660-6324
Telephone: (949) 760-0991
Facsimile: (949) 760-5200
WILLIAM F. LEE (pro hac vice)
william.lee@wilmerhale.com
DOMINIC E. MASSA (pro hac vice)
dominic.massa@wilmerhale.com
RICHARD W. O’NEILL (pro hac vice)
richard.o’neill@wilmerhale.com
WILMER CUTLER PICKERING HALE AND DORR LLP
60 State Street
Boston, MA 02109
Telephone: (617) 526-6000
Facsimile: (617) 526-5000
Attorneys for Plaintiff and Counterdefendant
BROADCOM CORPORATION

STIPULATION
     WHEREAS, the parties have executed a Settlement and Patent License and Non-Assert Agreement (the “Agreement”);
     WHEREAS, the Agreement fully settles all claims arising from the patents-in-suit in this litigation, as well as all disputes arising from the permanent injunction issued in this litigation; and
     WHEREAS, as part of the Agreement, the parties have agreed that the protective order issued in this litigation should remain in full force and effect, but wish to amend the terms of the protective order that govern the treatment of confidential information following the termination of litigation;
     NOW, THEREFORE, the parties jointly stipulate to and request that the Court enter the following Order:
     1. This action, including all claims and counterclaims, is hereby dismissed with prejudice pursuant to Fed. R. Civ. P. 41(a)(1).
     2. Each party shall bear its own costs and attorneys’ fees.
     3. The following orders, including any damages, interest, sanctions, attorneys’ fees, and/or other form of relief awarded thereunder, are hereby vacated:
•	Permanent Injunction (Dkt. No. 995);

•	Amended and Restated Permanent Injunction (Dkt. No. 1072);

•	Second Amended and Restated Permanent Injunction (Dkt. No. 1143);

•	Third Amended and Restated Permanent Injunction (Dkt. No. 1377);

•	Judgment Pursuant to Fed. R. Civ. P. 54(b) (Dkt. No. 1152);

•	Taxation of Costs entered on May 30, 2008 (Docket No. 1265);

•	Order Re Motion for Contempt (Dkt. No. 1313);

•	Amended Order Re Motion for Contempt (Dkt. No. 1346);

•	Order Re Motion for Contempt of ’317 Injunction (Dkt. No. 1470); and

•	Judgment Pursuant to Fed. R. Civ. P. 54(b) (Dkt. No. 1704).
     4. Qualcomm is entitled to cancel the April 11, 2008 Irrevocable Standby Letter of Credit No. 3092748 from Bank of America N.A. in favor of Broadcom.
     5. Schenker Singapore (Pte) Ltd. is hereby authorized to release to Qualcomm the chips that it is holding in escrow in connection with this litigation.
     6. Qualcomm is entitled to cancel Bond No: 105125181 and is hereby released from all of its obligations in connection with the Undertaking for Appeal, dated September 26, 2008 (Dkt. No. 1386).
     7. Qualcomm is entitled to cancel Bond No: 105125196 and is hereby released from all of its obligations in connection with the Undertaking for Appeal, dated February 20, 2009 (Dkt. No. 1657).
     8. Paragraph 21 of the Corrected Protective Order is hereby amended to read as follows:
Within sixty (60) days of the termination of all of this action, whether through settlement or final judgment (including any and all appeals therefrom), each Receiving Party, including outside counsel for each party, will destroy all “CONFIDENTIAL BUSINESS INFORMATION” and all “OUTSIDE ATTORNEYS’ EYES ONLY INFORMATION” produced by the Disclosing Party or Third Party, as well as all work product, pleadings, motion papers, legal memoranda, correspondence, trial transcripts and trial exhibits admitted into evidence containing the Disclosing Party’s or a Third Party’s “CONFIDENTIAL BUSINESS INFORMATION” or “OUTSIDE ATTORNEYS’ EYES ONLY INFORMATION” and all copies thereof, with the exception of copies stored on back up tapes or other disaster recovery media. Within sixty (60) days of the date of settlement or final judgment, each Party shall serve the other Party with a certification stating that it has complied with its obligations under this paragraph. With respect to “CONFIDENTIAL BUSINESS INFORMATION” or “OUTSIDE ATTORNEYS’ EYES ONLY INFORMATION” of a Disclosing Party that remains on back-up tapes and other disaster storage media of a Receiving Party, neither the Receiving Party nor its consultants, experts, counsel or other party acting on its behalf shall make copies of any such “CONFIDENTIAL BUSINESS INFORMATION” or “OUTSIDE ATTORNEYS’ EYES ONLY INFORMATION” available to any person for any purpose other than backup or disaster recovery unless compelled by law and, in that event, only after thirty (30) days prior notice to the Disclosing Party or such shorter period as required by court order, subpoena, or applicable law.
Dated: April __, 2009

CRAVATH, SWAINE & MOORE LLP
By:	/s/ Richard J. Stark
Evan R. Chesler
Roger G. Brooks Richard J. Stark Darin P. McAtee Attorneys for Defendant and Counterclaimant QUALCOMM INCORPORATED

WILMER CUTLER PICKERING HALE AND DORR LLP
By:	/s/ Richard W. O’Neill
William F. Lee
Dominic E. Massa Richard W. O’Neill Attorneys for Plaintiff and Counterdefendant BROADCOM CORPORATION

Attachment F
Form of Joint Press Release
Qualcomm Contacts:
Emily Kilpatrick, Corporate Communications
Phone: 1-858-845-5959
Email: corpcomm@qualcomm.com
John Gilbert, Investor Relations
Phone: 1-858-658-4813
Email: ir@qualcomm.com
Broadcom Contacts:
Broadcom Business Press Contact
Bill Blanning
Vice President, Global Media Relations
949-926-5555
blanning@broadcom.com
Broadcom Financial Analyst Contact
T. Peter Andrew
Vice President, Corporate Communications
949-926-5663
andrewtp@broadcom.com
Qualcomm and Broadcom Reach Settlement and Patent Agreement
—Agreement Ends Litigation Between the Companies Worldwide—
SAN DIEGO AND IRVINE, CALIF. — April xx, 2009 — Qualcomm Incorporated (Nasdaq: QCOM) and Broadcom Corporation (Nasdaq: BRCM) today announced that they have entered into a settlement and multi-year patent agreement. The agreement will result in the dismissal with prejudice of all litigation between the companies, including all patent infringement claims in the International Trade Commission and U.S. District Court in Santa Ana as well as the withdrawal by Broadcom of its complaints to the European Commission and the Korea Fair Trade Commission. Under the agreement, the companies have granted certain rights to each other under their respective patent portfolios. Qualcomm will pay Broadcom $891 million over a four-year period. The terms of this agreement will not result in any change to Qualcomm’s 3G (eg., CDMA2000, WCDMA and TD-SCDMA) and 4G (eg., LTE and WiMAX) licensing revenue model.
The terms of the agreement include, among other elements:
•	Broadcom and Qualcomm agree not to assert patents against each other for their respective integrated circuit products and certain other products and services;

•	Broadcom agrees not to assert its patents against Qualcomm’s customers for Qualcomm’s integrated circuit products incorporated into cellular products;

•	Qualcomm’s customers do not receive rights to any of Broadcom’s patents with respect to Qualcomm integrated circuit products incorporated into non-cellular products and equipment;

•	Qualcomm agrees not to assert its patents against Broadcom’s customers for Broadcom’s integrated circuit products incorporated in non-cellular products;

•	Broadcom customers do not receive rights to any of Qualcomm’s patents with respect to Broadcom integrated circuit products incorporated into cellular products and equipment;

•	Qualcomm will pay Broadcom $891 million in cash over a period of four years, of which $200 million will be paid in the quarter ending June 30, 2009. The agreement does not provide for any other scheduled payments between the parties.
Other terms of the agreement are confidential.
“We believe that this resolution is positive for both Qualcomm and Broadcom, our customers, our partners and the overall industry,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm, and Scott A. McGregor, president and CEO of Broadcom.
“The settlement will allow us to direct our full attention and resources to continuing to innovate, improving our competitive position in this economic downturn, and growing demand for wireless products and services,” said Jacobs. “I am pleased that we have achieved this important settlement. At a time when the wireless industry should be focused on moving forward, the agreement removes uncertainty for Qualcomm and its customers.”
“Today’s settlement allows both companies to move on with their business and compete in the semiconductor sector as two of its innovation leaders,” said McGregor. “We have set aside our differences while addressing the needs of our customers, our shareholders, and the industry. In addition, the companies have worked together to achieve their mutual goals of improving the competitive dynamics of the industry.”
About Qualcomm

     Qualcomm Incorporated (Nasdaq: QCOM) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., Qualcomm is included in the S&P 100 Index, the S&P 500 Index and is a 2009 FORTUNE 500® company. For more information, please visit www.qualcomm.com.
     About Broadcom
Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom® products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.
Broadcom is one of the world’s largest fabless semiconductor companies, with 2008 revenue of $4.66 billion, holds over 3,300 U.S. and over 1,300 foreign patents, and has more than 7,500 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.
Broadcom is a FORTUNE 500® company headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.
Cautions regarding Forward Looking Statements:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on Qualcomm’s and Broadcom’s current expectations, estimates and projections about their respective businesses, respective management’s beliefs, and certain assumptions made by Qualcomm and Broadcom, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits to Qualcomm, Broadcom and other third parties related to the settlement and references to the effect of the agreement on Qualcomm’s 3G and 4G licensing revenue model. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.
     The respective Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings, of Qualcomm and Broadcom discuss important risk factors that could affect their respective businesses, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. Neither Qualcomm nor Broadcom undertakes any obligation to revise or update publicly any forward-looking statement for any reason, except as required by law. All statements made by or concerning Qualcomm or Broadcom, respectively, are made solely by such applicable party and such party is solely responsible for the content of such statements
     ###
     Qualcomm is a registered trademark of Qualcomm Incorporated. Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. All other trademarks are the property of their respective owners.

Attachment G
Forms of Notices to Customers
Broadcom:
Pursuant to its settlement agreement with Qualcomm Incorporated, Broadcom is required to notify you that the sale, license, or other transfer of certain Broadcom products to Buyer does not convey to Buyer any intellectual property rights (including patent rights) of Qualcomm Incorporated or any of its affiliates in such Broadcom products and therefore Buyer should not assume that any such sale, license, or other transfer conveys any such rights to Buyer. Buyer should contact Broadcom with any questions it may have regarding whether Broadcom’s sale, license, or other transfer of specific Broadcom products to Buyer conveys to Buyer any rights to Qualcomm intellectual property. For those Broadcom products for which this sale, license, or other transfer does not convey to Buyer any intellectual property rights of Qualcomm Incorporated or any of its affiliates, neither Qualcomm Incorporated nor any of its affiliates has consented to or authorized (i) the incorporation of such Broadcom products in, or the use of such Broadcom products in combination with, any other products or components, (ii) Buyer’s sale of any products incorporating such Broadcom products, or (iii) the distribution in any jurisdiction of such Broadcom products where the distribution of such Broadcom products is deemed to be a putting on the market with Qualcomm Incorporated’s consent or authorization so as to effectuate an exhaustion of rights of any patents. The foregoing shall not modify or abrogate Buyer’s obligations under any existing license agreement between Buyer and Qualcomm Incorporated (or any of its affiliates), including but not limited to Buyer’s obligation to pay all royalties and fees specified thereunder, and shall not expand or alter Buyer’s rights thereunder.
Qualcomm:
Pursuant to its settlement agreement with Broadcom Corporation, Qualcomm is required to notify you that the sale, license, or other transfer of certain Qualcomm products to Buyer does not convey to Buyer any intellectual property rights (including patent rights) of Broadcom Corporation or any of its affiliates in such Qualcomm products and therefore Buyer should not assume that any such sale, license, or other transfer conveys any such rights to Buyer. Buyer should contact Qualcomm with any questions it may have regarding whether Qualcomm’s sale, license, or other transfer of specific Qualcomm products to Buyer conveys to Buyer any rights to Broadcom intellectual property. For those Qualcomm products for which this sale, license, or other transfer does not convey to Buyer any intellectual property rights of Broadcom Corporation or any of its affiliates, neither Broadcom Corporation nor any of its affiliates has consented to or authorized (i) the incorporation of such Qualcomm products in, or the use of such Qualcomm products in combination with, any other products or components, (ii) Buyer’s sale of any products incorporating such Qualcomm products, or (iii) the distribution in any jurisdiction of such Qualcomm products where the distribution of such Qualcomm products is deemed to be a putting on the market with Broadcom Corporation’s consent or authorization so as to effectuate an exhaustion of rights of any patents. The foregoing shall not modify or abrogate Buyer’s obligations under any existing license agreement between Buyer and Broadcom Corporation (or any of its affiliates), including but not limited to Buyer’s obligation to pay all royalties and fees specified thereunder, and shall not expand or alter Buyer’s rights thereunder.

G-1

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
Attachment H
Payment Schedule

#	Date	Payment Amount
	May 1, 2009	$200,000,000
1	August 4, 2009	$43,200,000
2	November 4, 2009	$43,200,000
3	February 4, 2010	$43,200,000
4	May 5, 2010	$43,200,000
5	August 4, 2010	$43,200,000
6	November 4, 2010	$43,200,000
7	February 4, 2011	$43,200,000
8	May 5, 2011	$43,200,000
9	August 4, 2011	$43,200,000
10	November 4, 2011	$43,200,000
11	February 6, 2012	$43,200,000
12	May 7, 2012	$43,200,000
13	August 6, 2012	$43,200,000
14	November 5, 2012	$43,200,000
15	February 4, 2013	$43,200,000
16	April 26, 2013	$43,200,000
All payments shall be made in U.S. dollars by means of a wire transfer to the following account:

Bank Name:	[**]
SWIFT code:	[**]
ABA #:	[**]
Account Name:	[**]
Account Number:	[**]
Broadcom may update the foregoing account information for a particular payment upon written notice to Qualcomm provided that such written notice is delivered to Qualcomm at least ten (10) Business Days before the due date of such payment.
Past due amounts shall be subject to a monthly service charge of [**] per month of the unpaid balance or the maximum rate allowable by law, whichever is less. In addition to all other sums payable hereunder, Qualcomm shall pay all reasonable out-of-pocket expenses incurred by Broadcom, including fees and disbursements of counsel, in connection with collection and other enforcement proceeding resulting therefrom. This obligation shall in no way limit any other remedies available to either Party.

H-1

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.
Attachment I
Permitted Disclosure to Customers
Permitted Disclosure by Broadcom:
Following the delivery of a Broadcom [**] Notice, Broadcom may disclose to the Broadcom Customer that was the object of a Qualcomm [**] Claim related to such Broadcom [**] Notice the fact that, pursuant to an agreement with Qualcomm, (a) Qualcomm might [**] the Covered Broadcom Components relating to such claim or clarify that no Covered Broadcom Component [**] in such claim, (b) Qualcomm might [**] the Covered Broadcom Components [**], or (c) Qualcomm might [**] (or any combination of (a), (b), and (c)); provided, however, that in no event may Broadcom disclose the [**]. Upon Qualcomm’s written request, Broadcom shall promptly, and in any event within five (5) Business Days, inform Qualcomm of which of the foregoing ((a), (b), or (c)) Broadcom disclosed to the Broadcom Customer.
Permitted Disclosure by Qualcomm:
Following the delivery of a Qualcomm [**] Notice, Qualcomm may disclose to the Qualcomm Customer that was the object of a Broadcom [**] Claim related to such Qualcomm [**] Notice the fact that, pursuant to an agreement with Broadcom, (a) Broadcom might [**] the Covered Qualcomm Components relating to such claim or clarify that no Covered Qualcomm Component [**] in such claim, (b) Broadcom might [**] the Covered Qualcomm Components [**], or (c) Broadcom might [**] (or any combination of (a), (b), and (c)); provided, however, that in no event may Qualcomm disclose the [**]. Upon Broadcom’s written request, Qualcomm shall promptly, and in any event within five (5) Business Days, inform Broadcom of which of the foregoing ((a), (b), or (c)) Qualcomm disclosed to the Qualcomm Customer.

I-1

Attachment J
Speech Codecs
G.718
AMR
AMR-WB
EVRC
EVRC-B (4GV)
EVRC-WB (4GV-WB)
SMV
VMR-WB
QCELP8k
QCELP13k

J-1